CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Exhibit 2.1

APTOSE BIOSCIENCES INC.

and

HS NORTH AMERICA LTD.

and

HANMI PHARMACEUTICAL CO. LTD.

ARRANGEMENT AGREEMENT

NOVEMBER 18, 2025

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULES

Schedule A  Plan of Arrangement

Schedule B  Arrangement Resolution

Schedule C  Representations and Warranties of the Corporation

Schedule D  Representations And Warranties Of The Parent And The Purchaser

Schedule E   Form Of Support And Voting Agreement

(ii)

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ARRANGEMENT AGREEMENT

THIS AGREEMENT is made as of November 18, 2025,

BETWEEN:

Aptose Biosciences Inc., a corporation existing under the laws of Canada

- and -

HS North America Ltd., a corporation incorporated under the laws of Alberta

- and

Hanmi Pharmaceutical Co. Ltd., a corporation existing under the laws of the Republic of Korea

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the Parties agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“ABCA” means the Business Corporations Act (Alberta).

“ASC” means the Alberta Securities Commission.

“Acquisition Proposal” means, other than the transactions contemplated by this Agreement and other than any transaction between the Corporation, on the one hand, and one or more of its wholly-owned Subsidiaries, on the other hand, any offer, proposal, indication of interest or inquiry (written or oral) from any Person or group of Persons other than the Parent or the Purchaser (or any affiliate of the Parent or the Purchaser) after the date of this Agreement relating to (a) any direct or indirect sale, disposition, alliance or joint venture (or any lease, license, long-term supply agreement or other arrangement having the same economic effect as a sale), in a single transaction or a series of transactions, of, or relating to, assets (including voting or equity securities of, or securities convertible into or exercisable or exchangeable for voting or equity securities of, Subsidiaries of the Corporation) representing a material portion of the Corporation Assets (based on the consolidated financial statements of the Corporation most recently filed on SEDAR+ prior to such inquiry, proposal, offer or indication of interest) or 20% or more of the voting or equity securities of the Corporation (including securities convertible into or exercisable or exchangeable for voting or equity securities), (b) any direct or indirect take-over bid, tender offer, exchange offer, treasury issuance, acquisition, exchange, transfer or other transaction, in a single transaction or a series of transactions, that, if consummated, would result in such Person or group of Persons beneficially owning, or exercising control or direction over, 20% or more of any class of voting or equity securities (including securities convertible into or exercisable or exchangeable for such voting or equity securities) of the Corporation then outstanding (assuming, if applicable, the conversion,

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exchange or exercise of such securities convertible into or exchangeable or exercisable for such voting or equity securities), or (c) any arrangement, merger, amalgamation, consolidation, security exchange, business combination, reorganization, recapitalization, liquidation, dissolution, winding up or exclusive license, in a single transaction or series of transactions involving the Corporation or any of its Subsidiaries, or (d) other similar transaction or series of transactions involving the Corporation or any of its Subsidiaries pursuant to which any Person or group of Persons would acquire beneficial ownership of 20% or more of any class of voting or equity securities of the Corporation or of the surviving entity or the resulting direct or indirect parent of the Corporation or the surviving entity (assuming, if applicable, the conversion, exchange or exercise of such securities convertible into or exchangeable or exercisable for such voting or equity securities).

“affiliate” has the meaning specified in NI 45-106 as in effect on the date of this Agreement.

“Agreement” means this arrangement agreement among the Parent, the Purchaser and the Corporation (including the Schedules hereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Anti-Spam Laws” means, collectively, (a) An Act to promote the efficiency and adaptability of the Canadian economy by regulating certain activities that discourage reliance on electronic means of carrying out commercial activities, and to amend the Canadian Radio-Television and Telecommunications Commission Act (Canada), the Competition Act, the Personal Information Protection and Electronic Documents Act (Canada) and the Telecommunications Act, S.C. 2010, c. 23, and (b) similar Laws in other jurisdictions applicable to the Corporation and its Subsidiaries.

“Armistice Warrants” has the meaning specified in Section 2.7(2)(c).

“Arm’s Length” has the meaning that it has for purposes of the Tax Act.

“Arrangement” means an arrangement under Section 193 of the ABCA in accordance with the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

“Arrangement Resolution” means the special resolution approving the Plan of Arrangement to be considered at the Meeting, substantially in the form of Schedule B.

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement, required by the ABCA to be filed with the Registrar after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Corporation and the Purchaser, each acting reasonably.

“Articles of Continuance” means the articles of continuance of the Corporation giving effect to the Continuance to be filed pursuant to this Agreement.

“associate” has the meaning specified in the Securities Act (Ontario) as in effect on the date of this Agreement.

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“Authorization” means with respect to any Person, any certificate, consent, order, permit, approval, waiver, license, qualification, registration or similar authorization of any Governmental Entity having jurisdiction over such Person.

“Black Scholes Amount” means in respect of each Armistice Warrant, the value of such warrant as of the Effective Date using the “Black Scholes” valuation model calculated in accordance with the terms of the applicable Armistice Warrant.

“Board” means the board of directors of the Corporation as constituted from time to time.

“Board Recommendation” has the meaning specified in Section 2.4(2).

“Books and Records” means the books and records of the Corporation and its Subsidiaries including, to the extent existing, financial, corporate, operations and sales books, records, books of account, sales, purchase and billing records, lists of suppliers and customers, business reports, reports of customer contacts, employee documents and files, human resources materials and all other documents, files, records, and other data and information, financial or otherwise, including all data, information and databases stored on computer-related or other electronic media, and all Tax forms, Tax elections and Tax Returns.

“Breaching Party” has the meaning specified in Section 4.8(3).

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Toronto, Ontario.

“Business System” means all of the information technology assets, systems and services that are used by the Corporation or any of its Subsidiaries in the operation of the business of the Corporation or any of its Subsidiaries, including all computers, devices, computer hardware, operating system, firmware, middleware, server, workstation, router, hub, switch, data communications line, hosting infrastructure, subscribed data service, peripheral equipment or all other information technology equipment or element, software, database engine or processed data, technology infrastructure or other computer system or associated documentation.

“CBCA” means the Canada Business Corporations Act.

“CCAA” means the Companies’ Creditors Arrangement Act, R.S.C. 1985, c C- 36, as amended, including the regulations promulgated thereunder.

“CCAA Order” has the meaning specified in Section 4.5.

“CCAA Sale Transaction” has the meaning specified in Section 4.5.

“CCAA Proceedings” has the meaning specified in Section 4.5.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Registrar pursuant to Subsection 193(11) of the ABCA in respect of the Articles of Arrangement.

“CG” has the meaning specified in Section 4.12

“Change in Recommendation” has the meaning specified in Section 7.2(1)(d)(ii).

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“Circular” means the notice of the Meeting and accompanying management information circular prepared under Canadian Law, including all schedules, appendices and exhibits thereto, to be sent to each Shareholder and other Persons as required by the Interim Order and Law in connection with the Meeting, as amended, modified or supplemented from time to time in accordance with the terms of this Agreement and unless the context requires otherwise, the term “Circular” includes the Proxy Statement.

“Closing” has the meaning specified in Section 2.9(2).

“COBRA” has the meaning specified in paragraph 40(b) of Schedule C hereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Agreement” means any collective agreement, collective bargaining agreement or related document that is binding on the Corporation or any of its Subsidiaries, including any arbitration decision, letter or memorandum of understanding or agreement, letter of intent or other written communication with bargaining agents which covers or would pertain to the employment of any Employee and imposes any obligations upon the Corporation and/or any of its Subsidiaries.

“Commercial Electronic Message” means an electronic message, the content, the hyperlink or the contact details of which could reasonably be interpreted as encouraging the participation in commercial activity.

“Consideration” means CAD$2.41 in cash per Share, without interest.

“Constating Documents” means articles of incorporation, amalgamation, arrangement or continuation, as applicable, by-laws or other constating documents and all amendments thereto.

“Continuance” means the continuance of the Corporation from a corporation incorporated under the CBCA to a corporation continued under the ABCA pursuant to Section 187 of the CBCA and Section 188 of the ABCA, such continuance to be effective on the filing of the Articles of Continuance by the Corporation and the issuance of a certificate of continuance by the Registrar.

“Continuance Resolution” means the special resolution of the Shareholders approving the Continuance to be considered at the Meeting.

“Contract” means any written or oral agreement, commitment, engagement, contract, franchise, license, lease, sublease, obligation, note, bond, mortgage, indenture, deferred or conditioned sale agreement, general sales agent agreement, undertaking or joint venture, in each case, together with any amendment, modification or supplement thereto, to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject.

“Corporation” means Aptose Biosciences Inc., a corporation existing under the CBCA.

“Corporation Assets” means all of the assets (tangible, corporeal, intangible and incorporeal), properties (real, immovable, personal or movable), rights, interests, Contracts or Authorizations (whether contractual or otherwise) owned, leased, licensed or otherwise used

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or held for use by the Corporation or any of its Subsidiaries, including the Leased Real Properties, equipment, fixtures, furniture, furnishings, office equipment, Corporation Intellectual Property, Business Systems and Corporation Data, supplies, materials and other assets.

“Corporation CCAA Trigger Event” has the meaning specified in Section 8.3(1).

“Corporation Data” means any and all information and data, including any Personal Information, collected, processed or otherwise controlled or held by, or in the possession of, the Corporation or any of its Subsidiaries regarding the Corporation or its Subsidiaries’ current, former or prospective partners, customers, suppliers, processors, service providers, vendors, Employees, consultants, agents, independent contractors, temporary workers or any other Person.

“Corporation Disclosure Letter” means the disclosure letter dated as of the date of this Agreement and delivered by the Corporation to the Purchaser concurrently with the execution of this Agreement.

“Corporation Expense Fee” has the meaning specified in Section 8.2(1).

“Corporation Expense Fee Event” has the meaning specified in Section 8.2(1).

“Corporation Filings” means (a) all documents publicly filed under the profile of the Corporation on SEDAR+ (or its predecessor SEDAR) and (b) all forms, documents and reports filed by the Corporation with, or furnished by the Corporation to, the SEC, in each case, since December 31, 2022.

“Corporation Intellectual Property” means, collectively, the Owned Intellectual Property and the Licensed Intellectual Property.

“Corporation Related Parties” has the meaning specified in Section 8.4(2).

“Court” means the Court of King’s Bench of Alberta, or other court as applicable.

“Data Breach” means any (a) loss, theft of, or unauthorized or unlawful access to Personal Information or Corporation Data that is or was collected, used or held for use on information technology systems operated or used by Corporation or any of its Subsidiaries, including the Business Systems, (b) event that requires a data breach notice to any Person or Governmental Entity under Data Security and Privacy Requirements or any Contract to which the Corporation or any of its Subsidiaries is a party; (c) phishing, ransomware or denial of service attacks; or (d) other act or omission that compromises the security, integrity, or confidentiality of Personal Information or Corporation Data.

“Data Room” means the material contained in the virtual data room established by the Corporation as at 4:00 p.m. (Eastern time) on November 17, 2025, the index of documents of which is appended to the Corporation Disclosure Letter.

“Data Security and Privacy Requirements” means any and all (a) applicable Laws relating to privacy, the Processing of Personal Information, the security of Personal Information, data breach disclosure and notification, (b) all Contracts between the Corporation or any of its Subsidiaries and any Person that are applicable to the Processing of Personal Information, (c) formalized internal information security policies, (d) Privacy Policies, and (e) Anti-Spam Laws.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Depositary” means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement, or such other Person as the Corporation and the Purchaser mutually agree to engage as depositary for the Arrangement.

“Debt Conversion and Interest Payment Agreement” means the debt conversion and interest payment agreement between the Corporation and the Parent dated August 27, 2024.

“DIP Order” has the meaning specified in Section 4.5.

“Dissent Rights” means the rights of dissent exercisable by Shareholders in respect of: (i) the Continuance Resolution, as provided by section 191 of the CBCA; and (ii) the Arrangement Resolution, as provided by the Plan of Arrangement.

“Drug Regulatory Agencies” means the FDA, the European Medicines Agency, the United Kingdom Medicines and Healthcare products Regulatory Agency and Health Canada and any corresponding drug, biologic, natural health product, controlled drug substance, narcotic, and medical device regulatory agencies within the world having jurisdiction over the Corporation and its business, including those that govern or implement health products and related activities (including personal health information), including development, regulatory and commercial activities.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval system maintained for purposes of filings made under the Securities Act of 1933 (United States), as amended, the U.S. Exchange Act and other statutes.

“Effective Date” means the date shown on the Certificate of Arrangement.

“Effective Time” has the meaning specified in the Plan of Arrangement.

“Electronic Address” means “electronic address” as defined in Anti-Spam Laws.

“Employee Obligations” means the obligations of the Corporation to pay any amount to its officers, directors, employees or consultants, other than salary, employee savings plan contributions and vacation pay in the ordinary course and in each case in amounts consistent with historic practices, pursuant to all employment, consulting services and change of control agreements, termination, severance and retention plans or policies for severance, termination or bonus payments and any payments or compensation pursuant to any other incentive plans, resolutions of the Board or otherwise in accordance with applicable Laws.

“Employee Plan” means any plan, arrangement, agreement, program, policy, practice or undertaking, whether written or oral, funded or unfunded, insured, self-insured or uninsured, registered or unregistered, that provides any employee benefit, fringe benefit, pension, retirement, deferred compensation, savings, profit-sharing, stock option, stock purchase, equity, bonus, incentive, commission, change of control, retention, termination, vacation pay, severance pay, supplemental unemployment benefit, health, welfare, medical, dental, disability, life insurance, employee assistance, and any similar plans, arrangements, Contracts, programs, policies, practices or undertakings, whether or not subject to ERISA, in each case: (a) for the benefit of present or former Employees, officers, directors, consultants, service providers or independent contractors of the Corporation or any of its Subsidiaries (or, in each case, any of their respective spouses, dependents, survivors or beneficiaries); (b) that is maintained, sponsored, contributed to or funded by or on behalf of the Corporation or any

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of its Subsidiaries; or (c) under which the Corporation or any of its Subsidiaries have, or could reasonably be expected to have, any liability or contingent liability.

“Employees” means all employees of the Corporation and its Subsidiaries, as the case may be, including part time and full-time employees, in each case, whether active or inactive, unionized or non-unionized.

“Environmental Laws” means any federal, state, provincial, territorial, municipal or local law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the regulation, protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, control, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control with the meaning of Section 414 of the Code.

“ESPP” means the 2021 employee stock purchase plan of the Corporation.

“Excluded Shares” means the Shares owned or beneficially controlled by the Parent, the Purchaser or any of their respective affiliates and associates.

“Facility Agreements” means, collectively, the (i) loan agreement between the Corporation and the Parent dated August 27, 2024 and (ii) New Facility Agreement.

“Fairness Opinion” means the opinion of Locust Walk Securities, LLC to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Consideration to be received by the Shareholders (other than the holders of the Excluded Shares as well as the Shares owned or beneficially controlled by any other Person required to be excluded pursuant to the requirements of MI 61-101 for the purpose of the Required Shareholder Approval under Part 8 of MI 61-101) under the Arrangement is fair, from a financial point of view, to such holders.

“FDA” means the United States Food and Drug Administration, or any successor entity.

“Final Order” means the final order of the Court in a form acceptable to the Corporation and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Corporation and the Purchaser, each acting reasonably) on appeal.

“Financial Statements” has the meaning specified in paragraph (10)(a) of Schedule C hereto.

“Formal Valuation” means the formal valuation of the Shares prepared by Locust Walk Securities, LLC in accordance with the requirements of MI 61-101.

“Good Clinical Practices” means applicable Drug Regulatory Agency standards (including principles, guidance and policies) for the design, conduct, performance, monitoring, auditing,

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recording, analysis, and reporting of clinical trials, including as applicable, the standards, guidance and policies of the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (ICH) and the FDA’s standards for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56, 312, 314, 812 and 814, as applicable.

“Good Laboratory Practices” means applicable Drug Regulatory Agency standards, principles, guidance, policies and systems for conducting non-clinical laboratory studies, including the organizational process and conditions under which non-clinical laboratory studies are planned, performed, monitored, recorded and archived, including as applicable, the standards, guidance and policies of the FDA’s standards for conducting non-clinical laboratory studies contained in 21 C.F.R. Part 58.

“Good Manufacturing Practices” means applicable Drug Regulatory Agency principles, policies and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use, including those for ensuring that products are consistently produced and controlled according to said quality standards.

“Governmental Entity” means any: (i) international, multinational, federal, provincial, state, territorial, municipal, local or other governmental or public department, regulatory authority, central bank, court, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, and includes the Securities Authorities, (ii) any subdivision or authority of any of the foregoing, (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above, including the TSX, SEC, the Canadian Investment Regulatory Organization (CIRO) and any other regulatory body, or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable person, asset, obligation or other matter.

“GST” means the goods and services tax and/or harmonized sales tax levied under the Excise Tax Act (Canada) and any similar tax imposed by any province of Canada.

“Hazardous Materials” means any material, substance (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) or condition that is regulated by or may give rise to liability under any Environmental Laws.

“Healthcare Laws” means, to the extent related to the business of the Corporation or any of its Subsidiaries, as of the date of this Agreement, all applicable Laws relating to research, development, manufacture, market approval, pricing, reimbursement, procurement and commercialization (including promotion/marketing) of healthcare products (including drug, controlled drug substances, narcotics, natural health, biological products and medical devices) and related privacy Laws (including related to personal health information) including the Canadian Food and Drugs Act, the United States Federal Food, Drug and Cosmetic Act, the United Kingdom Medicines and Medical Devices Act, 2021, the European Regulation (EU) No 2019/6, Regulation (EC) No 726/2004 and Directive 2001/83/EC, and related Laws, regulations, policies and guidance in all applicable jurisdictions.

“Incentive Compensation Plans” means the Legacy Option Plan, the Stock Incentive Plan and the ESPP.

“Incentive Securities” means, collectively, the Options and the RSUs.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Institutional Review Board” means the entity defined in 21 C.F.R. § 50.3(i), or any other substantially equivalent entity in Canada.

“Intellectual Property” means all intellectual property, in any jurisdiction throughout the world, whether or not registrable, including all: (a) patents, applications for patents and reissues, divisionals, continuations, renewals, re-examinations, extensions and continuations-in-part of patents or patent applications, (b) proprietary and non public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, models, formulas, algorithms, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing, (c) copyrights, copyright registrations and applications for copyright registration, (d) integrated circuit, topographies, integrated circuit topography registrations and applications, mask works, mask work registrations and applications, (e) designs, design registrations, design registration applications, industrial designs, industrial design registrations and industrial design applications, (f) trade names, business names, corporate names, domain names, social media accounts and user names, social media identifiers and identities, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing, (g) all intellectual property rights in and to software and technology, and (h) any other intellectual property and industrial property rights throughout the world, however denominated, together with all licenses of and to any of the foregoing.

“Intellectual Property Authorities” means the UK Intellectual Property Office, the European Patent Office, the United States Patent and Trademark Office, the Canadian Intellectual Property Office and other applicable Governmental Entities responsible for reviewing, examining, prosecuting and issuing patents in jurisdictions for which patent protection has been sought for Corporation Intellectual Property.

“Interim Order” means the interim order of the Court in a form acceptable to the Corporation and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be amended by the Court with the consent of the Corporation and the Purchaser, each acting reasonably.

“Investor Rights Agreement” means the investor rights agreement between the Corporation and the Parent dated September 26, 2023 with respect to certain shareholder rights, as amended or supplemented from time to time.

“IP Licenses” has the meaning specified in Paragraph (31) of Schedule C.

“Korea’s Foreign Exchange Transactions Act Filing” means the successful filing of this Agreement under the Foreign Exchange Transactions Act (Korea).

“Laws” means, with respect to any Person, any and all applicable laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions or rulings of (or issued by) any Governmental Entity that is binding on or affecting such Person, and to the extent they have the force of law, all policies or guidelines of any Governmental Entity.

“Leased Real Property” means any real property leased, subleased, licensed or otherwise used or occupied by the Corporation or any of its Subsidiaries.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Legacy Option Plan” means the Corporation’s share option plan.

“Licensed Intellectual Property” means all Intellectual Property (a) which is not Owned Intellectual Property, and (b) in which the Corporation or a Subsidiary has a right, interest, benefit, license or permission to access, use, practice or otherwise enjoy or exploit, including pursuant to a Contract, covenant not to sue, custom or practice, Order or applicable Law.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, international interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third-party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Matching Period” has the meaning specified in Section 5.4(1)(e).

“Material Adverse Effect” means any fact, change, event, occurrence, effect, state of facts and/or circumstance that, individually or in the aggregate, is or would reasonably be expected to be material and adverse to the business, operations, results of operations, assets, properties, condition (financial or otherwise) or liabilities (contingent or otherwise) of the Corporation and its Subsidiaries, taken as a whole, except any such fact, change, event, occurrence, effect, state of facts or circumstance resulting from or arising in connection with:

(a)	any change or development generally affecting the pharmaceutical industries in which the Corporation and/or its Subsidiaries operate;

(b)

any changes, events or occurrences in general economic, business, regulatory, political, financial or currency exchange conditions in Canada or the United States, including changes in (i) financial markets, credit markets or capital markets, (ii) interest rates and credit ratings, (iii) inflation and (iv) currency exchange rates;

(c)	any hurricane, flood, tornado, earthquake or other natural disaster, epidemic, pandemic or disease outbreak or any material worsening of such conditions existing as of the date of this Agreement;

(d)	any act of sabotage, espionage, including any commencement or escalation of a war (whether or not declared), armed hostilities or acts of crime or terrorism;

(e)

any change in Law, generally acceptable accounting principles, including U.S. GAAP, or changes in regulatory accounting or tax requirements, or in the interpretation, application or non-application of the foregoing by any Governmental Entity;

(f)

any action taken (or omitted to be taken) by the Corporation or any of its Subsidiaries that is required to be taken (or prohibited to be taken) pursuant to this Agreement or with the express prior written consent or at the written direction of the Purchaser;

(g)

any change in the market price or trading volume of the Shares (it being understood that the causes underlying such change in market price or trading volume may, to the extent not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred);

(h)	any Proceeding or threatened Proceeding relating to this Agreement or the Arrangement (it being understood that the causes underlying such Proceeding may,

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to the extent not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred);

(i)	the announcement of this Agreement or the Arrangement or the pendency or consummation of the Arrangement or the transactions contemplated hereby; or

(j)	the payment of accounts payable and accrued liabilities in the amounts funded by the Parent pursuant to the Facility Agreements,

but, in the case of clauses (a) through to and including (e) above, only to the extent that such matter does not have a materially disproportionate effect on the Corporation and its Subsidiaries, taken as a whole, relative to other companies and entities operating in the pharmaceutical industry in which the Corporation and/or its Subsidiaries operate, and references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretative for purposes of determining whether a Material Adverse Effect has occurred.

“Material Contract” means any Contract:

(a)

under which the Corporation or its Subsidiaries have made payments in excess of $100,000 during the fiscal year ended December 31, 2024, or is obligated to make payment in excess of $100,000 in any twelve (12) – month period;

(b)

pursuant to which the Corporation or any of its Subsidiaries receives sales, advertising, agency, franchise, partner channel, reseller or representative services in excess of $100,000 in any twelve (12) – month period;

(c)

providing for the purchase, sale or exchange of, or option to purchase, sell or exchange (including any put, call or similar right), any property or asset where the purchase or sale price or agreed value of such property or asset exceeds $100,000;

(d)

relating to (i) any indebtedness for borrowed money in excess of a principal amount of $100,000 in any twelve (12) – month period or over the life of the Contract (currently outstanding or which may become outstanding) of the Corporation or any of its Subsidiaries or (ii) the guarantee of any liabilities or obligations of a Person other than the Corporation or any of its Subsidiaries, in each case excluding guarantees or intercompany liabilities or obligations between two or more Persons each of whom is a Subsidiary of the Corporation or between the Corporation and one or more Persons each of whom is a Subsidiary of the Corporation;

(e)

restricting in any material respect the incurrence of indebtedness by the Corporation or any of its Subsidiaries (including by requiring the granting of an equal and rateable Lien) or the incurrence of any Liens on any properties or assets of the Corporation or any of its Subsidiaries, or restricting the payment of dividends by the Corporation;

(f)

that limits or restricts in any material respect (i) the manner or the location in which the Corporation or any of its Subsidiaries may engage in any line of business, (ii) any business practice of the Corporation or any of its Subsidiaries; (iii) any acquisition or disposition of any products or assets, or the delivery of any services by the Corporation or any of its Subsidiaries, or (iv) the scope of Persons to whom the Corporation or any of its Subsidiaries may sell products or deliver services;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(g)

that contains any “most favored nation”, “exclusivity”, “minimum purchase” or similar provisions, or grants a third party a right of first offer or refusal in respect of material assets of the Corporation or any of its Subsidiaries;

(h)	with a Governmental Entity;

(i)	relating to the development, sale, purchase or license of (or otherwise relating to transfer of) any material Intellectual Property or exclusive right in respect thereto;

(j)

involving the settlement of any lawsuit (i) with respect to which there is any unpaid amount in excess of $10,000; (ii) with respect to which there are conditions precedent to the settlement thereof have not been satisfied, or (iii) that imposes material ongoing obligations after the date hereof on the Corporation and its Subsidiaries, taken as a whole;

(k)	that obligates the Corporation or any of its Subsidiaries to make any capital expenditure in excess of $50,000;

(l)	providing for any termination, severance, or change in control payments, or any retention payments in excess of $50,000;

(m)	with Employees or consultants, agents or contractors providing for annual base compensation in excess of $100,000;

(n)	that is a shareholders agreement or a similar type of Contract or that is otherwise relating to any joint venture, partnership or alliance;

(o)	that is a Collective Agreement;

(p)	that is still in force and which has been filed by the Corporation with the Securities Authorities;

(q)	that if terminated or modified in a prejudicial manner or if it ceased to be in effect, would reasonably be expected to have a Material Adverse Effect; or

(r)	that is otherwise material to the Corporation and its Subsidiaries, taken as a whole;

and includes each of the Contracts listed in Section (25)(a) of the Corporation Disclosure Letter, provided that, in each of the foregoing cases, if a Contract has been amended, modified, supplemented or renewed, any reference to the Contract shall refer to the Contract as so amended, modified, supplemented or renewed.

“Meeting” means the special meeting of the Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of this Agreement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and the Continuance Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Purchaser.

“MI 61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“Misrepresentation” has the meaning specified in the Securities Act (Ontario).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Money Laundering Laws” has the meaning specified in Paragraph (47) of Schedule C.

“NASDAQ” means The Nasdaq Stock Market.

“New Facility Agreement” means the facility agreement among the Corporation, Aptose Biosciences U.S. Inc., NuChem Pharmaceuticals Inc. and the Parent dated June 18, 2025.

“NI 45-106” means National Instrument 45-106 - Prospectus Exemptions.

“NI 51-102” means National Instrument 51-102 - Continuous Disclosure Obligations.

“officer” has the meaning specified in the Securities Act (Ontario).

“OHSA” has the meaning specified in paragraph 38(i) of Schedule C hereto.

“Options” means the stock options of the Corporation granted pursuant to (i) the Stock Incentive Plan and (ii) the Legacy Option Plan.

“Order” means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, decrees, stipulations or similar actions taken or entered by or with, or applied by, any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Ordinary Course” means, with respect to an action (or omission to take any action) taken by a Party or any of its Subsidiaries, that such action or omission is consistent in nature and in scope with the past practices of such Party or Subsidiary and taken in the ordinary course of the normal day-to-day operations of the business of such Party or such Subsidiary and, in the case of the Corporation, as determined only with reference to the period following April 2025.

“Outside Date” means March 15, 2026.

“Outside Meeting Date” has the meaning specified in Section 2.3(1).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned, in whole or in part, by the Corporation or a Subsidiary. For purposes of the foregoing, “owned” includes ownership of a beneficial right pursuant to which an employee or other third party is obligated (whether under contract, fiduciary obligations, statute or otherwise) to assign Intellectual Property to the Corporation or a Subsidiary.

“Owned Registered Intellectual Property” has the meaning specified in Section (31)(a) of Schedule C.

“Parent” means Hanmi Pharmaceutical Co. Ltd., a corporation governed by the laws of the Republic of Korea.

“Parties” means the Corporation, the Parent and the Purchaser and “Party” means any one of them.

“Permitted Liens” means, in respect of the Corporation or any of its Subsidiaries, any one or more of the following:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a)

Liens for Taxes, assessments and other governmental charges or levies not yet due or for which instalments have been paid based on reasonable estimates pending final assessments, or if due, the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person and in respect of which reasonable reserves under U.S. GAAP are maintained;

(b)

undetermined or inchoate liens, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, or which relate to obligations not yet due and payable, or the validity of which is being contested diligently and in good faith by appropriate proceedings by that Person;

(c)

zoning, land use and building restrictions, by-laws, regulations and ordinances of Governmental Entities, licenses, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, license, restrictions, easements, servitudes, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas, steam and water mains or electric light and power, or telephone and telegraph conduits, poles, wires and cables) which do not materially impair the use of the affected land for the purpose for which it is used by that Person;

(d)

title defects, encroachments or irregularities or other matters relating to title which are of a minor nature and which in the aggregate do not materially impair the use of the affected property for the purpose for which it is used by that Person;

(e)

the right reserved to or vested in any Governmental Entity by the terms of any lease, license, franchise, grant or permit acquired by that Person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments as a condition to the continuance thereof;

(f)	Liens constituting “Permitted Encumbrances” under the Facility Agreements;

(g)

rights of first offer or refusal pursuant to shareholders’ agreements made between any of the Corporation’s Subsidiaries and any other Person that is a shareholder of the Corporation’s Subsidiaries; and

(h)

such other imperfections or irregularities of title or Lien that, in each case, do not materially and adversely impair the use of the properties or assets subject thereto or otherwise materially adversely impair the business operations of such properties or assets.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Personal Information” means (i) all information identifying, or that alone or in combination with other information identifies, or allows for the identification of, an individual; and (ii) any information that is defined as “personal information”, “personal data” “personally identifiable information,” “individually identifiable health information,” “personal health information”, “protected health information,” “personal information” or words of similar import under applicable Law.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Pharmaceutical Product” means, in respect of a Party, any pharmaceutical or medicinal compound (including any biologic) or product developed, or currently being researched or developed, by or on behalf of that Party or its Subsidiaries.

“Plan of Arrangement” means the plan of arrangement, substantially in the form of Schedule A, subject to any amendments or variations to such plan made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

“PPACA” has the meaning specified in paragraph 40(b) of Schedule C hereto.

“Privacy Policy” means any written external or internal statement (including any website or mobile application privacy policies or notices) relating to the Processing of Personal Information (including the collection, use, disclosure, sale, lease or transfer (including cross-border transfer) of Personal Information) by the Corporation or any of its Subsidiaries, including any policy relating to the privacy of Personal Information of any current, former or prospective partners, customers, members of loyalty programs, suppliers, Employees, consultants, agents, independent contractors or any user of any website or service operated by or on behalf of the Corporation or any of its Subsidiaries.

“Proceeding” means any suit, claim, action, charge, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, examination, enquiry, investigation or other proceeding commenced, brought, conducted or heard by or before, any Governmental Entity.

“Processing” means any operation or set of operations that is performed upon data, including Personal Information, whether or not by automatic means, such as collection, recording, organization, structuring, transfer, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction, or instruction, training or other learning relating to such data or combination of data, including Personal Information.

“Proxy Statement” means the proxy statement on Schedule 14A prepared by the Corporation in connection with the Meeting.

“Purchaser” means HS North America Ltd., a corporation incorporated under the ABCA.

“Purchaser Related Party” means the Purchaser, the Parent and any of their respective affiliates and any of their respective former, current or future directors, officers, employees, affiliates, partners, general or limited partners, shareholders, stockholders, equity holders, controlling persons, managers, members or agents.

“Real Property Lease” means any lease, sublease, license, occupancy agreement, or other agreement pursuant to which the Corporation or any of its Subsidiaries is vested with rights to use or occupy the Leased Real Properties, as amended, modified or supplemented or renewed.

“Registered Intellectual Property” means all Intellectual Property that is the subject of a registration (or an application for registration), including domain names and social media accounts and identifiers.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under the ABCA.

“Regulatory Approvals” means any consent, waiver, permit, exemption, review, order, decision or approval of, or any registration and filing with, any Governmental Entity, or the expiry, waiver or termination of any waiting period imposed by Law or a Governmental Entity, in each case in connection with the Arrangement, and including Korea’s Foreign Exchange Transactions Act Filing.

“Release” means any sudden, intermittent or gradual release, spill, leak, pumping, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, seepage, placement or introduction of a Hazardous Materials, whether accidental or intentional, into or through the environment, or any other action, event, occurrence or circumstance that constitutes a “Release” pursuant to any applicable Environmental Law.

“Representatives” means, with respect to any Person, any officer, director, employee, representative (including any financial, legal or other advisor) or agent of such Person or of any of its Subsidiaries.

“Required Shareholder Approval” has the meaning specified in Section 2.2(2).

“Resolutions” means, together, the Continuance Resolution and the Arrangement Resolution.

“Retention Bonus Program” means, collectively, the Corporation’s current cash retention bonus program for the benefit of certain Employees and unpaid and outstanding bonuses payable to certain Employees for the year ending December 31, 2024.

“RSUs” means the restricted share units of the Corporation granted pursuant to the Stock Incentive Plan.

“Sanctions” has the meaning given to it in Paragraph (44) of Schedule C hereto.

“SEC” means the United States Securities and Exchange Commission.

“Securities Authority” means the ASC and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada, the SEC and the TSX.

“Securities Laws” means the Securities Act (Ontario), together with all other applicable securities Laws, rules and regulations and published policies thereunder or under the securities Laws of any other province or territory of Canada and the rules and policies of the TSX and the U.S. Exchange Act, the U.S. Securities Act and all other state and federal securities Laws, rules, regulations and policies published thereunder, in each case as now in effect and as they may be promulgated or amended from time to time and, where applicable, applicable securities Laws of other jurisdictions.

“Securityholders” means, collectively, the Shareholders and the holders of Incentive Securities and Warrants.

“SEDAR+” means the System for Electronic Data Analysis and Retrieval+ maintained on behalf of the Securities Authorities.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Senior Management” means the members of the executive leadership team of the Corporation.

“Shareholders” means the registered or beneficial holders of the Shares, as the context requires.

“Shares” means the common shares in the share capital of the Corporation.

“SISP” means a Sale and Investment Solicitation Process in respect of the Corporation Assets.

“SISP Order” has the meaning specified in Section 4.5.

“Stock Incentive Plan” means the Corporation’s 2021 stock incentive plan, as amended (and as further amended from time to time).

“Subsidiary” has the meaning specified in NI 45-106 as in effect on the date of this Agreement, and for the purposes of this Agreement, “control” shall also include the possession, directly or indirectly, of the power to direct or cause the direction of the policies, management and affairs of any Person, whether through ownership of voting securities, by Contract or otherwise, including with respect to any general partner of another Person with the power to direct the policies, management and affairs of such Person and shall include, for greater certainty, with respect to the Corporation, Aptose Biosciences U.S. Inc. (Delaware) and NuChem Pharmaceuticals Inc. (Ontario).

“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal (substituting for the purposes of this definition “not less than all of the voting or equity securities of the Corporation” for “20%” where used therein and “all or substantially all of the Corporation Assets (on a consolidated basis)” for “a material portion of the assets of the Corporation or any Subsidiary” where used therein) from a Person or group of Persons “acting jointly or in concert” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids) made after the date of this Agreement that (a) complies with applicable Laws and did not result from or involve a breach of Article 5, (b) is reasonably capable of being completed without undue delay, taking into account, among other, all financial, legal (including with respect to shareholder approval requirements), regulatory and other aspects of such proposal and the Person or group of Persons making such proposal and their respective affiliates, (c) is made by a Person or group of Persons who has demonstrated to the satisfaction of the Board, acting in good faith (after receipt of advice from its financial advisers and its outside legal counsel), that it has (i) adequate cash on hand and/or (ii) fully committed financing from a bank or other recognized and reputable financial institution, fund or organization that makes debt or equity investments or financing as part of its usual activities, and that is not subject to any condition or contingency other than closing conditions substantially similar to those contained in Article 6, required to complete such Acquisition Proposal at the time and on the basis set out therein, (d) is not subject to any due diligence or access condition, and I that the Board determines in its good faith judgment, after receipt of advice from its financial advisers and its outside legal counsel and after taking into account all the terms and conditions of the Acquisition Proposal, including among other all legal (including with respect to shareholder approval requirements), financial, regulatory and other aspects of such Acquisition Proposal and the Person or group of Persons making such Acquisition Proposal and their respective affiliates, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is (i) in the best interests of the Corporation, and (ii) more favourable, from a financial point of view, to the Shareholders than

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 5.4(2)).

“Superior Proposal Notice” has the meaning specified in Section 5.4(1)(c).

“Support and Voting Agreement” means each support and voting agreement entered into between the Purchaser and a Shareholder, substantially in the form of Schedule E hereto, pursuant to which each such shareholder has agreed to, among other things, vote for the Continuance Resolution and the Arrangement Resolution.

“Supporting Shareholders” means all of the directors and officers of the Corporation who own Shares.

“Tax” or, collectively, “Taxes” includes any and all taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Entity, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Entity in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, provincial sales, goods and services (including GST), harmonized sales, use, value-added, excise, escheat, unclaimed property, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all license, franchise and registration fees and all employment insurance, health insurance and Canada, Québec and other government pension plan premiums or contributions and any amount of the type previously described as a result of being a “transferee” (within the meaning of section 160 of the Tax Act or any other Laws) or successor of another taxpayer or entity or a member of a related, non-arm’s length, affiliated or combined group, and other obligations of the same or of a similar nature to any of the foregoing, which a Party, or any of its subsidiaries, as applicable, is required to pay, withhold, remit or collect.

“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time.

“Tax Return” or, collectively “Tax Returns” includes all returns, reports, designations, declarations, elections, notices, filings, forms, statements, information returns, and other documents (whether in tangible, electronic or other form) and including any amendments, claims for refunds, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required by a Governmental Entity to be made, prepared or filed by Law in respect of Taxes.

“Terminating Party” has the meaning specified in Section 4.8(3).

“Termination Notice” has the meaning specified in Section 4.8(3).

“Third Party Beneficiaries” has the meaning specified in Section 8.10(1).

“Transaction Costs” means all costs and expenses incurred by the Corporation in connection with the Arrangement, including Employee Obligations and all legal, accounting, audit, financial advisory, printing, director and officer run-off insurance and other administrative and professional fees, costs and expenses incurred by the Corporation in connection with the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Arrangement but excluding, if applicable, the costs of any proxy solicitation and/or information agents engaged to solicit proxies in favour of the Resolutions.

“TSX” means the Toronto Stock Exchange.

“Transaction Committee” means the special committee consisting of independent members of the Board formed in connection with the Arrangement and the other transactions contemplated by this Agreement.

“Transaction Litigation” means any Proceeding asserted or commenced by, on behalf of or in the name of, a third party against or otherwise involving the Corporation, the Board, any committee thereof and/or any of the Corporation’s directors or officers relating directly or indirectly to the Arrangement, this Agreement or any of the other transactions contemplated hereby (including any such Proceeding based on allegations that the Corporation’s entry into this Agreement or the terms and conditions of the Arrangement, this Agreement or any of the other transactions contemplated hereby constituted a breach of the fiduciary duties of any member of the Board or any officer of the Corporation).

“United States” or “U.S.” means the United States of America, its territories and possession, any State of the United State and the District of Columbia.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

“Vesting Order” has the meaning specified in Section 4.5.

“Warrants” means the Share purchase warrants of the Corporation.

“Willful Breach” means with respect to any representation, warranty, agreement or covenant in this Agreement, a material breach of this Agreement that is a consequence of an act or omission by the Breaching Party with the actual knowledge that the taking of such act or failure to act, as applicable, could, or could be reasonably expected to, cause a material breach of this Agreement.

Section 1.2 Certain Rules of Interpretation.

In this Agreement, unless otherwise specified:

(1)

Headings, etc. The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Agreement.

(2)

Currency. All references to U.S. dollars or to US$ are references to United States dollars. All references to dollars or to $ are references to Canadian dollars. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent closing exchange rate of The Bank of Canada available before the relevant calculation date. For greater certainty, the Consideration is expressed in Canadian dollars and is not subject to any currency conversion pursuant to the foregoing.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)

Certain Phrases and References, etc. The words “including”, “includes” and “include” mean “including (or includes or include) without limitation,” and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of.” Unless stated otherwise, “Article”, “Section”, and “Schedule” followed by a number or letter mean and refer to the specified Article or Section of or Schedule to this Agreement. The term “Agreement” and any reference in this Agreement to this Agreement or any other agreement or document includes, and is a reference to, this Agreement or such other agreement or document as it may have been, or may from time to time be, amended, restated, replaced, supplemented or novated and includes all schedules to it. The term “made available” means copies of the subject materials were included in the Data Room.

(5)	Capitalized Terms. All capitalized terms used in any Schedule or in the Corporation Disclosure Letter have the meanings ascribed to them in this Agreement.

(6)

Knowledge. Where any representation or warranty is expressly qualified by reference to the knowledge of the Corporation or its Subsidiaries, it is deemed to refer to the actual knowledge of William G. Rice, Chief Executive Officer and Fletcher Payne, Chief Financial Officer and Chief Business Officer, in their respective capacity as officers of the Corporation and not in their personal capacity, after due and diligent inquiry.

(7)

Accounting Terms. Except as otherwise specifically provided for in this Agreement, all accounting terms are to be interpreted in accordance with U.S. GAAP and all determinations of an accounting nature in respect of the Corporation required to be made shall be made in a manner consistent with U.S. GAAP.

(8)

Statutes. Any reference to a Law refers to such Law and all rules and regulations made under it, as it or they may have been or may from time to time be amended, consolidated, replaced or re-enacted, unless stated otherwise.

(9)

Computation of Time. If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Agreement, then the first day of the period is not counted, but the day of its expiry is counted. Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment will be made or such action will be taken on or not later than the next succeeding Business Day.

(10)	Time References. References to time are to local time, Toronto, Ontario.

(11)

Subsidiaries. To the extent any covenants or agreements relate, directly or indirectly, to a Subsidiary of the Corporation, each such provision shall be construed as a covenant by the Corporation to cause (to the fullest extent to which it is legally capable) such Subsidiary to perform the required action.

(12)

Consent. If any provision requires approval or consent of a Party and such approval or consent is not delivered within the specified time limit, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(13)	Schedules. The schedules attached to this Agreement form an integral part of this Agreement for all purposes of it.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Arrangement.

The Corporation and the Purchaser agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions of this Agreement and the Plan of Arrangement.

Section 2.2 Interim Order.

As soon as reasonably practicable after the date of this Agreement, but in any event in sufficient time to permit the Meeting to be convened in accordance with Section 2.3, the Corporation shall apply in a manner reasonably acceptable to the Purchaser pursuant to Section 193 of the ABCA and, in cooperation with the Purchaser, prepare, file and diligently pursue an application for the Interim Order, which must provide, among other things:

(1)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Meeting and for the manner in which such notice is to be provided;

(2)

that the required level of approval (the “Required Shareholder Approval”) for the Arrangement Resolution shall be (i) at least 66 2/3% of the votes cast on the Arrangement Resolution by the Shareholders present in person or virtually or represented by proxy at the Meeting, each Shareholder being entitled to one vote per Share and (ii) “minority approval” (as defined in MI 61-101), of Shareholders present in person or virtually or represented by proxy at the Meeting, each such Shareholder being entitled to one vote per Share;

(3)

that, in all other respects, the terms, restrictions and conditions of the Corporation’s Constating Documents, including quorum requirements and all other matters, shall apply in respect of the Meeting;

(4)	for the grant of the applicable Dissent Rights to those Shareholders who are registered Shareholders as contemplated in the Plan of Arrangement;

(5)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(6)

that the Meeting may be adjourned or postponed from time to time by the Corporation in accordance with the terms of this Agreement or as otherwise agreed to by the Parties without the need for additional approval of the Court;

(7)	confirmation of the record date for the purposes of determining the Shareholders entitled to receive notice of and to vote at the Meeting in accordance with the Interim Order;

(8)	that the record date for Shareholders entitled to notice of and to vote at the Meeting will not change in respect of any adjournment(s) of the Meeting, unless required by Securities Laws; and

(9)

for such other matters as the Purchaser or the Corporation may reasonably require, subject to obtaining the prior consent of the other, such consent not to be unreasonably conditioned, withheld or delayed.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 2.3 Meeting.

Subject to the terms of this Agreement and the Interim Order, the Corporation shall:

(1)

use all commercially reasonable efforts to convene and conduct the Meeting in accordance with the Interim Order, the Corporation’s Constating Documents and Law as soon as reasonably practicable (but in any event no later than January 16, 2026 (the “Outside Meeting Date”)), and, in this regard, the Corporation shall abridge, as necessary, any time periods that may be abridged under Securities Laws, for the purpose of considering the Resolutions and for any other proper purpose as may be set out in the Circular and agreed to by the Purchaser, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Meeting without the prior written consent of the Purchaser, except:

(a)	in the case of an adjournment, as required for quorum purposes;

(b)	as required or permitted under Section 4.8(4) or Section 5.4(5); or

(c)	as required by Law or by a Governmental Entity.

(2)

subject to the terms of this Agreement, use commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and the Continuance Resolution and against any resolution submitted by any Shareholder that is inconsistent with the Arrangement Resolution or the Continuance Resolution and the completion of any of the transactions contemplated by this Agreement, including, if so requested by the Purchaser, acting reasonably, using proxy solicitation services firms reasonably acceptable to the Corporation and at the expense of the Purchaser and cooperating with any Persons engaged by the Purchaser to solicit proxies in favour of the approval of the Arrangement Resolution and the Continuance Resolution and against any resolution submitted by any Shareholder that is inconsistent with the Arrangement Resolution or the Continuance Resolution;

(3)

provide the Purchaser with copies of or access to information regarding the Meeting generated by the Corporation’s transfer agent or any dealer or proxy solicitation services firm, as requested from time to time by the Purchaser, and instruct any dealer or proxy solicitation services firm retained by the Corporation to report to the Purchaser and its Representatives and legal counsel concurrently with their reports to the Corporation;

(4)

consult with the Purchaser in fixing the date of the Meeting and the record date for the Meeting, give notice to the Purchaser of the Meeting and allow the Purchaser’s Representatives and outside legal counsel to attend the Meeting;

(5)

promptly advise the Purchaser, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Meeting, as to the aggregate tally of the proxies (for greater certainty, specifying votes “for” and votes “against”, each of the Arrangement Resolution and the Continuance Resolution) received by the Corporation in respect of each of the Arrangement Resolution and the Continuance Resolution;

(6)

promptly advise the Purchaser of any communication (written or oral) received from, or claims brought by (or, to the knowledge of the Corporation, threatened to be brought by), any Person in opposition to the Arrangement and/or any purported exercise or withdrawal of Dissent Rights by Shareholders and, subject to Law, cooperate and provide the Purchaser with (a) an opportunity to review and comment upon in advance any written communications to be sent

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

by or on behalf of the Corporation to any such Person, (b) a copy of any such written communication and (c) the opportunity to participate in any discussions, negotiations or Proceedings with or including any such Persons;

(7)

not settle, compromise or make any payment with respect to, or agree to settle, compromise or make any payment with respect to, any exercise or purported exercise of Dissent Rights without the prior written consent of the Purchaser;

(8)

not waive any failure by any holder of Shares to timely deliver a notice of exercise of Dissent Rights, make any payment or settlement offer, or agree to any payment or settlement prior to the Effective Time with respect to Dissent Rights without the prior written consent of Purchaser;

(9)

not, without the Purchaser’s consent, change the record date for Shareholders entitled to vote at the Meeting in connection with any adjournment or postponement of the Meeting unless required by Law; and

(10)

at the request of the Purchaser from time to time, acting reasonably, provide the Purchaser, as soon as reasonably practicable, with a list of (a) the registered Shareholders, together with their addresses and respective holdings of Shares, all as shown on the records of the Corporation and its registrar and transfer agent, (b) the names, addresses and holdings of all Persons having rights issued by the Corporation to acquire Shares (including holders of Incentive Securities and Warrants), and (c) participants and book-based nominee registrants such as CDS & Co., CEDE & Co. and DTC, and non-objecting beneficial owners of Shares, together with their addresses and respective holdings of Shares, all as can be reasonably obtained by the Corporation using the procedure set forth under Securities Laws. The Corporation shall from time to time require that its registrar and transfer agent furnish the Purchaser with such additional information, including updated or additional lists of Shareholders, and lists of securities positions and other assistance as the Purchaser may reasonably request in order to be able to communicate with respect to the Arrangement with the Shareholders and with such other Persons as are entitled to vote on the Resolutions.

Section 2.4 Circular.

(1)

The Corporation shall, as promptly as reasonably practicable after the date of this Agreement, prepare and complete, in consultation with the Purchaser, a preliminary Proxy Statement on Schedule 14A, which preliminary Proxy Statement shall be prepared in compliance with Regulation 14A under the U.S. Exchange Act and shall include all additional disclosure required by the Interim Order or Canadian Law to be included in the Circular, together with any other documents required by Law in connection with the Meeting and the Arrangement. The Corporation shall file such preliminary Proxy Statement with the SEC and on SEDAR+ in connection with the Meeting and the transactions contemplated by this Agreement. As promptly as reasonably practicable after obtaining the Interim Order and after the earliest of (i) the Corporation learning that the preliminary Proxy Statement will not be reviewed by the SEC, (ii) the SEC not informing the Corporation, on or prior to tenth business day after filing the preliminary Proxy Statement, that it will be reviewing the preliminary Proxy Statement or (iii) the Corporation being informed by the SEC staff that it has no further comments thereon, the Corporation shall cause a definitive Proxy Statement to be filed with the SEC and the final Circular to be filed on SEDAR+, and to send to each Shareholder and other Person as required by the Interim Order and Law, the Proxy Statement and Circular, along with such other documents as may be required, in each case so as to permit the Meeting to be held as soon as reasonably practicable and, in any event, on or before the Outside Meeting Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(2)

The Corporation shall ensure that the Proxy Statement and Circular each complies in all material respects with the Interim Order and Law, does not contain any Misrepresentation (other than in respect to any written information with respect to the Purchaser or the Parent that is furnished in writing by or on behalf of the Purchaser or the Parent for inclusion in the Proxy Statement and Circular) and provides the Shareholders with sufficient information to permit them to form a reasoned judgement concerning the matters to be placed before the Meeting. Without limiting the generality of the foregoing, the Circular must include: (a) a summary and a copy of the Fairness Opinion and a summary of the Formal Valuation, (b) a statement that the Transaction Committee has received the Fairness Opinion and the Formal Valuation and has, after receiving advice from its financial adviser and outside legal counsel, unanimously recommended that the Board approve the Arrangement and that the Shareholders (other than the holders of the Excluded Shares) vote in favour of the Resolutions, (c) a statement that the Board has received the Fairness Opinion and the Formal Valuation and has, after receiving advice from its financial adviser and outside legal counsel and the unanimous recommendation of the Transaction Committee, unanimously determined that the Resolutions are in the best interests of the Corporation and are fair to the Shareholders (other than the holders of the Excluded Shares) and that the Board unanimously recommends that the Shareholders (other than the holders of the Excluded Shares) vote in favour of the Resolutions (the “Board Recommendation”), and (d) a statement that the Supporting Shareholder, and any other Shareholder that has entered into a Support and Voting Agreement following the date hereof and prior to the date of the Meeting, has entered into a Support and Voting Agreement pursuant to which such Shareholder has agreed to vote all of their Shares in favour of each of the Continuance Resolution and the Arrangement Resolution.

(3)

The Corporation shall give the Purchaser and its outside legal counsel a reasonable opportunity to review and comment on drafts of the Circular and other related documents, and shall give reasonable consideration to any comments made by the Purchaser and its outside legal counsel, and agrees that all information relating to the Purchaser that is furnished in writing by or on behalf of the Purchaser for inclusion in the Circular or other related documents must be in a form and content satisfactory to the Purchaser, acting reasonably. The Corporation shall provide the Purchaser with a final copy of the Circular prior to its mailing to the Shareholders.

(4)

The Purchaser shall provide in writing to the Corporation all necessary information concerning the Purchaser that is required by Law to be included by the Corporation in the Circular or other related documents to the Corporation in writing and shall ensure that such information does not contain any Misrepresentation.

(5)

Each Party shall promptly notify the other Party if it becomes aware that the Circular contains a Misrepresentation, or otherwise requires an amendment or supplement. The Parties shall cooperate in the preparation of any such amendment or supplement as required or appropriate, and the Corporation shall promptly mail, file or otherwise publicly disseminate any such amendment or supplement to the Shareholders and, if required by the Court or by Law, file the same with the Securities Authorities or any other Governmental Entity as required.

(6)

The Corporation shall promptly notify the Purchaser upon the receipt of any correspondence with respect to the Circular or the Arrangement, whether written or oral, from any Securities Authority or the staff of a Securities Authority with respect to the Circular or the Arrangement or any request from any Securities Authority or the staff of a Securities Authority for information related to the Circular or the Arrangement or amendments or supplements to the Circular, and shall promptly provide the Purchaser with copies of all correspondence between the Corporation and its Representatives, on the one hand, and the Securities Authority or the staff

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of the Securities Authority, on the other hand. The Corporation shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any correspondence with respect to the Circular or the Arrangement from any Securities Authority or the staff of a Securities Authority with respect to the Circular or the Arrangement, and the Corporation shall consult with the Purchaser and its legal counsel prior to submitting to the Securities Authority or the staff of the Securities Authority any response to any such correspondence. In connection with the filing of the Circular or the dissemination thereof to the Shareholders, or submitting to any Securities Authority or the staff of a Securities Authority any response to any correspondence of any Securities Authority or the staff of the Securities Authority with respect thereto, the Corporation shall provide the Purchaser and its legal counsel a reasonable opportunity to review and comment on such document, responses and/or proposed disclosures and the Corporation will incorporate any reasonable comments of the Purchaser and/or its legal counsel prior to such filing, dissemination or submission.

Section 2.5 Final Order.

If the Interim Order is obtained and the Arrangement Resolution is passed at the Meeting as provided for in the Interim Order, the Corporation shall take all steps necessary or desirable to submit the Arrangement to the Court and diligently pursue an application for the Final Order pursuant to Section 193 of the ABCA, as soon as reasonably practicable, but in any event not later than five (5) Business Days after the Arrangement Resolution is passed at the Meeting as provided for in the Interim Order.

Section 2.6 Court Proceedings.

In connection with all Proceedings relating to obtaining the Interim Order and the Final Order, the Corporation shall, subject to the terms of this Agreement:

(1)	diligently pursue, and cooperate with the Purchaser in diligently pursuing, the Interim Order and the Final Order;

(2)

provide the Purchaser and its outside legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with, or submitted to, the Court, the ASC or any Governmental Entity in connection with the Arrangement, including drafts of the motion for Interim Order and Final Order, affidavits, Interim Order and Final Order, and give reasonable and due consideration to all such comments of the Purchaser and its outside legal counsel, provided that all information relating to the Purchaser and their respective affiliates included in such materials shall be in a form and substance satisfactory to the Purchaser, acting reasonably;

(3)

provide to the Purchaser and its outside legal counsel, on a timely basis, copies of any notice of appearance, evidence or other documents served on the Corporation or its outside legal counsel in respect of the application for the Interim Order or the Final Order or any appeal from them, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(4)	ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement;

(5)

not file any material with the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld or delayed, provided that the Purchaser is not required to agree or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

consent to any increase in or variation in the form of the Consideration or other modification or amendment to such filed or served materials that expands or increases the Purchaser’s obligations, or diminishes or limits the Purchaser’s rights, set forth in any such filed or served materials or under this Agreement, the Arrangement or the Support and Voting Agreements;

(6)	oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement;

(7)

not object to legal counsel to the Purchaser making such submissions on the application for the Interim Order and the application for the Final Order as such counsel considers appropriate, acting reasonably; provided that such submissions are consistent with this Agreement and the Plan of Arrangement, and further provided that the Purchaser’s legal counsel advises the Corporation’s legal counsel of the nature of such submissions at least the day before the hearing; and

(8)

if the Corporation is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, only do so after notice to, and in consultation and cooperation with, the Purchaser.

Section 2.7 Treatment of Incentive Securities and Warrants.

(1)

The Board has approved the vesting of all outstanding Incentive Securities effective immediately before the Effective Time conditional upon the subsequent consummation of the Arrangement in order that all such outstanding Incentive Securities shall be fully vested and exercisable by the holder thereof immediately before the Effective Time in accordance with the terms thereof, and otherwise shall be surrendered in accordance with the terms of this Agreement.

(2)

In accordance with and subject to the Plan of Arrangement and notwithstanding anything contrary in the Incentive Compensation Plans, Warrant certificate or any applicable grant letter, employment Contract or any resolution or determination of the Board (or any committee thereof), at the Effective Time, the Incentive Securities and Warrants identified below shall be treated as follows:

(a)

each Option held by an Option holder will cease to represent an option or other right to acquire Shares and shall be deemed surrendered and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration less the applicable exercise price in respect of such Option (for greater certainty, where such amount is zero or negative, neither the Corporation nor the Purchaser shall be obligated to pay the holder of such Option any amount in respect of such Option), less any applicable withholding pursuant to Section 2.12;

(b)

each RSU held by a RSU holder will cease to represent a share unit of the Corporation and shall be deemed surrendered to the Corporation and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration, less any applicable withholding pursuant to Section 2.12;

(c)

each Warrant held by a Warrant holder other than Warrants held by Armistice Capital Master Fund Ltd. (the “Armistice Warrants”) will cease to represent a common share purchase warrant of the Corporation and shall be deemed surrendered and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration less the exercise price per Share of such share purchase warrant (for greater certainty, where

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

such amount is zero or negative, neither the Corporation nor the Purchaser shall be obligated to pay the holder of such warrant any amount in respect of such warrant), less any applicable withholding pursuant to Section 2.12; and

(d)

each Armistice Warrant will case to represent a common share purchase warrant of the Corporation, and shall be deemed to be surrendered and exchanged for an amount in cash, payable by the Corporation, equal to the Black Scholes Amount, less any applicable withholding pursuant to Section 2.12.

Following such payments or actions, all Incentive Securities and Warrants outstanding on the Effective Date, whether vested or unvested, shall be deemed exercised, surrendered and cancelled in accordance with the Plan of Arrangement and (i) each holder of Options, RSUs or Warrants shall cease to be a holder of such Options, RSUs or Warrants, (ii) such holder’s name shall be removed from each applicable register, (iii) the Incentive Compensation Plans and all agreements relating to the Options, RSUs and Warrants shall be terminated and shall be of no further force and effect, and (iv) such holder shall thereafter have only the right to receive the consideration to which they are entitled pursuant to Section 2.7(2)(a), Section 2.7(2)(b) and Section 2.7(2)(c) at the time and in the manner specified in Section 2.7(2)(a), Section 2.7(2)(b) and Section 2.7(2)(c).

(3)

The Corporation will take all actions (including obtaining any necessary determinations and/or resolutions of the Board or a committee thereof, as the case may be, including in order to amend the terms of the ESPP) that may be necessary or required under the ESPP in order to, subject to the Arrangement becoming effective: (a) suspend the ESPP so that no new participants may be enrolled therein and so that participants in the current ESPP shall not be entitled to make further contributions to the ESPP after the date of this Agreement; and (b) deliver or cause to be delivered, as soon as reasonably practicable after the date of this Agreement, to the participants in the ESPP the monies accumulated on their behalf under the ESPP.

(4)

The Parties acknowledge that no deduction will be claimed by the Corporation or any Person not dealing at arm’s length with the Corporation in respect of any payment made in respect of Incentive Securities and/or Warrants pursuant to the Plan of Arrangement to a holder of Incentive Securities and/or Warrants who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act) in computing the Corporation’s, or such Person’s, taxable income under the Tax Act or any other applicable provincial or territorial tax legislation if and to the extent that the claiming of such deduction would cause such holder to not be entitled to claim a deduction pursuant to paragraph 110(1)(d) of the Tax Act (or any equivalent provisions of any applicable provincial or territorial tax legislation) otherwise available to such holder in respect of the payment received in consideration for the surrender by the holder of such Incentive Securities and/or Warrants, and the Corporation shall, to the extent that such Incentive Securities and/or Warrants, as the case may be, are subject to section 7 of the Tax Act, and to the extent that such Incentive Securities and/or Warrants are not in respect of “non-qualified securities” for purposes of paragraph 110(1)(e) of the Tax Act: (a) where applicable, make an election pursuant to subsection 110(1.1) of the Tax Act (and any provisions of any applicable provincial or territorial tax legislation) in respect of the cash payments made in exchange for the surrender of Incentive Securities and/or Warrants, and (b) provide evidence in writing of such election to holders of Incentive Securities and/or Warrants in the form(s) prescribed in respect of the Tax Act and any other applicable provincial or territorial tax legislation.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(5)

Amounts payable by or on behalf of the Corporation or its Subsidiaries pursuant to this Section 2.7 shall be paid to the applicable recipient through the payroll or equity plan management system of the Corporation and its Subsidiaries, as applicable, less applicable withholdings and other deductions for or on account of any Taxes, if any, as soon as possible after Closing. The Purchaser shall cause the Corporation or its Subsidiaries, as applicable, to timely remit the amounts so withheld or deducted, and pay any other payroll Taxes payable in respect of the payments contemplated under this Section 2.7, to the appropriate Governmental Entity.

(6)

The Parties shall use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such documents and to do, or cause to be done, all commercially reasonable acts as may be required or necessary for the purposes of giving effect to the transactions described in this Section 2.7.

Section 2.8 Employees.

From and after the Effective Time, the Parent and the Purchaser shall cause the Corporation to honour and comply in all material respects with all of the obligations of the Corporation under employment Contracts with Employees and for a period of twelve (12) months following the Effective Time and shall cause the Corporation to provide the Employees with:

(a)

total compensation that is, in the aggregate, at least substantially similar (excluding grants and compensation under Incentive Compensation Plans) to the compensation provided to such Employees immediately prior to the Effective Time;

(b)

notice of termination, pay in lieu of notice and severance benefits to each Employee that are no less favourable than those that would have been provided to such Employee under the applicable Employee Plans or Contracts as in effect immediately prior to the Effective Time, and if no such Employee Plans or Contracts were then in effect, such Employee will be provided with notice or payment in lieu of notice and severance as required by Law, and

(c)

employee benefits that are comparable in the aggregate to those that such Employee was entitled to receive under the Employee Plans (excluding any Employee Plan providing for defined benefit, equity or equity-based, or retiree or post-termination health and welfare benefits) immediately prior to the Effective Time provided that nothing in this Section 2.8 shall give:

(i)	any Employees any right to or guarantee of continued employment;

(ii)	affect or otherwise increase the severance, post-termination benefits or other termination entitlements of Employees under their current employment Contracts, Employee Plans or applicable Law;

(iii)	impair in any way the right of the Corporation to terminate the employment of any Employee or amend or terminate any of the Employee Plans at any time; or

(iv)

apply to any Employee who is or becomes covered by a Collective Agreement whose terms and conditions of employment of each such Employee following the Effective Time shall be governed by the terms of the applicable Collective Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 2.9 Articles of Arrangement and Effective Time.

(1)

The Articles of Arrangement shall implement the Plan of Arrangement. The Articles of Arrangement shall include the form of the Plan of Arrangement attached to this Agreement as Schedule A and any amendments or variations thereto made in accordance with the terms of this Agreement or made at the direction of the Court in the Final Order with the consent of the Corporation and the Purchaser, each acting reasonably.

(2)

The closing of the transactions contemplated hereby (the “Closing”), including the filing of the Articles of Arrangement with the Registrar, shall occur as soon as reasonably practicable (and in any event not later than five (5) Business Days) after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is stipulated, of the conditions set out in Article 6 (excluding conditions that, by their terms, cannot be satisfied until the Effective Time, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is stipulated, of those conditions as of the Effective Time), unless another time or date is agreed to in writing by the Parties, provided that if on the date the Corporation would otherwise be required to file the Articles of Arrangement pursuant to this Section 2.9(2), a Party has delivered a Termination Notice pursuant to Section 4.8(3), the Corporation shall not file the Articles of Arrangement until the Breaching Party has cured the breaches of representations, warranties, covenants or other matters specified in the Termination Notice.

(3)

From and after the Effective Time, the Plan of Arrangement shall have all of the effects provided by applicable Law, including the ABCA. The Closing will take place by remote communication and by the exchange of documents by electronic transmission (by email or other electronic means) unless otherwise agreed upon by the Parties.

Section 2.10 Payment of Consideration.

The Purchaser shall, following receipt of the Final Order and not less than one Business Day prior to the filing by the Corporation of the Articles of Arrangement with the Registrar, (i) transfer or cause to be transferred to the Depositary sufficient funds to be held in escrow (the terms and conditions of such escrow to be satisfactory to the Corporation and the Purchaser, each acting reasonably) in order to satisfy the aggregate Consideration payable to the Shareholders (other than the holders of the Excluded Shares) as provided for in the Plan of Arrangement, and (ii) if requested by the Corporation, provide the Corporation with sufficient funds, in the form of a loan to the Corporation (on terms and conditions to be agreed by the Corporation and the Purchaser, acting reasonably), to allow the Corporation to satisfy the Consideration payable under Section 2.7 (including any payroll Taxes payable in respect thereof).

Section 2.11 Adjustment of Consideration.

Notwithstanding anything in this Agreement to the contrary, if, on or after the date of this Agreement, the Corporation declares or pays any dividend or other distribution on the Shares prior to the Effective Time, the Consideration shall be reduced by the amount of such dividends or distributions, on a dollar for dollar basis, to provide to Shareholders the same economic effect as contemplated by this Agreement and the Arrangement prior to such action and as so adjusted shall, from and after the date of such event, be the Consideration to be paid per Share.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 2.12 Withholding Rights.

Notwithstanding anything to the contrary in this Agreement or the Plan of Arrangement, each of the Purchaser, the Corporation, any of the Subsidiaries of the Corporation, the Depositary or any other Person that makes a payment hereunder shall be entitled to deduct and withhold from any amounts payable or property deliverable under this Agreement or the Arrangement (including any amounts payable or property deliverable pursuant to Section 2.7) to any Securityholder, such amounts as it is directed to deduct and withhold, or is required to deduct and withhold with respect to such payment under the Tax Act or the provisions of any other applicable tax Law, and shall remit such deducted and withheld amounts to the appropriate Governmental Entity. If the Purchaser (or its affiliate or agent) expects to withhold or deduct from any amount payable or deliverable under this Agreement or the Plan of Arrangement, the Purchaser shall use commercially reasonable efforts to provide notice thereof in writing to the Corporation and the Depositary reasonably promptly after the Purchaser becomes aware of such expectation, and the Purchaser and the Corporation any shall reasonably cooperate in good faith to minimize the amount of such withholding or deduction to the extent permitted by applicable Laws. To the extent that any amounts are so properly deducted, withheld and remitted to the appropriate Governmental Entity within the time required and in accordance with applicable Laws, such deducted and withheld amounts shall be treated for all purposes of this Agreement and the Arrangement as having been paid to the Securityholders or other persons in respect of which such deduction and withholding and remittance was made.

Section 2.13 Efforts

From and after the Effective Time, the Purchaser shall (and shall cause the Corporation and its Subsidiaries to) use commercially reasonable efforts to continue operating the business of the Corporation and its Subsidiaries in a manner generally consistent with the manner in which the business of the Corporation and its Subsidiaries was operated prior to the Effective Time, with such modifications as reasonably determined by the Purchaser from time to time following Closing.

Section 2.14 Parent Guarantee

The Parent hereby unconditionally and irrevocably guarantees in favour of the Corporation the due and punctual performance by the Purchaser of the Purchaser’s obligations hereunder, including, without limitation, the due and punctual payment and delivery of the Consideration pursuant to the Arrangement. The Parent hereby agrees that the Corporation shall not have to proceed first against the Purchaser in respect of any such matter before exercising its rights under this guarantee against the Parent and agrees to be liable for all guaranteed obligations as if it were the principal obligor of such obligations.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Corporation.

(1)

Except as disclosed in the Corporation Disclosure Letter (which disclosure shall apply against any representations and warranties to which it is reasonably apparent it should relate), the Corporation represents and warrants to the Parent and the Purchaser that the representations and warranties set forth in Schedule C are true and correct and acknowledges and agrees that the Parent and the Purchaser are relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(2)

Except for the representations and warranties set forth in this Agreement, neither the Corporation nor any other Person has made, or makes any other, express or implied representation and warranty, either written or oral, on behalf of the Corporation.

(3)

The representations and warranties of the Corporation contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

Section 3.2 Representations and Warranties of the Parent and the Purchaser.

(1)

The Parent and the Purchaser jointly and severally represent and warrant to the Corporation that the representations and warranties set forth in Schedule D are true and correct and acknowledge and agree that the Corporation is relying upon the representations and warranties in connection with the entering into of this Agreement and the consummation of the Arrangement.

(2)

Except for the representations and warranties set forth in this Agreement, neither the Parent nor the Purchaser nor any other Person has made, or makes any other, express or implied representation and warranty, either written or oral, on behalf of the Parent or the Purchaser.

(3)

The representations and warranties of the Parent and the Purchaser contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

COVENANTS

Section 4.1 Conduct of Business of the Corporation.

(1)

The Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (a) with the express prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), (b) as required by this Agreement, (c) as required by applicable Law, a Governmental Entity or any Material Contract in effect as of the date hereof, (d) as set out in Section 4.1 of the Corporation Disclosure Letter, the Corporation shall, and shall cause each of its Subsidiaries to (i) conduct business in the Ordinary Course, (ii) use commercially reasonable efforts to maintain and preserve in all material respects its and its Subsidiaries’ respective business organization, operations, assets (including, for greater certainty, the Corporation Assets and Corporation Data), properties, Authorizations, Intellectual Property, Pharmaceutical Product, goodwill and business relationships with customers, suppliers, distributors, licensors, partners and other Persons with which the Corporation or any of its Subsidiaries has material business relations and (iii) perform and comply with all of its obligations under the Material Contracts. Notwithstanding the foregoing provisions of this Section 4.1(1) the Corporation shall not be deemed to have failed to satisfy its obligations under this Section 4.1(1) to the extent such failure resulted from the Corporation’s failure to take any action prohibited by Section 4.1(2) to the extent the Purchaser did not provide its prior written consent to the taking of such action.

(2)	Without limiting the Corporation’s obligations under Section 4.1(1), the Corporation covenants and agrees that, during the period from the date of this Agreement until the earlier of the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the express prior written consent of the Purchaser (such consent not to be unreasonably withheld or delayed), (ii) as required by this Agreement, (iii) as required by applicable Law, or (iv) as set forth in Section 4.1(2) of the Corporation Disclosure Letter, the Corporation shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(a)	amend, restate, rescind, alter, enact or adopt all or any portion of any of the Constating Documents of the Corporation or any of its Subsidiaries, other than in respect of the Continuance;

(b)

adjust, split, combine, reclassify or amend the terms of any securities of the Corporation or any of its Subsidiaries or reorganize, amalgamate or merge the Corporation or any Subsidiary of the Corporation;

(c)	reduce the stated capital of the securities of the Corporation or any of its Subsidiaries;

(d)

purchase, redeem, repurchase or otherwise acquire or offer to purchase, redeem, repurchase or otherwise acquire any class of its securities, whether pursuant to any existing or future contract, arrangement, purchase plan, normal course issuer bid or otherwise;

(e)

adopt a plan of complete or partial liquidation, arrangement, dissolution, amalgamation, merger, consolidation, restructuring, recapitalization, winding-up or other reorganization of the Corporation or any of its Subsidiaries (other than this Agreement and the transactions contemplated by this Agreement), or file a petition in bankruptcy under any applicable Law on behalf of the Corporation or any of its Subsidiaries, or consent to the filing of any bankruptcy petition against the Corporation or any of its Subsidiaries under any applicable Law;

(f)	create any Subsidiary except in the Ordinary Course;

(g)

enter into any new line of business or discontinue any existing line of business, or enter into any agreement or arrangement that would limit or restrict in any material respect the Corporation and any of its Subsidiaries from competing or carrying on any business in any manner;

(h)	materially change the business carried on by the Corporation and its Subsidiaries, as a whole;

(i)

issue, grant, deliver, sell, exchange, amend, modify, accelerate, pledge or otherwise subject to any Lien (other than Permitted Liens), or authorize any such action in respect of, (i) any securities of the Corporation or any of its Subsidiaries, (ii) options, warrants, equity or equity-based awards or other rights exercisable or exchangeable for, or convertible into, or otherwise evidencing a right to acquire any securities of the Corporation or any of its Subsidiaries (including any Incentive Securities or Warrants), or (iii) any rights that are linked in any way to the price of any shares of, or to the value of or of any part of, or to any dividends or distributions paid on any shares of, the Corporation or any of its Subsidiaries (including any Incentive Securities or Warrants), in each case other than (i) the issuance of Shares issuable upon the settlement of Incentive Securities or Warrants outstanding on the date hereof in accordance with their existing terms in effect on the date of this Agreement, or (ii) the issuance of securities of the Corporation in the Ordinary Course under the Employee Plans as

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

required pursuant to obligations existing prior to the date hereof under the Employee Plans;

(j)

invest in or acquire (by amalgamation, merger, consolidation, exchange, purchase of securities, contributions to capital or purchase, lease or license of assets or otherwise) any Person, land or any real property;

(k)

enter into, or resolve to enter into, any agreement that has the effect of creating a joint venture, partnership, shareholders’ agreement or similar relationship between the Corporation or any of its Subsidiaries and another Person;

(l)

make any capital expenditures or commitments in excess of $50,000 in the aggregate, except for any capital expenditures agreed to by the Purchaser prior to the date hereof, provided that in the case of capital expenditures expended to address emergencies or other urgent matters involving the potential material loss or material damage to property or personal safety, the Purchaser’s consent shall not be required where it cannot be received in a reasonably expedient manner;

(m)

sell, sell and lease back, pledge, license, lease, sublease, alienate, dispose, swap, transfer or voluntarily lose the right to use, in whole or in part, or otherwise dispose of, or subject to any Lien (other than Permitted Liens), any Corporation Asset or any interest in any Corporation Asset, or waive, cancel, release or assign to any Person (other than the Corporation and its wholly-owned Subsidiaries) any material right or claim (including indebtedness owed to the Corporation and its Subsidiaries), except for (i) Corporation Assets sold, leased or otherwise transferred in the Ordinary Course and that are not, individually or in the aggregate, material to the Corporation and its Subsidiaries, (ii) obsolete, damaged or destroyed assets in the Ordinary Course, (iii) returns of leased assets at the end of the lease term, (iv) transfers of assets between one or more of the Corporation and its wholly-owned Subsidiaries, (v) as required pursuant to the terms of any Material Contract in effect on the date of this Agreement, and (vi) sales or other dispositions of Corporation Assets in the Ordinary Course not in excess of $50,000 in the aggregate;

(n)

make any loan or similar advance to, or any capital contribution or investment in, or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of, any Person, Employee, officer, director, in excess of $50,000, other than any loan, advance, capital contribution or investment by one wholly-owned Subsidiary of the Corporation to the Corporation or another wholly-owned Subsidiary of the Corporation of from the Corporation to another wholly-owned Subsidiary of the Corporation in the Ordinary Course;

(o)

prepay any long-term indebtedness before its scheduled maturity, or increase, create, incur, assume or otherwise become liable for, in one transaction or in a series of related transactions, any indebtedness or guarantees thereof other than (i) indebtedness incurred in the Ordinary Course not in excess of $50,000 in the aggregate (provided that any indebtedness created, incurred, assumed or for which the Corporation or any Subsidiary becomes liable in accordance with the foregoing is prepayable at the Effective Time without premium, penalty or other incremental costs (including breakage costs)) (ii) in connection with the refinancing of any indebtedness outstanding on the date hereof and effected at the direction of the Purchaser, acting reasonably pursuant to the transactions contemplated by this Agreement or (iii) in connection with advances under the New Facility Agreement;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(p)

except as may be required by the terms of any written employment Contract, Employee Plan or Collective Agreement existing on the date hereof, the Retention Bonus Program or as otherwise provided for in this Agreement: (i) other than increases in the Ordinary Course that are not material individually or in the aggregate, as required by Law or pursuant to the terms of existing written employment Contract or Employee Plan, grant any increase in the rates of wages, salaries, benefits, bonuses or other remuneration of any Employees, (ii) grant or increase any indemnification, retention, severance, change of control, transaction-based award, bonus or termination or similar compensation or benefits payable to any Employee, officer, director, consultant, agent or independent contractor of the Corporation or any of its Subsidiaries, (iii) hire or engage any Employee, officer, director, consultant, agent or independent contractor or promote any of the foregoing who has a total compensation level greater than $100,000, (iv) terminate any Employee whose total annual compensation exceeds $100,000 without cause, (v) establish, adopt, enter into, materially amend or terminate any Employee Plan (or any plan, Contract, program, practice, policy, trust, fund or other arrangement that would be an Employee Plan if it were in existence as of the date hereof), or increase or accelerate the timing of any funding obligation, funding contribution or payment of any compensation or benefits under any Employee Plan, other than commercially reasonable amendments to targets under any Incentive Compensation Plan in the Ordinary Course, after reasonable consultation with the Purchaser, (vi) accelerate the vesting of, or otherwise deviate from the terms provided in the applicable award agreement with respect to the vesting, payment, settlement or exercisability of, any Incentive Securities or other equity-based awards or other compensation, (vii) pay, grant or award, or commit to pay, grant or award, any bonuses or incentive compensation (equity- or cash-based), other than the scheduled payment in the Ordinary Course of any award, bonus or incentive compensation agreed upon prior to the date hereof, or (viii) reduce the Corporation’s or any of its Subsidiaries’ work force in a material way or so as to trigger any collective dismissal provisions under applicable Laws;

(q)

knowingly take any action or fail to take any action that would reasonably be expected to result in a breach or violation of the obligations of the Corporation or any of its Subsidiaries under any Collective Agreement;

(r)

enter into, modify or terminate or cancel any Collective Agreement, or enter into any Contract that would be a Collective Agreement if in effect on the date hereof or grant recognition to any labour union or similar labour organization for purposes of collective bargaining;

(s)

disclose any material trade secrets or material confidential information pertaining to the Corporation or any of its Subsidiaries to any Person, other than in the Ordinary Course or to Persons who are under a contractual, legal, or ethical obligation to maintain the confidentiality of such information;

(t)

(i) sublicense, sell, transfer, assign or dispose of any right in any Corporation Intellectual Property or any Intellectual Property, in each case material to any Pharmaceutical Product, (ii) other than non-exclusive licenses granted to third Persons in the Ordinary Course that are terminable by the Corporation without any consent, material penalty or material payment, lease or grant a license of any right in any Corporation Intellectual Property or any Intellectual Property material to any Pharmaceutical Product or (iii) assign or grant a license of any material right in any other Owned Intellectual Property;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(u)

(i) waive, amend or voluntarily terminate any inbound license in favour of the Corporation with respect to any Corporation Intellectual Property or any Intellectual Property material to any Pharmaceutical Product, (ii) amend any Contract with respect to the use of any Corporation Intellectual Property material to any Pharmaceutical Product, or (iii) amend or waive any rights under any Material Contract, enter into any Contract that would be a Material Contract if in effect on the date hereof, or enter into any in-license of Intellectual Property, in each case, with respect to any Pharmaceutical Product;

(v)

(i) except as required by applicable Law or Governmental Entity, or is deemed necessary by an existing Institutional Review Board process, commence (other than planning) or terminate (alone or with any third party) any research or development program, phase I, phase II, phase III or phase IV human clinical trial, including initiation of a new Institutional Review Board process, involving any Pharmaceutical Product, or (ii) make any material changes to, or to discontinue, terminate or suspend any ongoing research and development program relating to a Pharmaceutical Product; including in relation to any Pharmaceutical Product;

(w)

except as contemplated in Section 4.9, amend, modify or terminate, cancel or let lapse, any material insurance (or re-insurance) policy of the Corporation or any of its Subsidiaries, unless, simultaneously with any termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the terminated, cancelled or lapsed policies for substantially similar premiums (other than increases reflecting changing market rates) are in full force and effect, and provided that no such termination, cancellation or lapse causes the Corporation or such Subsidiary to be in default of any Material Contract or material Authorization to which it is a party or by which it is bound;

(x)

amend, other than in the Ordinary Course, any existing material Authorization of the Corporation or any of its Subsidiaries, or abandon or fail to diligently pursue any application for or renewal of any required material Authorization, or take or omit to take any action that would reasonably be expected to lead to the termination of, or imposition of conditions on, any such material Authorization of the Corporation or any of its Subsidiaries;

(y)

commence, waive, release, assign, settle or compromise any Proceeding or threatened Proceeding, in each case other than settlements or compromises in the Ordinary Course that involve only: (i) the payment of monetary damages (net of any payments or proceeds received through insurance) not in excess of $1,000 individually or $5,000 in the aggregate, or (ii) the payment of immaterial non-monetary compensation, in each case without any admission of wrongdoing by the Corporation or any of its Subsidiaries, or the imposition of any material restrictions (including through the granting of equitable relief) on the business and operations of the Corporation or any of its Subsidiaries;

(z)

amend or modify (other than immaterial amendments or modifications in the Ordinary Course) or terminate or waive or fail to exercise any right under any Material Contract, or enter into any Contract that would be a Material Contract if in effect on the date hereof;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(aa)

engage in any transaction with any member of Senior Management, vice-president, director or any of their immediate family members (including spouses) or any related party (within the meaning of MI 61-101), other than (i) expense reimbursements and advances in the Ordinary Course, (ii) employment Contracts with Employees hired in accordance with Section 4.1(2)(p), or (iii) transactions between the Corporation and any of its wholly-owned Subsidiaries or between two or more wholly-owned Subsidiaries;

(bb)

make any material change in the Corporation’s methods of Tax of financial accounting policies, practices, principles, methods or procedures, except as required by applicable Law or as required by U.S. GAAP;

(cc)

except as required by applicable Law or other than in the Ordinary Course: (i) make, change or rescind any material Tax election, information schedule, return or designation inconsistent with past practice, (ii) settle or compromise (or offer to settle or compromise) any material Tax claim, assessment, reassessment, liability, Proceeding or controversy, (iii) file any amendment to a material Tax Return, (iv) enter into any material agreement with a Governmental Entity with respect to Taxes, (v) enter into or change any material Tax sharing, Tax advance pricing agreement, Tax allocation or Tax indemnification agreement that is binding on the Corporation or its Subsidiaries, (vi) surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, (vii) consent to the extension or waiver of the limitation period applicable to any material Tax matter, (viii) make a request for a material Tax ruling or decision to any Governmental Entity, or (ix) materially amend or change any of its methods for reporting income, deductions or accounting for income Tax purposes;

(dd)

grant or commit to grant a license or otherwise transfer any Intellectual Property owned by or licensed to the Corporation or its Subsidiaries or rights in or in respect thereto that is material to the Corporation and its Subsidiaries taken as a whole, other than to (i) wholly-owned Subsidiaries and (ii) non-exclusive licenses granted to third parties in the Ordinary Course;

(ee)

enter into or amend any Contract with any broker, finder or investment banker, provided that the foregoing shall not prohibit the Corporation from entering into an agreement on commercially reasonable terms with any dealer and proxy solicitation services firm for purposes of soliciting proxies in connection with the Arrangement;

(ff)	enter into any interest rate, currency, equity or commodity swaps, hedges, derivatives, forward sales contracts or similar financial instruments; or

(gg)	authorize, agree, offer, resolve or otherwise commit, whether or not in writing, to do any of the foregoing.

(3)

The Corporation shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, in each case to the extent reasonably practicable and permitted under applicable Law:

(a)

consult with the Purchaser in connection with any proposed meeting with any Drug Regulatory Agency relating to services provided by, or proposed to be provided by, the Corporation or in respect of any Pharmaceutical Product;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)

inform the Purchaser within two (2) Business Days following receipt of any material communication (written or oral) with or from any Drug Regulatory Agency relating to services provided by, or proposed to be provided by, the Corporation;

(c)

promptly inform the Purchaser of, and provide the Purchaser with a reasonable opportunity to review, any material filing proposed to be made by or on behalf of the Corporation or any of its Subsidiaries, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted, to any Drug Regulatory Agency by or on behalf of the Corporation or any of its Subsidiaries, in each case relating to services provided by, or proposed to be provided by, the Corporation or in respect of any Pharmaceutical Product; and

(d)

promptly inform the Purchaser and provide the Purchaser with a reasonable opportunity to comment, in each case, prior to making any material change to any study, protocol, trial, manufacturing plan or development timeline relating to services provided by, or proposed to be provided by, the Corporation or in respect of any Pharmaceutical Product, except where such change must be made in less than three (3) Business Days when (i) required by Law or a Governmental Entity; or (ii) deemed necessary or advisable by an ethics board, provided that, for the purposes of this Section 4.1(3), it shall not be reasonably practicable to consult with or provide the Purchaser with a reasonable opportunity to review or comment in respect of the foregoing, as the case may be, if the period within which the Corporation is required to meet or file with, or submit or transmit to, any Drug Regulatory Agency or to make any material change to any study, protocol, trial, manufacturing plan or development timeline is less than 48 hours.

(4)	Nothing in this Agreement, including any of the restrictions set forth herein, will be interpreted in such a way as to place any Party in violation of applicable Law.

Section 4.2 Covenants of the Corporation Relating to the Arrangement.

(1)

Subject to the terms and conditions of this Agreement, the Corporation shall, and shall cause its Subsidiaries to, perform all obligations required or desirable to be performed by the Corporation or any of its Subsidiaries under this Agreement, cooperate with the Parent and the Purchaser in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Corporation shall and, where appropriate, shall cause its Subsidiaries to (other than in connection with obtaining the Regulatory Approvals, which approvals shall be governed by the provisions of Section 4.4):

(a)

use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law applicable to it or its Subsidiaries with respect to this Agreement or the Arrangement;

(b)

use its commercially reasonable efforts to provide, obtain and maintain all third party notices, consents, waivers or approvals that are required to be obtained under Material Contracts in connection with the Arrangement or in order to maintain its Material Contracts or any of its material Authorizations in full force and effect following completion of the Arrangement, in each case, on terms that are reasonably satisfactory

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to the Purchaser, and without paying, and without committing itself or the Purchaser to pay, any consideration or incur any liability or obligation without the prior written consent of the Purchaser;

(c)

use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Corporation and its Subsidiaries relating to the Arrangement;

(d)

use commercially reasonable efforts to, upon reasonable consultation with the Purchaser, oppose, lift or rescind any Order seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement, and defend, or cause to be defended, any Proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement, this Agreement or the transactions contemplated hereby;

(e)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, in each case, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement;

(f)

use commercially reasonable efforts to assist the Purchaser in obtaining the customary mutual releases (in a form satisfactory to the Parties, acting reasonably) and, as applicable, resignations effective as of the Effective Time of those directors of the Corporation or any of its Subsidiaries as may be requested by the Purchaser and causing them to be replaced by Persons nominated by the Purchaser effective as of the Effective Time; and

(g)

use commercially reasonable efforts to cause each of the Supporting Shareholders, and any other Shareholder that has entered into a Support and Voting Agreement following the date hereof and prior to the date of the Meeting, to vote in favour of the Resolutions as required by and subject to the Support and Voting Agreements.

(2)	The Corporation shall promptly notify the Purchaser of:

(a)

any Material Adverse Effect or any fact, change, event, occurrence, effect, state of facts, liability and/or circumstance that, individually or in the aggregate, could reasonably be expected to have or develop into a Material Adverse Effect;

(b)

any notice or other communication from any Person (i) alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with the Arrangement, this Agreement or any of the transactions contemplated thereby, or (ii) that such Person is terminating or otherwise materially adversely modifying a Material Contract or Real Property Lease as a result of the Arrangement or this Agreement;

(c)

any breach or default, or any notice of alleged breach or default, by the Corporation or any of its Subsidiaries of any Material Contract or material Authorization to which it is a party or by which it is bound;

(d)	unless prohibited by Law, any notice or other communication from any Person (other than a Governmental Entity in connection with the Regulatory Approvals, which shall

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

be addressed as contemplated by Section 4.4) in connection with the transactions contemplated by this Agreement (and the Corporation shall contemporaneously provide a copy of any such written notice or communication to the Purchaser);

(e)

any written notice or other communication from any Governmental Entity in connection with this Agreement (and the Corporation shall contemporaneously provide a copy of any such written notice or communication to the Purchaser); and

(f)

any Proceedings commenced or, to the knowledge of the Corporation, threatened against, relating to or involving or otherwise affecting the Arrangement, this Agreement or any of the transactions contemplated hereby.

(3)

The Purchaser’s receipt of information pursuant to Section 4.2(2) or otherwise shall not operate as a waiver (including with respect to Article 6), diminish the scope of, or otherwise affect any representation, warranty, covenant or agreement of the Corporation in this Agreement.

Section 4.3 Covenants of the Parent and the Purchaser Relating to the Arrangement.

(1)

Each of the Parent and the Purchaser shall perform all obligations required or desirable to be performed by it under this Agreement, cooperate with the Corporation in connection therewith, and do all such other commercially reasonable acts and things as may be necessary or desirable to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the Purchaser shall (other than in connection with obtaining the Regulatory Approvals, which approvals shall be governed by the provisions of Section 4.4):

(a)

use commercially reasonable efforts to satisfy all conditions precedent in this Agreement and take all steps set forth in the Interim Order and the Final Order applicable to it and comply promptly with all requirements imposed by Law applicable to it with respect to this Agreement or the Arrangement, provided, however, that under no circumstances will the Purchaser be required to agree or consent to any increase in the Consideration;

(b)	use commercially reasonable efforts to effect all necessary registrations, filings and submissions of information required by Governmental Entities from it relating to the Arrangement;

(c)

use commercially reasonable efforts to oppose, lift or rescind any Order seeking to restrain, enjoin or otherwise prohibit or adversely affect the consummation of the Arrangement, and defend, or cause to be defended, any Proceedings to which it is a party or brought against it or its directors or officers challenging the Arrangement, this Agreement or the transactions contemplated hereby;

(d)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, in each case, which is inconsistent with this Agreement or which would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Arrangement or the transactions contemplated by this Agreement; and

(e)	take all necessary action to ensure that it has sufficient funds to carry out its obligations under this Agreement and the Plan of Arrangement and it shall, not less than one

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Business Day prior to the filing by the Corporation of the Articles of Arrangement with the Registrar in accordance with Section 2.9(2), provide, or cause to be provided, to the Depositary sufficient cash to be held in escrow in accordance with Section 2.10 to satisfy the aggregate Consideration payable to the Shareholders.

(2)	The Purchaser shall promptly notify the Corporation in writing of:

(a)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or another Person) is or may be required in connection with this Agreement or the Arrangement;

(b)

unless prohibited by Law, any notice or other communication from any Governmental Entity in connection with this Agreement or the Arrangement (and contemporaneously provide a copy of any such written notice or communication to the Corporation); or

(c)	any material filing, actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, the Purchaser relating to this Agreement or the Arrangement.

Section 4.4 Regulatory Approvals.

(1)

Each Party hereto shall, as promptly as possible, use its commercially reasonable efforts to obtain, or cause to be obtained, all consents and Authorizations, including the Regulatory Approvals, from all Governmental Entities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations under this Agreement. Each Party shall co-operate fully with the other Party and its affiliates in promptly seeking to obtain all such consents or Authorizations from such Governmental Entities.

(2)

In connection with filing this Agreement under the Korea Foreign Exchange Transactions Act Filing, as promptly as practicable, and in any event within fifteen (15) Business Days after the date of this Agreement, the Purchaser shall prepare and file its notification and report forms under the Foreign Exchange Transactions Act (Korea).

(3)

The Parties shall cooperate and coordinate with one another in connection with obtaining the Regulatory Approvals, including by providing or submitting as promptly as practicable all documentation and information that is required, or in the opinion of the Purchaser, acting reasonably, advisable, in connection with obtaining the Regulatory Approvals.

(4)

The Parties shall cooperate with and keep one another fully informed as to the status of and the processes and proceedings relating to obtaining the Regulatory Approvals, and shall promptly notify each other of any communication from any Governmental Entity in respect of the transactions contemplated by this Agreement. The Parties shall exchange advance drafts of all submissions, correspondence (including emails), filings, presentations, and, if necessary, applications, undertakings, consent agreements or other material documents made or submitted to or filed with any Governmental Entity in respect of the transactions contemplated by this Agreement, will consider in good faith any suggestions made by the other Party and its counsel thereon, and will provide the other Party and its counsel with final copies thereof on a timely basis. The Parties will each keep each other and their counsel fully apprised of all written (including email) and oral communications and all meetings with any Governmental Entity, and their staff, in respect of the transactions contemplated by this Agreement. Neither Party will participate in any communications or meetings (in person, by telephone or otherwise) with any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Governmental Entity regarding the transactions contemplated by this Agreement without giving the other Party and their counsel the opportunity to participate therein, except to the extent that competitively sensitive information may be discussed, in which case the Parties will allow external legal counsel for the other Party to participate. To the extent that any information required to be provided by one Party to another Party pursuant to this subsection is subject to privilege or is competitively sensitive, such information may be provided only to the legal counsel and external experts of the other Party on an “outside advisors only” basis.

(5)

The Purchaser shall not, and shall not allow any of its Subsidiaries to, take any action or enter into any transaction, including any merger, acquisition, business combination, joint venture, disposition, lease or contract, that would reasonably be expected to prevent, materially delay or materially impede the obtaining of, or materially increase the risk of not obtaining, the Regulatory Approvals, or otherwise prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

Section 4.5 Access to Information; Confidentiality.

(1)

From the date hereof until the earlier of the Effective Time and the termination of this Agreement, subject to applicable Law, the Corporation shall, and shall cause its Subsidiaries and shall use commercially reasonable efforts to cause their respective directors, officers, Employees, independent auditors, advisers, consultants and agents to, upon reasonable prior notice: (a) give the Parent and the Purchaser, and their respective Representatives reasonable access (during normal business hours), as the Parent or the Purchaser may reasonably require for the purpose of consummating the Arrangement or for post-closing integration purposes, to its and its Subsidiaries’ offices, premises, properties, assets, senior personnel, Contracts and books and records (including continuing access to the Data Room), and (b) furnish to the Parent or the Purchaser and its Representatives such financial and operating data and Corporation Data or other information with respect to the assets or business of the Corporation as the Parent or the Purchaser may reasonably request for the purpose of consummating the Arrangement or for post-closing integration purposes; provided that the Corporation’s compliance with any request under this Section 4.5(1) shall not unduly interfere with the conduct of the business of the Corporation and its Subsidiaries.

(2)

Section 4.5(1) shall not require the Corporation or its Subsidiaries to permit any access, or to disclose any information that in the reasonable good faith judgment of the Corporation, after consultation with outside legal counsel, would result in the breach of any Contract, any violation of any Law or cause any privilege (including attorney-client privilege) that the Corporation or its Subsidiaries would be entitled to assert to be undermined with respect to such information; provided that, the Parties hereto shall cooperate in seeking to find a way to allow disclosure of such information to the extent doing so could reasonably (in the good faith belief of the Corporation, after consultation with counsel) be managed through the use of customary “clean-room” or other similar arrangements.

(3)

Investigations made by or on behalf of the Purchaser, whether under this Section 4.5 or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by the Corporation in this Agreement.

Section 4.6 Tax Matters.

The Corporation covenants and agrees that until the Effective Time, the Corporation and its Subsidiaries shall (a) duly and timely file with the appropriate Governmental Entity all Tax Returns required to be filed by any of them, which shall be correct and complete in all material respects, and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b) pay, withhold, collect and remit to the appropriate Governmental Entity in a timely fashion all amounts required to be so paid, withheld, collected or remitted for or on account of any Taxes. The Corporation shall keep the Purchaser reasonably informed of any events, discussions, notices or changes with respect to any Tax or regulatory audit or investigation or any other investigation by a Governmental Entity or Proceeding involving the Corporation or any of its Subsidiaries (other than Ordinary Course communications which could not reasonably be expected to be material to the Corporation and the Subsidiaries on a consolidated basis).

Section 4.7 Public Communications.

(1)

The Corporation and the Purchaser, each acting reasonably, shall agree on the text of press releases by which the Corporation, the Purchaser or the Parent will announce (i) the execution of this Agreement, and (ii) the completion of the Arrangement.

(2)

Except as required by applicable Law, neither Party shall issue any press release or make any other public statement or disclosure with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided that, subject to Article 5, any Party that, in the opinion of outside legal counsel, is required to make disclosure by applicable Law (other than disclosures to Governmental Entities in connection with the Regulatory Approvals, which shall be addressed as contemplated by Section 4.4) shall use its reasonable best efforts to give the other Party prior oral or written notice and a reasonable opportunity to review or comment on such disclosure (other than with respect to confidential information contained in such disclosure) and if such prior notice is not permitted by applicable Law, shall give such notice immediately following the making of such disclosure. The Party making such disclosure shall give reasonable consideration to any comments made by the other Party or its counsel. For the avoidance of doubt, none of the foregoing shall prevent the Corporation or the Purchaser from making (a) internal announcements to Employees and having discussions with shareholders, financial analysts and other stakeholders, or (b) public announcements in the Ordinary Course that do not relate specifically to this Agreement or the Arrangement, in each case so long as such announcements and discussions are consistent in all material respects with the most recent press releases, public disclosures or public statements made by such Person. The Parties acknowledge that the Corporation will file this Agreement (excluding, for greater certainty, the Corporation Disclosure Letter) and a material change report relating thereto on SEDAR+ and with the SEC (each of which shall be available on EDGAR).

Section 4.8 Notice and Cure Provisions.

(1)

During the period commencing on the date of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, each Party shall promptly notify the other Party of the occurrence, or failure to occur, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

(a)

cause any of the representations or warranties of such Party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time; or

(b)	result in the failure, in any material respect, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party under this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(2)

Notification provided under this Section 4.8 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)

The Corporation may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(c)(i) [Breach of Representations and Warranties or Covenants by the Purchaser or the Parent] and the Purchaser may not elect to exercise its right to terminate this Agreement pursuant to Section 7.2(1)(d)(i) [Breach of Representations and Warranties or Covenants by the Corporation], unless the Party seeking to terminate the Agreement (the “Terminating Party”) has delivered a written notice (“Termination Notice”) to the other Party (the “Breaching Party”) specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Terminating Party asserts as the basis for termination. After delivering a Termination Notice, provided the Breaching Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, the Terminating Party may not exercise such termination right until the earlier of (a) the Outside Date, and (b) the date that is ten (10) Business Days following receipt of such Termination Notice by the Breaching Party, if such matter has not been cured by such date, provided that, for greater certainty, if any matter is not capable of being cured by the Outside Date or if at any time following receipt of a Termination Notice the Breaching Party fails to diligently proceed to cure any matter, the Terminating Party may immediately exercise the applicable termination right, and provided further that a Willful Breach shall be deemed to be incapable of being cured, and the Terminating Party may immediately exercise the applicable termination right in accordance with the terms of Section 7.2(1)(c)(i) [Breach of Representations and Warranties or Covenants by the Purchaser or the Parent] or Section 7.2(1)(d)(i) [Breach of Representations and Warranties or Covenants by the Corporation], as applicable, without first providing a Termination Notice.

(4)

If the Terminating Party delivers a Termination Notice prior to the date of the Meeting, unless the Parties agree otherwise, the Corporation shall postpone or adjourn the Meeting to the earlier of (a) five (5) Business Days prior to the Outside Date and (b) the date that is ten (10) Business Days following receipt of such Termination Notice by the Breaching Party.

Section 4.9 Insurance and Indemnification.

(1)

Prior to the Effective Time, the Corporation shall, in consultation with the Purchaser, and if the Corporation is unable after using commercially reasonable efforts, the Purchaser shall cause the Corporation to, as of the Effective Time, purchase customary fully pre-paid and non-cancelable “tail” policies of directors’ and officers’ liability insurance from an insurance company of nationally recognized standing providing protection no less favourable in the aggregate to the protection provided by the policies maintained by the Corporation and its wholly-owned Subsidiaries which are in effect immediately prior to the Effective Time and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Time and the Purchaser shall, or shall cause the Corporation and its wholly-owned Subsidiaries to maintain such tail policies in effect without any reduction in scope or coverage for six (6) years after the Effective Date; provided that the Purchaser shall not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 200% of the Corporation’s and its wholly-owned Subsidiaries’ current annual aggregate premium for directors’ and officers’ liability insurance policies currently maintained by the Corporation or its wholly-owned Subsidiaries.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(2)

From and after the Effective Time, the Purchaser shall cause the Corporation or the applicable Subsidiary of the Corporation to honour all rights to indemnification or exculpation existing as of the date hereof in favour of present and former Employees, officers and directors of the Corporation and its Subsidiaries pursuant to applicable Law and to indemnification agreements (to the extent such indemnification agreements are disclosed in Section 4.9(2) of the Corporation Disclosure Letter) and acknowledges that such rights shall survive the completion of the Plan of Arrangement and shall continue in full force and effect in accordance with their terms for a period of not less than six (6) years after the Effective Date.

(3)

If the Corporation or any of its Subsidiaries or any of their respective successors or assigns (a) consolidates or amalgamates with, or merges or liquidates into, any other Person and is not a continuing or surviving corporation or entity of such consolidation, amalgamation, merger, amalgamation or liquidation, or (b) transfers all or substantially all of its properties and assets to any Person, the Purchaser shall ensure that any such successor or assign (including, as applicable, any acquirer of substantially all of the properties and assets of the Corporation or its Subsidiaries) assumes all of the obligations set forth in this Section 4.9.

Section 4.10 TSX Delisting.

Each of the Corporation and the Purchaser agrees to cooperate with the other Party in taking, or causing to be taken, all actions necessary to enable (i) the delisting of the Shares from the TSX (including, if requested by the Purchaser, such items as may be necessary to delist the Shares on the Effective Date) (ii) the Corporation to cease being a reporting issuer under applicable Canadian Securities Laws and (iii) the deregistration of the Corporation with the SEC, in each case, as promptly as practicable following the Effective Time.

Section 4.11 Transaction Litigation

The Corporation shall, as promptly as reasonably practicable, notify the Purchaser in writing of any Transaction Litigation and shall keep the Purchaser informed on a reasonably prompt basis regarding any such Transaction Litigation. The Corporation shall give the Purchaser the opportunity to (a) participate in the defense of any Transaction Litigation, and (b) consult with outside legal counsel to the Corporation regarding the defense, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 4.11, “participate” means that the Purchaser will be kept reasonably apprised on a prompt basis of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Corporation and its outside legal counsel is not undermined or otherwise adversely affected, provided that, in such case, the Parties shall cooperate in seeking to find a way to allow disclosure of the proposed strategy or other significant decision to the extent doing so could reasonably (in the good faith belief of the Corporation, after consultation with outside legal counsel) be managed through the use of customary “clean-room” arrangements or the entering into of any “common interest” Contract or similar Contract), and the Purchaser may offer comments or suggestions with respect to such Transaction Litigation which the Corporation shall consider in good faith; provided that the Corporation has complete discretion over strategy and other significant decisions with respect to the Transaction Litigation. Notwithstanding anything herein to the contrary, the Corporation shall not settle or compromise or agree to settle or compromise any Transaction Litigation without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 4.12 CrystalGenomics Release

The Corporation shall use reasonable best efforts to obtain from CrystalGenomics, Inc. (“CG”) an agreement (i) confirming the termination of the license granted from CG to the Corporation in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

respect of the compound referred to as CG-806, (ii) confirming the non-existence of any cause of action against the Corporation in connection with such license and its termination and (iii) providing for a customary mutual release of any and all claims each against the other in respect of or in relation to such license.

Section 4.13 Support and Voting Agreements

The Corporation shall use reasonable best efforts to obtain, within ten (10) days following the mailing of the Circular, Support and Voting Agreements from Shareholders (including directors and officers of the Corporation who are Shareholders) holding in the aggregate no less than 5% of the Shares.

Section 4.14 Tax Cooperation

The Parties shall reasonably cooperate in good faith to determine whether any transaction contemplated by this Agreement or the Plan of Arrangement, or any transaction that may be considered to be part of the same series of transactions as the transactions contemplated by this Agreement or the Plan of Arrangement, is a “reportable transaction” (as defined in section 237.3 of the Tax Act), is a “notifiable transaction” (as defined in section 237.4 of the Tax Act), or is otherwise required to be reported to any applicable Governmental Entity under any similar provisions of any applicable provincial or territorial Tax Laws. If any Party determines that any such transaction is reportable then it shall so notify all other Parties and the Parties shall reasonably cooperate in good faith (including by the sharing of draft reporting forms) in order to make any such report on a timely basis. Notwithstanding the foregoing and for greater certainty, each Party shall be permitted to report any transaction to an applicable Governmental Entity to the extent that such Party determines, acting reasonably, that such reporting is required by applicable Law.

ARTICLE 5

ADDITIONAL COVENANTS REGARDING NON-SOLICITATION

Section 5.1 Non-Solicitation.

(1)

Except as expressly provided in this Article 5 or in Section 5.1 of the Corporation Disclosure Letter, the Corporation shall not, and shall cause its Subsidiaries not to, directly or indirectly, through any of its Representatives or affiliates or otherwise, and shall not permit any such Person to:

(a)

solicit, assist, initiate, knowingly encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Corporation or any Subsidiary or entering into any form of Contract, agreement, arrangement or understanding) any inquiry, proposal or offer (whether public or otherwise) that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(b)

enter into, engage in, continue or otherwise participate in any discussions or negotiations with any Person (other than the Parent, the Purchaser and their affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(c)	make a Change in Recommendation;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d)

enter into any Contract or agreement in principle requiring the Corporation to abandon, terminate or fail to consummate the Arrangement or any other transactions contemplated by this Agreement or fail to consummate the Arrangement or any other transactions contemplated by this Agreement or to breach its obligations hereunder, or propose or agree to do any of the foregoing; or

(e)

accept or enter into, or publicly propose to accept or enter into, any Contract, letter of intent, term sheet, understanding or arrangement (in each case, whether or not legally binding) or similar document with any Person in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by and in accordance with Section 5.3).

(2)

The Corporation shall, and shall cause its Subsidiaries and its and their respective Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations or other activities commenced prior to the date of this Agreement with any Person (other than the Parent, the Purchaser and their respective affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection with such termination shall:

(a)

immediately discontinue access to, and disclosure of, all information regarding the Corporation and its Subsidiaries, including any data room and any confidential information, properties, facilities and books and records of the Corporation or any of its Subsidiaries; and

(b)

promptly, and in any event within two (2) Business Days of the date hereof, request, and exercise all rights it has to require (i) the prompt return or destruction of all copies of any confidential information regarding the Corporation or any of its Subsidiaries provided to any Person other than the Purchaser, its affiliates and their respective Representatives, and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding the Corporation or any of its Subsidiaries, in each case, to the extent that such information has not previously been returned or destroyed and using its reasonable commercial reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(3)

The Corporation represents and warrants that since January 1, 2025, it has not waived any confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Corporation or any Subsidiary is a Party. The Corporation also covenants, agrees and confirms that (a) the Corporation shall use commercially reasonable efforts to enforce each confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Corporation or any Subsidiary is a Party or may hereafter become a party in accordance with Section 5.3, and (b) neither the Corporation, nor any Subsidiary nor any of their respective Representatives have released or will, without the prior written consent of the Purchaser (which may be withheld or delayed in the Purchaser’s sole and absolute discretion), release any Person from, or waive, amend, suspend or otherwise modify, such Person’s obligations respecting the Corporation or any of its Subsidiaries under any confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Corporation or any Subsidiary is a party (it being acknowledged by the Purchaser that the automatic termination or release of any such agreement, restriction or covenant as a result of entering into this Agreement shall not be a violation of this Section 5.1(3)).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 5.2 Notification of Acquisition Proposals.

(1)

If the Corporation or any of its Subsidiaries or any of their respective Representatives, receives or otherwise becomes aware of any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute an Acquisition Proposal, or any request for copies of, access to, or disclosure of, confidential information relating to the Corporation or any of its Subsidiaries, including information, access or disclosure relating to the properties, facilities, books and records of the Corporation or any of its Subsidiaries, or any discussions or negotiations are sought to be initiated or continued with, the Corporation, its Subsidiaries or any of their respective Representatives, the Corporation shall:

(a)

immediately notify the Purchaser, at first orally and then in writing and in any event within 24 hours of such Acquisition Proposal, inquiry, proposal, offer or request, including a description of its material terms and conditions, the identity of all Persons making the Acquisition Proposal, inquiry, proposal, offer or request, and copies of all written documents, material correspondence or other material received in respect of, from or on behalf of any such Person; and

(b)

keep the Purchaser fully informed, on a prompt basis, of the status of all developments and, to the extent permitted by Section 5.3, discussions and negotiations with respect to such Acquisition Proposal, inquiry, proposal, offer or request, including any changes, modifications or other amendments to any such Acquisition Proposal, inquiry, proposal, offer or request and shall promptly provide to the Purchaser copies of all material correspondence if in writing or electronic form, and if not in writing or electronic form, a description of the material or substantive terms of such correspondence communicated to the Corporation by or on behalf of any Person making such Acquisition Proposal, inquiry, proposal, offer or request.

Section 5.3 Responding to an Acquisition Proposal.

(1)

Notwithstanding Section 5.1, or any other agreement between the Parties or between the Corporation and any other Person, if at any time prior to obtaining the Required Shareholder Approval, the Corporation receives a bona fide unsolicited written Acquisition Proposal, the Corporation may (a) contact the Person making such Acquisition Proposal and its Representatives solely for the purpose of clarifying the terms and conditions of such Acquisition Proposal so as to determine whether such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, and (b) engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, or books and records of the Corporation or any of its Subsidiaries, if and only if:

(a)

the Board first determines (based upon, amongst other things, the recommendation of the Transaction Committee) in good faith, after consultation with its financial advisers and its outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal;

(b)

such Person making the Acquisition Proposal was not restricted from making such Acquisition Proposal pursuant to an existing confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant contained in any Contract entered into with the Corporation or any of its Subsidiaries;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(c)	the Corporation has been, and continues to be, in compliance with its obligations under this Article 5;

(d)

prior to providing any such copies, access or disclosure, the Corporation enters into a confidentiality and standstill agreement with such Person that contains a customary standstill provision for not less than 12 months and any such copies, access or disclosure provided to such Person shall have already been (or promptly be) provided to the Purchaser (by posting such information to the Data Room or otherwise); and

(e)

prior to providing any such copies, access or disclosure, the Corporation promptly provides the Purchaser with a true, complete and final executed copy of the confidentiality and standstill agreement referred to in Section 5.3(1)(d).

(f)

Nothing contained in this Article 5 shall prohibit the Board from making disclosure to Securityholders as required by applicable Law, including complying with Section 2.17 of Multilateral Instrument 62-104 – Takeover Bids and Issuer Bids and similar provisions under Securities Laws relating to the provision of a directors’ circular in respect of an Acquisition Proposal.

Section 5.4 Right to Match.

(1)

If the Corporation receives an Acquisition Proposal that constitutes a Superior Proposal prior to obtaining the Required Shareholder Approval, the Board may (based upon, amongst other things, the recommendation of the Transaction Committee), enter into a definitive agreement with respect to a Superior Proposal, if and only if:

(a)

the Person making the Superior Proposal was not restricted from making such Superior Proposal pursuant to an existing confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant contained in any Contract entered into with the Corporation or any of its Subsidiaries;

(b)	the Corporation has been, and continues to be, in compliance with its obligations under this Article 5;

(c)

the Corporation has delivered to the Purchaser a written notice of the determination of the Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Board to enter into such definitive agreement with respect to such Superior Proposal (including a notice as to the value in financial terms that the Board has, in consultation with its financial advisors, determined should be ascribed to any non-cash consideration offered under the Superior Proposal) (the “Superior Proposal Notice”);

(d)

the Corporation has provided the Purchaser a copy of the proposed definitive agreement for the Superior Proposal (including any financing documents or other documents containing material terms and conditions of such Superior Proposal supplied to the Corporation in connection therewith);

(e)

at least five (5) full Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials referred to in Section 5.4(1)(d);

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(f)

during any Matching Period, the Purchaser has had the opportunity (but not the obligation), in accordance with Section 5.4(2), to offer to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal;

(g)

after the Matching Period, the Board has determined in good faith, after consultation with the Corporation’s outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal (if applicable, compared to the terms of the Arrangement as proposed to be amended by the Purchaser under Section 5.4(2)); and

(h)

prior to or concurrently with entering into such definitive agreement the Corporation terminates this Agreement pursuant to Section 7.2(1)(c)(i) and pays the Corporation Expense Fee pursuant to Section 8.2(2).

(2)

During the Matching Period, or such longer period as the Corporation may approve in writing for such purpose: (a) the Purchaser shall have the opportunity (but not the obligation) to offer to amend the Arrangement, this Agreement or the Plan of Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal and the Board shall, in consultation with the Corporation’s outside legal counsel and financial advisers, review any offer made by the Purchaser under Section 5.4(1)(f) to amend the terms of this Agreement and the Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal, and (b) the Corporation shall, and shall cause its Representatives to, negotiate in good faith with the Purchaser to make such amendments to the terms of this Agreement and the Plan of Arrangement as would enable the Purchaser to proceed with the transactions contemplated by this Agreement on such amended terms. If the Board determines (based upon, inter alia, the recommendation of the Transaction Committee) that such Acquisition Proposal would cease to be a Superior Proposal, the Corporation shall promptly so advise the Purchaser and the Corporation and the Purchaser shall amend this Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)

Each successive amendment or modification to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Shareholders or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 5.4, and the Purchaser shall be afforded a new full five (5) Business Day Matching Period from the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received all of the materials referred to in Section 5.4(1)(d) with respect to each new Superior Proposal from the Corporation.

(4)

The Board shall promptly reaffirm the Board Recommendation (based upon, inter alia, the recommendation of the Transaction Committee) by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or publicly disclosed or the Board determines that a proposed amendment to the terms of this Agreement or the Plan of Arrangement as contemplated under Section 5.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal. The Corporation shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Purchaser and its outside legal counsel.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(5)

If the Meeting is to be held during a Matching Period, the Corporation may, and shall at the request of the Purchaser, postpone or adjourn the Meeting to a date that is not more than ten (10) Business Days after the scheduled date of the Meeting, but in any event to a date that would not prevent the Effective Date from occurring prior to the Outside Date.

(6)	Nothing contained in this Agreement shall prohibit the Board (or the Transaction Committee) from:

(a)

responding through a directors’ circular or otherwise as required by Law to an Acquisition Proposal that it determines is not a Superior Proposal, provided that the Corporation shall provide the Purchaser and its outside legal counsel with a reasonable opportunity to review the form and content of such circular or other disclosure and shall make all reasonable amendments as requested by the Purchaser and its counsel; or

(b)

calling or holding a meeting of Shareholders requisitioned by Shareholders in accordance with the ABCA or taking any other action with respect to an Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with Law, provided that the Corporation provides at least ten (10) Business Days’ notice to the Purchaser of the calling of such meeting of Shareholders;

provided, however, in each case that, notwithstanding that the Board shall be permitted to take the actions contemplated in Subparagraphs (a) and (b) above, the Board shall not be permitted to make a Change in Recommendation except as pursuant to the terms of this Article 5.

(7)

Nothing contained in this Section 5.4 will limit in any way the obligation of the Corporation to convene and hold the Meeting in accordance with Section 2.3 of this Agreement while this Agreement remain in force. For greater certainty notwithstanding any Change in Recommendation, the Corporation shall cause the Meeting to occur and the Resolutions to be put to the Shareholders thereat for consideration in accordance with this Agreement, and the Corporation shall not submit to a vote of its Shareholders any Acquisition Proposal other than the Arrangement Resolution prior to the termination of this Agreement.

ARTICLE 6

CONDITIONS

Section 6.1 Mutual Conditions Precedent.

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied on or prior to the Effective Time, which conditions may only be waived, in whole or in part, by the mutual consent of each of the Parties:

(1)	Arrangement Resolution. The Arrangement Resolution has been approved and adopted by the Shareholders at the Meeting in accordance with the Interim Order.

(2)	Continuance Resolution. The Continuance Resolution has been approved and adopted by the Shareholders at the Meeting.

(3)	Interim and Final Orders. The Interim Order and the Final Order have each been obtained on terms consistent with this Agreement, and have not been set aside or modified in a manner

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

unacceptable to either the Corporation or the Purchaser, each acting reasonably, on appeal or otherwise.

(4)	Approvals. Each of the Regulatory Approvals shall have been obtained on terms acceptable to the Corporation, the Parent and the Purchaser (each acting reasonably).

(5)

Illegality. No Law (other than a Regulatory Approval) is in effect that makes the consummation of the Arrangement illegal or otherwise prevents, prohibits or enjoins the Corporation, the Parent or the Purchaser from consummating the Arrangement.

(6)

Articles of Arrangement. The Articles of Arrangement to be filed with the Registrar under the ABCA in accordance with this Agreement shall be in a form and content satisfactory to the Corporation and the Purchaser, each acting reasonably.

(7)

Articles of Continuance. The Articles of Continuance to be filed with the Registrar in accordance with this Agreement shall be in a form and substance satisfactory to the Corporation and the Purchaser, each acting reasonably, and the Articles of Continuance shall have been filed with the Registrar and the Continuance shall have been completed.

(8)	No Legal Action. There is no action or proceeding (whether, for greater certainty, by a Governmental Entity or any other Person) commenced in any jurisdiction that is reasonably likely to:

(a)

cease trade, enjoin or prohibit or impose any limitations, damages or conditions on, the Parent’s or the Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Shares, including the right to vote the Shares;

(b)

prohibit the Arrangement, or the ownership or operation by the Parent or the Purchaser of any material portion of the business or assets of the Corporation and its Subsidiaries (taken as a whole) or, except as a consequence of Section 4.4 (for greater certainty, without derogating from the rights of the Parent or the Purchaser under Section 6.1(3)), compel the Parent or the Purchaser to dispose of or hold separate any material portion of the business or assets of the Corporation and its Subsidiaries (taken as a whole) as a result of the Arrangement; or

(c)	materially delay the consummation of the Arrangement, or if the Arrangement is consummated, have a Material Adverse Effect.

Section 6.2 Additional Conditions Precedent to the Obligations of the Purchaser.

The Purchaser is not required to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Purchaser and may only be waived, in whole or in part, by the Purchaser in its sole discretion:

(1)

Representations and Warranties of the Corporation. (a) (i) The representations and warranties of the Corporation set forth in Paragraphs (1) [Organization and Qualification], (2) [Corporation Authorization], (3) [Execution and Binding Obligation], (6) [Capitalization] and ((22)) [Brokers] of Schedule C shall be true and correct in all respects as of the date of this Agreement and true and correct in all respects (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date) as of the Effective Time as if made at and as of such time, and (ii) all other representations and warranties of the Corporation set forth in this Agreement shall be true and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

correct as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in the case of this clause (ii) where the failure to be so true and correct in all respects, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect (disregarding for purposes of this Section 6.2(1)(a)(ii) any materiality, “material” or “Material Adverse Effect” qualification contained in any such representation or warranty), and (b) the Corporation has delivered a certificate confirming same to the Purchaser, executed by two (2) senior officers of the Corporation (in each case, without personal liability) addressed to the Purchaser and dated the Effective Date.

(2)

Performance of Covenants by the Corporation. The Corporation has fulfilled or complied in all material respects with the covenants of the Corporation contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time, and the Corporation has delivered a certificate confirming same to the Purchaser, executed by two (2) senior officers of the Corporation (in each case, without personal liability) addressed to the Purchaser and dated the Effective Date.

(3)

Dissent Rights. Dissent Rights have not been exercised (or, if exercised, remain outstanding) with respect to more than 5% of the issued and outstanding Shares in respect of either of the Continuance Resolution or the Arrangement Resolution.

(4)

Incentive Securities and Warrants. Purchaser shall be given the opportunity to review all Incentive Securities and Warrants within a reasonable period of time prior to the Closing and shall be satisfied, acting reasonably, that (i) all Incentive Securities and Warrants have been exercised or surrendered in accordance with their terms or Purchaser shall be otherwise satisfied, acting reasonably, that the Incentive Securities and Warrants will no longer represent any right to acquire Shares after giving effect to the Arrangement, and (ii) there are no other outstanding claims or rights or securities which could become claims or rights to Shares, and the Corporation shall have provided to Purchaser a certificate of a two (2) senior officers certifying (without personal liability) such facts on the Effective Date.

(5)	Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

(6)

No Default. Since the date of this Agreement, there shall not have occurred any Event of Default (as defined therein) under the Facility Agreements or any breach by the Corporation of the Debt Conversion and Interest Payment Agreement.

(7)

Employee Plan. The Purchaser shall be satisfied, in its sole discretion, with the implementation of actions taken or to be taken by the Corporation in connection with the matters set forth in Section 6.2(7) of the Corporation Disclosure Letter relating to certain Employee Plan of the Corporation.

Section 6.3 Additional Conditions Precedent to the Obligations of the Corporation.

The Corporation is not required to complete the Arrangement unless each of the following conditions is satisfied on or before the Effective Time, which conditions are for the exclusive benefit of the Corporation and may only be waived, in whole or in part, by the Corporation in its sole discretion:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(1)

Representations and Warranties of the Parent and the Purchaser. (a) (i) The representations and warranties of the Parent and the Purchaser set forth in Paragraphs (1) [Organization and Qualification], (2) [Corporation Authorization], (3) [Execution and Binding Obligation] of Schedule D shall be true and correct in all respects as of the date of this Agreement and true and correct in all respects (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of such specified date) as of the Effective Time as if made at and as of such time, and (ii) all other representations and warranties of the Parent and Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except that any such representation and warranty that by its terms speaks specifically as of the date of this Agreement or another date shall be true and correct in all respects as of such date), except in the case of this clause (ii) where the failure to be so true and correct in all respects, individually or in the aggregate, (disregarding for purposes of this Section 6.3(1) any materiality or “material” or “Material Adverse Effect” qualification contained in any such representation or warranty) has not had or would not reasonably be expected to materially impede or delay the consummation of the Arrangement, and (b) the Parent and the Purchaser has each delivered a certificate confirming same to the Corporation, executed by a senior officer of the Parent and the Purchaser (in each case, without personal liability), respectively, addressed to the Corporation and dated the Effective Date.

(2)

Performance of Covenants by the Parent and the Purchaser. The Parent and the Purchaser have fulfilled or complied in all material respects with the covenants of the Parent and the Purchaser, respectively, contained in this Agreement to be fulfilled or complied with by it on or prior to the Effective Time, and has delivered a certificate confirming same to the Corporation, executed by a senior officer of each of the Parent and the Purchaser (in each case, without personal liability) addressed to the Corporation and dated the Effective Date.

(3)

Deposit of Consideration. Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions precedent contained herein in its favour (other than conditions which, by their nature, are only capable of being satisfied as of the Effective Time), the Purchaser has deposited or caused to be deposited in escrow with the Depositary in accordance with Section 2.10 the funds required to effect payment in full of the aggregate Consideration to be paid pursuant to the Arrangement.

Section 6.4 Satisfaction of Conditions.

The conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 will be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Registrar.

ARTICLE 7

TERM AND TERMINATION

Section 7.1 Term.

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

Section 7.2 Termination.

(1)	This Agreement may be terminated and the Arrangement abandoned at any time prior to the Effective Time by:

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(a)	the mutual written agreement of the Parties;

(b)	either the Corporation, the Parent or the Purchaser if:

(i)

No Required Approval by Shareholders. The Arrangement Resolution is not approved by the Shareholders at the Meeting in accordance with the Interim Order or the Continuance Resolution is not approved by the Shareholders at the Meeting, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(i) [No Required Approval of Shareholders] if the failure to obtain the approval of the Shareholders of the Arrangement Resolution or the Continuance Resolution, as applicable, has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such to perform any of its covenants or agreements under the Agreement;

(ii)

Illegality. After the date of this Agreement, any Law (including with respect to the Regulatory Approvals) is enacted, made, enforced or amended, as applicable, that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins the Corporation, the Parent or the Purchaser from consummating the Arrangement, and such Law has, if applicable, become final and non-appealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 7.2(1)(b)(ii) [Illegality] has used its commercially reasonable efforts, to, as applicable, prevent, appeal or overturn such Law or otherwise have it lifted or rendered non-applicable in respect of the Arrangement; or

(iii)

Occurrence of Outside Date. The Effective Time does not occur on or prior to the Outside Date, provided that a Party may not terminate this Agreement pursuant to this Section 7.2(1)(b)(iii) [Occurrence of Outside Date] if the failure of the Effective Time to so occur has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement.

(c)	the Corporation if:

(i)

Breach of Representation or Warranty or Failure to Perform Covenant by the Parent or the Purchaser. A breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Parent or the Purchaser under this Agreement occurs that would cause any condition in Section 6.3(1) [Representations and Warranties of the Parent and the Purchaser] or Section 6.3(2) [Performance of Covenants by the Parent and the Purchaser] not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 4.8(3) provided that any Wilful Breach shall be deemed to be incapable of being cured and the Corporation is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.2(1) [Representations and Warranties of the Corporation] or Section 6.2(2) [Performance of Covenants by the Corporation] not to be satisfied;

(i)	Failure to Deposit Consideration. (A) All of the conditions in Section 6.1 [Mutual Conditions Precedent] and Section 6.2 [Additional Conditions

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Precedent to the Obligations of the Purchaser] are and continue to be satisfied or waived by the applicable Party or Parties at the time the Closing is required to occur pursuant to Section 2.9, (B) the Corporation has irrevocably confirmed to the Purchaser in writing that it is ready, willing and able to consummate the Closing, and (C) the Purchaser does not provide, or cause to be provided, the Depositary with sufficient funds to complete the transactions contemplated by this Agreement as required by Section 2.10 within five (5) Business Days after the first date upon which Closing should have occurred pursuant to Section 2.9; or

(ii)

Superior Proposal. Prior to the approval by the Shareholders of the Arrangement Resolution, the Board authorizes the Corporation to enter into a written agreement (other than a confidentiality agreement permitted by and in accordance with Section 5.3) with respect to a Superior Proposal in accordance with Section 5.4, provided the Corporation is then in compliance with Article 5 and that prior to or concurrent with such termination the Corporation pays the Corporation Expense Fee in accordance with Section 8.2.

(d)	the Parent or the Purchaser if:

(i)

Breach of Representation or Warranty or Failure to Perform Covenant by the Corporation. A breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Corporation under this Agreement occurs that would cause any condition in Section 6.2(1) [Representations and Warranties of the Corporation] or Section 6.2(2) [Performance of Covenants by the Corporation] not to be satisfied, and such breach or failure is incapable of being cured or is not cured in accordance with the terms of Section 4.8(3); provided that any Wilful Breach shall be deemed to be incapable of being cured and each of the Parent and the Purchaser is not then in breach of this Agreement so as to directly or indirectly cause any condition in Section 6.3(1) [Representations and Warranties of the Purchaser] or Section 6.3(2) [Performance of Covenants by the Purchaser] not to be satisfied;

(ii)

Change in Recommendation or Superior Proposal. Prior to the approval by the Shareholders of the Arrangement Resolution, (A) the Board or the Transaction Committee fails to unanimously recommend or withdraws, amends, modifies or qualifies (in the case of an amendment, modification or qualification, in a manner adverse to the Purchaser), the Board Recommendation or publicly proposes or states its intention to do any of the foregoing, (B) the Board or the Transaction Committee accepts, approves, endorses or recommends, or publicly proposes to accept, approve, endorse or recommend an Acquisition Proposal or takes no position or remains neutral with respect to a publicly announced, or otherwise publicly disclosed, Acquisition Proposal for more than five (5) Business Days (or beyond the third (3rd) Business Day prior to the date of the Meeting, if sooner), (C) the Board or the Transaction Committee fails to publicly reaffirm the Board Recommendation within five (5) Business Days after having been requested in writing by the Purchaser to do so (or in the event that the Meeting is scheduled to occur within such five (5) Business Day period, prior to the third (3rd) Business Day prior to the date of the Meeting) (in each of the cases set

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

forth in Clause (A), (B) or (C), a “Change in Recommendation”), or (D) the Corporation accepts or enters into, or publicly proposes to accept or enter into, any Contract, letter of intent, term sheet, understanding or arrangement (in each case, whether or not legally binding) or similar document with any Person in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by and in accordance with Section 5.3) or (E) the Corporation breaches Article 5 in any material respect;

(iii)	Dissent Rights. The condition set forth in Section 6.2(3) is not capable of being satisfied by the Outside Date;

(iv)	Material Adverse Effect. There has occurred a Material Adverse Effect which is incapable of being cured on or prior to the Outside Date; or

(v)	Employee Plan. The condition set forth in Section 6.2(7) is not capable of being satisfied by the Outside Date.

(2)

The Party desiring to terminate this Agreement pursuant to this Section 7.2 (other than pursuant to Section 7.2(1)(a)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Section 7.3 Effect of Termination/Survival.

If this Agreement is terminated pursuant to Section 7.1 or Section 7.2, this Agreement shall become void and of no further force or effect without liability of any Party (or any shareholder, Representative or consultant of such Party) to any other Party to this Agreement, except that: (a) if the Arrangement is completed, (A) Section 2.11 shall survive and (B) Section 4.9 shall survive for a period of six (6) years following such termination, and (b) in the event of any termination under Section 7.2, this Section 7.3, Section 2.11, Section 4.5, and Section 8.2 through to and including Section 8.17 shall survive in accordance with their terms, and provided that no Party shall be relieved of any liability for any Willful Breach by it of this Agreement.

ARTICLE 8

GENERAL PROVISIONS

Section 8.1 Amendments.

(1)

This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracy or modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement;

(c)	waive compliance with or modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions contained in this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.2 Expenses Fees.

(1)

For purposes of this Agreement, “Corporation Expense Fee” means $300,000 and “Corporation Expense Fee Event” means (a) the termination of this Agreement by the Parent or the Purchaser pursuant to Section 7.2(1)(d)(ii)(A) to (D) [Change in Recommendation or Superior Proposal], (b) the termination of this Agreement by the Parent or the Purchaser pursuant to Section 7.2(1)(d)(v) [Employee Plan] or (c) the termination of this Agreement by the Corporation pursuant to Section 7.2(1)(c)(i) [Superior Proposal].

(2)

If a Corporation Expense Fee Event occurs, the Corporation shall pay or cause to be paid to the Purchaser, by wire transfer of immediately available funds to an account designated by the Purchaser, the Corporation Expense Fee:

(a)	if the Corporation Expense Fee Event is pursuant to Section 7.2(1)(c)(i), prior to or concurrently with the occurrence of such Corporation Expense Fee Event; or

(b)	within ten (10) Business Days following such Corporation Expense Fee Event if the Corporation Expense Fee Event is pursuant to Section 7.2(1)(d)(ii)(A) to (D) or Section 7.2(1)(d)(v).

Section 8.3 CCAA Proceedings

(1)	For purposes of this Agreement, a “Corporation CCAA Trigger Event” means:

(i)	the termination of this Agreement by the Parent, the Purchaser or the Corporation pursuant to any of Section 7.2(1)(b)(i), Section 7.2(1)(b)(ii) or Section 7.2(1)(b)(iii); or

(ii)

the termination of this Agreement by the Parent or the Purchaser pursuant to Section 7.2(1)(d)(i) [Breach of Representation or Warranty or Failure to Perform Covenant by the Corporation], Section 7.2(1)(d)(ii)(E) [Change in Recommendation or Superior Proposal], Section 7.2(1)(d)(iii) [Dissent Rights] or Section 7.2(1)(d)(iv) [Material Adverse Effect].

(2)

If a Corporation CCAA Trigger Event occurs, the Corporation covenants to implement a Board endorsed CCAA Sale Transaction and commence without delay an application in the Court at the first available hearing date for an initial order and an amended and restated initial order (collectively, the “CCAA Order”) under the CCAA, in accordance with the following terms and conditions (collectively, the “CCAA Proceedings”):

(a)

the Corporation will apply to the Court for approval of a SISP Process Order (the “SISP Order”) with the Parent or the Purchaser as stalking horse bidder with the ability to acquire, directly or indirectly, the Corporation Assets and business (whether by way of an asset purchase, the purchase of newly issued shares or another form of transaction) by way of credit bid of a portion of the aggregate indebtedness owing from the Corporation to the Parent or the Purchaser equivalent to the aggregate Consideration, regardless of its allocation among stakeholders as determined by the Court (the “CCAA Sale Transaction”);

(b)

the CCAA Order shall include, among other things: (i) a provision staying proceedings against the Corporation; and (ii) an Order for interim financing from the Parent or the Purchaser, on terms to be negotiated with the Corporation and approved by the Court

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(the “DIP Order”) and such other ancillary relief as the Parent or the Purchaser may approve, including the SISP Order;

(c)

the process contemplated under the SISP Order shall be completed and a Vesting Order granted with respect to the transfer of business of the Corporation to the Parent or the Purchaser, provided that the Parent or the Purchaser is the successful bidder of the SISP (the “Vesting Order”) within 45 Business Days after the commencement of the CCAA Proceedings, or as the Court may allow;

(d)

to the extent that the Corporation fails to commence a CCAA Proceeding within ten (10) Business Days of the deadlines set forth above (provided that the Parent and the Purchaser, as applicable, has, in a timely manner, cooperated with the Corporation in the negotiation and completion of the agreements to which the Parent and/or the Purchaser, as applicable, will be a party and the other related materials in order to enable the Corporation to comply with the timeline set out in this paragraph and if there is delay caused by the Parent and/or the Purchaser or more time is required through no fault of the Corporation, the foregoing 10 Business Day timeline shall be extended accordingly), the Parent and/or the Purchaser shall be entitled to make an application and seek the entry of the CCAA Orders, or take such other steps to enforce its security interests, and the Corporation and its Subsidiaries or affiliates shall not contest the granting of such relief and shall waive any applicable notice periods under Section 244 of the Bankruptcy and Insolvency Act (Canada) once notice is received from the Parent or the Purchaser; and

(e)	the CCAA Proceedings will be terminated after closing of the CCAA Sale Transaction and no later than March 15, 2026 or such later date as determined by the Purchaser, in its sole discretion.

Section 8.4 Acknowledgement

(1)

Each Party acknowledges that the agreements contained in Section 8.2 are an integral part of the transactions contemplated by this Agreement, that without these agreements the Parties would not enter into this Agreement, and that the amounts set out in Section 8.2 are payments in consideration for the disposition of the Corporation’s or the Purchaser’s rights, as applicable, under this Agreement and represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, reputational damages and out-of-pocket expenditures, which the Parent or the Purchaser, as applicable, will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and is not a penalty. Each Party irrevocably waives any right it may have to raise as a defence that any such proceeds are excessive or punitive.

(2)

Subject to the Purchaser’s right to injunctive and other equitable relief or other form of specific performance in accordance with Section 8.9, in the event the Corporation Expense Fee is paid to the Purchaser in circumstances for which such fee is payable, such payment of the Corporation Expense Fee shall be the sole and exclusive remedy of any Purchaser Related Party against the Corporation and any of its affiliates and any of their respective former, current or future directors, officers, employees, affiliates, partners, general or limited partners, shareholders, stockholders, equity holders, controlling persons, managers, members or agents (collectively, the “Corporation Related Parties”) for any loss suffered as a result of the failure of the Arrangement or the transactions contemplated hereby to be consummated or for a breach or failure to perform any obligations required to be performed under this Agreement or otherwise relating to or arising out of this Agreement or the Arrangement, and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

upon payment of such amount none of the Corporation Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Arrangement, and no Purchaser Related Party shall seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against any Corporation Related Parties in connection with this Agreement or the transactions contemplated by this Agreement, provided, however, that such limitation shall not apply in the event of fraud or a Willful Breach by the Corporation or any of its Subsidiaries of its representations, warranties, covenants or agreements set forth in this Agreement, which breach and liability shall not be affected by termination of this Agreement or any payment of the amounts set out in Section 8.2.

Section 8.5 Expenses.

Except as otherwise specifically provided for in this Agreement, all out-of-pocket third party expenses incurred in connection with the Arrangement, this Agreement or the transactions contemplated hereby, including all costs, expenses and fees of the Corporation incurred prior to or after the Effective Time in connection with, or incidental to, the Plan of Arrangement, shall be paid by the Party incurring such expenses, whether or not the Arrangement is consummated.

Section 8.6 Notices.

Any notice, or other communication given regarding the matters contemplated by this Agreement must be in writing, sent by personal delivery, courier or email sent to and addressed:

(a)	to the Parent and/or the Purchaser at:

14, Wiryeseong-daero, Songpa-gu,

Seoul, 05545, Korea

Attention:  Dr. Jaehyun Park

Email:             [Redacted for confidentiality reasons]

Attention:  Tony Koh, Head of Global Business Development

Email:             [Redacted for confidentiality reasons]

with a copy to (which shall not constitute notice):

Stikeman Elliott LLP

Bankers Hall, 4200 888 - 3 St SW

Calgary, AB T2P 5C5

Attention:  Keith Chatwin

Emails:            [Redacted for confidentiality reasons]

(b)	to the Corporation at:

Aptose Biosciences Inc.

66 Wellington Street West, Suite 5300

TD Bank Tower, Box 48

Toronto, ON M5K 1E6

Attention:  William G. Rice

Email:             [Redacted for confidentiality reasons]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

with a copy to (which shall not constitute notice):

McCarthy Tétrault LLP

1000 de la Gauchetière Street

Suite MZ400

Montréal, Québec H3B 0A2

Attention:  Charles-Antoine Soulière

Email             [Redacted for confidentiality reasons]

Any notice or other communication is deemed to be given and received (a) if sent by personal delivery or same day courier, on the date of delivery if it is a Business Day and the delivery was made prior to 5:00 p.m. (local time in place of receipt) and otherwise on the next Business Day, (b) if sent by overnight courier, on the next Business Day, or (c) if sent by email, on the date such email was sent if it is a Business Day and such email was sent prior to 5:00 p.m. (local time in the place of receipt) and otherwise on the next Business Day (provided in the case of email that no “bounce-back” or notice of non-delivery is received by the sender within thirty (30) minutes of the time of sending). A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

Section 8.7 Time of the Essence.

Time is of the essence in this Agreement.

Section 8.8 Further Assurances.

Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Party may, either before or after the Effective Time, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement and, in the event the Arrangement becomes effective, to document or evidence any of the transactions or events set out in the Plan of Arrangement.

Section 8.9 Specific Performance.

(1)

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive relief, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such relief, this, subject to Section 8.4, being in addition to any other remedy to which the Parties may be entitled at Law or in equity.

(2)

Each Party hereby agrees not to raise any objections to the availability of the equitable remedies provided for herein and the Parties further agree that (a) by seeking the remedies provided for in this Section 8.9, a Party shall not in any respect waive its right to seek any other

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

form of relief that may be available to a Party under this Agreement (including Section 8.9 monetary damages), and (b) nothing set forth in this Section 8.9 shall require any Party hereto to institute any Proceeding for (or limit any Party’s right to institute any Proceeding for) specific performance under this Section 8.9 prior or as a condition to exercising any termination right under this Agreement (and/or receipt of any amounts due in connection with such termination), nor shall the commencement of any legal Proceeding pursuant to this Section 8.9 or anything set forth in this Section 8.9 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms hereof, or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 8.10 Third Party Beneficiaries.

(1)

Except as provided in Section 4.9, Section 8.4(2), Section 8.10 and Section 8.13(2) and which, without limiting their terms, are intended as stipulations for the benefit of the third Persons mentioned in such provision (such third Persons referred to in this Section 8.10 as the “Third Party Beneficiaries”), the Corporation, the Parent and the Purchaser intend that this Agreement will not benefit or create any right or cause of action in favour of any Person, other than the Parties and that no Person, other than the Parties, shall be entitled to rely on the provisions of this Agreement in any Proceeding.

(2)

Despite the foregoing, the Parties acknowledges to each of the Third Party Beneficiaries their direct rights against the applicable Party under Section 4.9, Section 8.4(2), Section 8.10, Section 8.10 and Section 8.13(2) of this Agreement, which are intended for the benefit of, and shall be enforceable by, each Third Party Beneficiary, its successors and assigns or his, her or their heirs and legal representatives, and in respect of the Third Party Beneficiaries identified as being entitled to indemnification under Section 4.9, the Corporation confirms that it is acting as trustee on their behalf, and agrees to enforce such provisions on their behalf, the Parties reserve their right to vary or rescind the rights at any time and in any way whatsoever, if any, granted by or under this Agreement to any Person who is not a Party, without notice to or consent of that Person, including any Third Party Beneficiary.

Section 8.11 Waiver.

No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right.

Section 8.12 Entire Agreement.

This Agreement, together with the Corporation Disclosure Letter, constitutes the entire agreement between the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The Parties have not relied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 8.13 Successors and Assigns.

(1)

This Agreement becomes effective only when executed by the Corporation, the Parent and the Purchaser. After that time, it will be binding upon and enure to the benefit of the Corporation, the Parent and the Purchaser and their respective successors and permitted assigns.

(2)	Neither this Agreement nor any of the rights or obligations under this Agreement are assignable or transferable by any Party without the prior written consent of the other Party.

Section 8.14 Severability.

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.15 Governing Law.

(1)	This Agreement will be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein.

(2)

Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto (and appellate courts therefrom) and waives objection to the venue of any Proceeding in such court or that such court provides an inconvenient forum.

Section 8.16 Rules of Construction.

The Parties to this Agreement waive the application of any Law or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

Section 8.17 No Liability.

(1)

No director or officer of the Parent or the Purchaser or any of their respective affiliates shall have any personal liability whatsoever to the Corporation under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Parent or the Purchaser, respectively. No director or officer of the Corporation or any of its Subsidiaries shall have any personal liability whatsoever to the Parent or the Purchaser under this Agreement or any other document delivered in connection with the transactions contemplated hereby on behalf of the Corporation or any of its Subsidiaries.

Section 8.18 Counterparts.

This Agreement may be executed in any number of counterparts (including counterparts by email) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed PDF or similar executed electronic copy of this Agreement, and such PDF or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

[Remainder of page intentionally left blank. Signature page follows.]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF the Parties have executed this Arrangement Agreement.

APTOSE BIOSCIENCES INC.

By:	(s) Dr. William G. Rice
Name: Dr. William G. Rice
Title: President and Chief Executive Officer

HANMI PHARMACEUTICAL CO. LTD.

By:	(s) Jae-Hyun Park
Name: Jae-Hyun Park
Title: CEO

HS NORTH AMERICA LTD.

By:	(s) Seonghoon Kim
Name: Seonghoon Kim
Title: CEO

Signature Page to Arrangement Agreement

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE A

PLAN OF ARRANGEMENT

See attached.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE A

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 193

OF THE BUSINESS CORPORATIONS ACT (Alberta)

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

Unless indicated otherwise, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings specified in the Arrangement Agreement and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“ABCA” means the Business Corporations Act (Alberta).

“Armistice Warrants” has the meaning specified in Section 2.5(1)(c).

“Arrangement” means the arrangement under Section 193 of the ABCA in accordance with the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

“Arrangement Agreement” means the arrangement agreement dated as of November 18, 2025 among the Purchaser, the Parent and the Corporation (including the schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms.

“Arrangement Resolution” means the special resolution approving this Plan of Arrangement to be considered at the Meeting, substantially in the form of Schedule B to the Arrangement Agreement.

“Articles of Arrangement” means the articles of arrangement of the Corporation in respect of the Arrangement, required by the ABCA to be filed with the Registrar after the Final Order is made, which shall include the Plan of Arrangement and otherwise be in a form and content satisfactory to the Corporation and the Purchaser, each acting reasonably.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Calgary, Alberta.

“CBCA” means the Canada Business Corporations Act.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Registrar pursuant to Subsection 193(11) of the ABCA in respect of the Articles of Arrangement.

“Circular” means the notice of the Meeting and accompanying management information circular prepared under Canadian Law, including all schedules, appendices and exhibits thereto, to be sent to each Shareholder and other Persons as required by the Interim Order and Law in connection with the Meeting, as amended, modified or supplemented from time to time in accordance with the terms of the Arrangement Agreement and unless the context requires otherwise, the term “Circular” includes the Proxy Statement.

“Consideration” means CAD$2.41 in cash per Share, without interest.

“Corporation” means Aptose Biosciences Inc., a corporation continued under the laws of the Province of Alberta from the CBCA.

“Corporation Surrender Agreements” means agreements entered into between the Corporation and each holder of Options, Warrants and RSUs whereby each holder of Options, Warrants or RSUs shall surrender such Option, Warrant and RSU.

“Court” means the Court of King’s Bench of Alberta, or other court as applicable.

“Depositary” means Computershare Investor Services Inc., in its capacity as depositary for the Arrangement, or such other Person as the Corporation and the Purchaser mutually agree to engage as depositary for the Arrangement.

“Dissent Rights” has the meaning specified in Section 3.1.

“Dissenting Holder” means a registered Shareholder who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Shares in respect of which Dissent Rights are validly exercised by such holder.

“DRS Advice” has the meaning specified in Section 4.1(2).

“Effective Date” means the date shown on the Certificate of Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date, or such other time as the Parties agree to in writing before the Effective Date.

“ESPP” means the 2021 employee stock purchase plan of the Corporation.

“Final Order” means the final order of the Court in a form acceptable to the Corporation and the Purchaser, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Corporation and the Purchaser, each acting reasonably) at any time prior to the Effective Time or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed or as amended (provided

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

that any such amendment is acceptable to both the Corporation and the Purchaser, each acting reasonably) on appeal.

“Governmental Entity” means any: (i) international, multinational, federal, provincial, state, territorial, municipal, local or other governmental or public department, regulatory authority, central bank, court, commission, commissioner, board, bureau, ministry, agency or instrumentality, domestic or foreign, and includes the Securities Authorities, (ii) any subdivision or authority of any of the foregoing, (iii) any quasi-governmental, self-regulatory organization or private body exercising any regulatory, expropriation or taxing authority under or for the account of its members or any of the above, including the TSX, SEC, the Canadian Investment Regulatory Organization (CIRO) and any other regulatory body, or (iv) any arbitrator exercising jurisdiction over the affairs of the applicable person, asset, obligation or other matter.

“Incentive Compensation Plans” means the Legacy Option Plan, the Stock Incentive Plan and the ESPP.

“Incentive Securities” means, collectively, the Options and the RSUs.

“Interim Order” means the interim order of the Court in a form acceptable to the Corporation and the Purchaser, each acting reasonably, providing for, among other things, the calling and holding of the Meeting, as such order may be amended by the Court with the consent of the Corporation and the Purchaser, each acting reasonably.

“Laws” means, with respect to any Person, any and all applicable laws, including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions or rulings of (or issued by) any Governmental Entity that is binding on or affecting such Person, and to the extent they have the force of law, all policies or guidelines of any Governmental Entity.

“Legacy Option Plan” means the Corporation’s share option plan.

“Letter of Transmittal” means the letter of transmittal sent to the Shareholders for use in connection with the Arrangement.

“Lien” means any mortgage, charge, pledge, hypothec, security interest, international interest, prior claim, encroachments, option, right of first refusal or first offer, occupancy right, covenant, assignment, lien (statutory or otherwise), defect of title, or restriction or adverse right or claim, or other third-party interest or encumbrance of any kind, in each case, whether contingent or absolute.

“Meeting” means the special meeting of the Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement, to be called and held in accordance with the Interim Order to consider the Arrangement Resolution and the Continuance Resolution and for any other purpose as may be set out in the Circular and agreed to in writing by the Purchaser.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Options” means the stock options of the Corporation granted pursuant to (i) the Stock Incentive Plan and (ii) the Legacy Option Plan.

“Parent” means Hanmi Pharmaceutical Co. Ltd., a corporation existing under the laws of the Republic of Korea.

“Parties” means the Corporation, the Parent and the Purchaser and “Party” means any one of them.

“Person” includes any individual, partnership, association, body corporate, organization, trust, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement proposed under Section 193 of the ABCA, subject to any amendments or variations to this plan made in accordance with the Arrangement Agreement and this plan or made at the direction of the Court in the Final Order with the prior written consent of the Corporation and the Purchaser, each acting reasonably.

“Proxy Statement” means the proxy statement on Schedule 14A prepared by the Corporation in connection with the Meeting.

“Purchaser” means HS North America Ltd., a corporation incorporated under the ABCA.

“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under the ABCA.

“RSUs” means the outstanding restricted share units of the Corporation granted pursuant to the Stock Incentive Plan.

“SEC” means the United States Securities and Exchange Commission.

“Securities Authority” means the OSC and any other applicable securities commissions or securities regulatory authority of a province or territory of Canada, the SEC and the TSX.

“Securityholders” means, collectively, the Shareholders and the holders of Incentive Securities and Warrants.

“Shareholders” means the registered or beneficial holders of the Shares, as the context requires.

“Shares” means the common shares in the share capital of the Corporation.

“Stock Incentive Plan” means the Corporation’s 2021 stock incentive plan, as amended (and as further amended from time to time).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

“Tax Act” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time.

“Warrants” means the Share purchase warrants of the Corporation.

Section 1.2 Certain Rules of Interpretation

In this Plan of Arrangement, unless otherwise specified:

(1)

Headings, etc. The division of this Plan of Arrangement into Articles and Sections and the insertion of headings are for convenient reference only and do not affect the construction or interpretation of this Plan of Arrangement.

(2)

Currency. All references to dollars or to $ are references to Canadian dollars. In the event that any amounts are required to be converted from a foreign currency to Canadian dollars or vice versa, such amounts shall be converted using the most recent daily exchange rate published by The Bank of Canada before the relevant calculation date.

(3)	Gender and Number. Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(4)

Certain Phrases and References, etc. The words (i) “including”, “includes” and “include” mean “including (or includes or include) without limitation”, and “the aggregate of”, “the total of”, “the sum of”, or a phrase of similar meaning means “the aggregate (or total or sum), without duplication, of,”. Unless stated otherwise, “Article” and “Section”, followed by a number or letter mean and refer to the specified Article or Section of this Plan of Arrangement. The terms “Plan of Arrangement”, “hereof”, “herein” and similar expressions refer to this Plan of Arrangement (as it may be amended, modified or supplemented from time to time) and not to any particular article, section or other portion hereof and include any instrument supplementary or ancillary hereto.

(5)

Statutes. Any reference to a Law refers to such Law and all rules and regulations made under it, as it or they may have been or may from time to time be amended, consolidated, replaced or re-enacted, unless stated otherwise.

(6)

Computation of Time. If any action may be taken within, or any right or obligation is to expire at the end of, a period of days under this Plan of Arrangement, then the first day of the period is not counted, but the day of its expiry is counted. Whenever payments are to be made or an action is to be taken on a day which is not a Business Day, such payment will be made or such action will be taken on or not later than the next succeeding Business Day.

(7)	Time References. References to time are to local time, Calgary, Alberta.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE 2

THE ARRANGEMENT

Section 2.1 Conditions Precedent to Implementation

The following preliminary steps will occur in the following order as conditions precedent to the implementation of this Plan of Arrangement:

(1)	the Continuance Resolution will have been approved in accordance with the ABCA; and

(2)	the Continuance will have been completed.

Section 2.2 Arrangement Agreement

This Plan of Arrangement constitutes an arrangement under Section 193 of the ABCA and is made pursuant to, and is subject to the provisions of, the Arrangement Agreement.

Section 2.3 Binding Effect

This Plan of Arrangement and the Arrangement, upon the filing of the Articles of Arrangement and the issuance of the Certificate of Arrangement, will become effective, and be binding on the Purchaser, the Corporation, all Shareholders (including Dissenting Holders), all holders of Incentive Securities and Warrants, the registrar and transfer agent of the Corporation, the Depositary and all other Persons at and after the Effective Time, without any further act or formality required on the part of any Person, except as expressly provided in this Plan of Arrangement.

Section 2.4 Filing of Articles of Arrangement

The Articles of Arrangement shall be filed with the Registrar with the purpose and intent that none of the provisions of this Plan of Arrangement shall become effective unless all of the provisions of this Plan of Arrangement shall have become effective in the sequence provided herein. The Certificate of Arrangement shall be conclusive proof that the Arrangement has become effective and that each of the events or transactions set forth in Section 2.5 have become effective in the sequence and, as applicable, at the time set out therein.

Section 2.5 Arrangement

Pursuant to the Arrangement, each of the following events shall occur and shall be deemed to occur sequentially as set out below without any further authorization, act or formality, in each case, unless stated otherwise, effective at one-minute intervals starting at the Effective Time:

(1)	In accordance with and subject to this Plan of Arrangement and the Corporation Surrender Agreements and notwithstanding anything contrary in the Incentive

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Compensation Plans, Warrant certificate or any applicable grant letter, employment Contract or any resolution or determination of the Board (or any committee thereof), at the Effective Time, the Incentive Securities and Warrants identified below shall be treated as follows:

(a)

each Option held by an Option holder will cease to represent an option or other right to acquire Shares and shall be surrendered to the Corporation and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration less the applicable exercise price in respect of such Option (for greater certainty, where such amount is zero or negative, neither the Corporation nor the Purchaser shall be obligated to pay the holder of such Option any amount in respect of such Option), less any applicable withholdings pursuant to Section 4.3;

(b)

each RSU held by a RSU holder will cease to represent a share unit of the Corporation and shall be surrendered to the Corporation and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration, less any applicable withholdings pursuant to Section 4.3;

(c)

each Warrant held by a Warrant holder other than Warrants held by Armistice Capital Master Fund Ltd. (the “Armistice Warrants”) will cease to represent a common share purchase warrant of the Corporation and shall be surrendered to the Corporation and exchanged for an amount in cash, payable by the Corporation, equal to the Consideration, less the exercise price per Share of such Warrant (for greater certainty, where such amount is zero or negative, neither the Corporation nor the Purchaser shall be obligated to pay the holder of such Warrant any amount in respect of such Warrant), less any applicable withholdings pursuant to Section 4.3; and

(d)

each Armistice Warrant will cease to represent a common share purchase warrant of the Corporation, and shall be deemed to be surrendered and exchanged for an amount in cash, payable by the Corporation, equal to the Black Scholes Amount, less any applicable withholding pursuant to Section 4.3;

(2)

each outstanding Share held by a Dissenting Holder in respect of which Dissent Rights have been validly exercised shall be deemed to have been transferred without any further action by or on behalf of the holder thereof to the Purchaser, and:

(a)

such Dissenting Holder shall cease to be the holder of such Share and to have any rights as a Shareholder, other than the right to be paid the fair value of its Shares by the Purchaser in accordance with Section 3.1 less any applicable withholdings pursuant to Section 4.3;

(b)	such Dissenting Holder’s name shall be removed from the register of holders of Shares maintained by or on behalf of the Corporation; and

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(c)

the Purchaser shall be recorded in the register of holders of Shares maintained by or on behalf of the Corporation as the holder of the Shares so transferred, and shall be deemed to be the legal and beneficial owner thereof;

(3)

concurrently with section (2) above, each outstanding Share (other than (i) Shares held by any Dissenting Holder who has validly exercised such holder’s Dissent Rights and (ii) Shares owned or beneficially controlled by the Purchaser or any of its affiliates) shall be transferred without any further action by or on behalf of the holder thereof, to the Purchaser in exchange for the Consideration, less any applicable withholdings pursuant to Section 4.3, and:

(a)

the holder of each such Share shall cease to be the holder thereof and to have any rights as a Shareholder other than the right to receive the Consideration in accordance with this Plan of Arrangement;

(b)

a portion of the amount held by the Depositary as agent for and on behalf of the Purchaser, equal to the aggregate Consideration payable in respect of such outstanding Shares, shall thereupon be held by the Depositary as agent for and on behalf of the former holders of such Shares, to be paid to such holders following the completion of the Plan of Arrangement in accordance with Section 4.1;

(c)	such holder’s name shall be removed from the register of holders of Shares maintained by or on behalf of the Corporation; and

(d)

the Purchaser shall be recorded in the register of holders of Shares maintained by or on behalf of the Corporation as the holder of the Shares so transferred, and shall be deemed to be the legal and beneficial owner thereof, following the payments or actions in Section 2.5(1), all Incentive Securities and Warrants, whether vested or unvested, outstanding on the Effective Date shall be deemed cancelled, surrendered and cancelled and (i) each holder of Options, RSUs or Warrants shall cease to be a holder of such Options, RSUs or Warrants, (ii) such holder’s name shall be removed from each applicable register, (iii) the Incentive Compensation Plans and all agreements relating to the Options, RSUs and Warrants shall be terminated and shall be of no further force and effect, and (iv) such holder shall thereafter have only the right to receive the consideration to which they are entitled pursuant to Section 2.5(1)(a), Section 2.5(1)(b)and Section 2.5(1)(c) at the time and in the manner specified in Section 2.5(1)(a), Section 2.5(1)(b) and Section 2.5(1)(c).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

ARTICLE 3

DISSENT RIGHTS

Section 3.1 Dissent Rights

(1)

Registered holders of Shares may exercise dissent rights (“Dissent Rights”) in connection with the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by the Interim Order, the Final Order and this Section 3.1, provided that, notwithstanding Subsection 191(5) of the ABCA, the written objection to the Arrangement Resolution referred to in Subsection 191(5) of the ABCA must be received by Corporation at its registered office no later than 10:00 a.m. (local time in place of receipt) two (2) Business Days immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time).

(2)	Each Dissenting Holder who duly exercises Dissent Rights shall be deemed to have transferred the Shares held by such holder to the Purchaser, as provided in Section 2.5(2), and if such holder:

(a)

is ultimately entitled to be paid fair value for such Shares, shall be entitled to be paid the fair value of such Shares by the Purchaser, less any applicable withholdings, which fair value, notwithstanding anything to the contrary in Part XV of the ABCA, shall be determined as of the close of business on the day before the Arrangement Resolution was adopted and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holders not exercised their Dissent Rights in respect of such Shares; or

(b)

is ultimately not entitled, for any reason, to be paid the fair value for such Shares, shall be deemed to have participated in the Arrangement on the same basis as Shareholders who have not exercised Dissent Rights in respect of such Shares and shall be entitled to receive the Consideration to which Shareholders who have not exercised Dissent Rights are entitled under Section 2.5(2) hereof, less any applicable withholdings.

Section 3.2 Recognition of Dissenting Holders

(1)

In no case shall the Corporation, the Purchaser or any other Person be required to recognize a Person exercising Dissent Rights unless such Person is the registered holder of those Shares in respect of which such rights are sought to be exercised.

(2)	In no case shall the Corporation, the Purchaser or any other Person be required to recognize any holder of Shares who exercises Dissent Rights as a holder of such Shares after the Effective Time.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(3)

Shareholders who withdraw, or are deemed to withdraw, their right to exercise Dissent Rights shall be deemed to have participated in the Arrangement, as of the Effective Time, and shall be entitled to receive the Consideration to which Shareholders who have not exercised Dissent Rights are entitled under Section 3.1 hereof, less any applicable withholdings.

(4)

In addition to any other restrictions under Section 191 of the ABCA, none of the following shall be entitled to exercise Dissent Rights: (a) holders of Incentive Securities (in their capacity as holders of Incentive Securities), (b) holders of Warrants (in their capacity as holders of Warrants) and (c) Shareholders who vote or have instructed a proxyholder to vote Shares in favour of the Arrangement Resolution.

ARTICLE 4

CERTIFICATES AND PAYMENTS

Section 4.1 Delivery of Consideration

(1)

No later than one Business Day prior to the filing of the Articles of Arrangement, the Purchaser shall deposit, or arrange to be deposited, for the benefit of Shareholders (other than the Dissenting Holders and the Purchaser or its affiliates), cash with the Depositary in the aggregate amount as is required by this Plan of Arrangement, with the cash amount per Share in respect of which Dissent Rights have been exercised being deemed to be the Consideration for this purpose, less any amounts withheld pursuant to Section 4.3, for the benefit of the Shareholders.

(2)

Upon surrender to the Depositary of a direct registration statement (DRS) advice (a “DRS Advice”) or a certificate which immediately prior to the Effective Time represented outstanding Shares that were transferred pursuant to Section 2.5(3), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Shareholders represented by such surrendered DRS Advice or certificate shall, upon the effectiveness of Section 2.5(3), be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash payment which such holder has the right to receive under this Plan of Arrangement for such Shares, without interest, less any amounts withheld pursuant to Section 4.3, and any DRS Advice or certificate so surrendered shall forthwith be cancelled.

(3)

As soon as practicable after the Effective Time, the Purchaser shall cause the Corporation, to deliver to each former holder of Incentive Securities and Warrants (in accordance with Section 2.5(1)), the cash payment, if any, less any amounts withheld pursuant to Section 4.3, that such holder is entitled to receive under this Plan of Arrangement, either (i) pursuant to the normal payroll practices and procedures of the Corporation, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Corporation is not practicable for any such holder, by cheque (delivered to the address of such holder of Incentive

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Securities and Warrants, as reflected on the register maintained by or on behalf of the Corporation in respect of the Options, RSUs and Warrants, as applicable). Notwithstanding that amounts under this Plan of Arrangement may be calculated in Canadian dollars, the Corporation is entitled to make the payments contemplated in this Section 4.1(3) in the applicable currency in respect of which the Corporation customarily makes payment to such holder by using the most recent daily exchange rate published by the Bank of Canada on the date that is one (1) Business Day immediately preceding the Effective Date.

(4)

Until surrendered as contemplated by this Section 4.1, each DRS Advice or certificate that immediately prior to the Effective Time represented Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender the cash payment which the holder is entitled to receive in lieu of such DRS Advice or certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.3. Any such DRS Advice or certificate formerly representing Shares not duly surrendered on or before the sixth (6th) anniversary of the Effective Date shall cease to represent a claim by or interest of any former holder of Shares of any kind or nature against or in the Corporation or the Purchaser. On such date, all cash payments to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser, and shall be paid over by the Depositary to the Purchaser or as directed by the Purchaser.

(5)

Any payment made by the Depositary (or the Corporation or any of its Subsidiaries, if applicable) in accordance with this Plan of Arrangement that has not been deposited or has been returned to the Depositary (or the Corporation) or that otherwise remains unclaimed, in each case, on or before the sixth (6th) anniversary of the Effective Time, and any right or claim to payment hereunder that remains outstanding on the sixth (6th) anniversary of the Effective Time shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable consideration for the Shares, Incentive Securities and Warrants in accordance with this Plan of Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Corporation, as applicable, for no consideration.

(6)

No holder of Shares, Incentive Securities or Warrants shall be entitled (following the completion of the Plan of Arrangement) to receive any consideration with respect to such Shares, Incentive Securities and Warrants other than the applicable consideration which such holder is entitled to receive in accordance with Section 2.5 and this Section 4.1 and, for greater certainty, no such holder shall be entitled to receive any interest, dividends, premium or other payment in connection therewith, other than, in respect of Shares, any declared but unpaid dividends with a record date prior to the Effective Date. No dividend or other distribution declared or made after the Effective Time with respect to any securities of the Corporation with a record date on or after the Effective Date shall be delivered to the holder of any unsurrendered certificate which, immediately prior to the Effective Date, represented outstanding Shares.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Section 4.2 Lost Certificates

In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Shares that were transferred pursuant to Section 2.5 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and who was listed immediately prior to the Effective Time as the registered holder thereof on the register of holders of Shares maintained by or on behalf of the Corporation, the Depositary shall deliver in exchange for such lost, stolen or destroyed certificate, the cash payment which such holder is entitled to receive for such Shares under this Plan of Arrangement in accordance with such holder’s Letter of Transmittal. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such payment is to be delivered shall, as a condition precedent to the delivery of such payment, give a bond satisfactory to the Purchaser and the Depositary (each acting reasonably) in such amount as the Purchaser may direct, or otherwise indemnify the Corporation, the Depositary and the Purchaser in a manner satisfactory to the Corporation, the Depositary and the Purchaser (each acting reasonably), against any claim that may be made against the Corporation, the Depositary or the Purchaser with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.3 Withholding Rights

Each of the Purchaser, the Corporation, any of the Subsidiaries of the Corporation and the Depositary shall be entitled to deduct and withhold from any amount payable or property deliverable to any Person under this Plan of Arrangement, such amounts as the Corporation, the Purchaser, a Subsidiary or the Depositary is directed to deduct and withhold or is required or permitted to be deducted and withheld with respect to such payment under the Tax Act or the provisions of any other applicable tax Law, and shall remit such deducted and withheld amounts to the appropriate Governmental Entity. If the Purchaser (or its affiliate or agent) expects to withhold or deduct from any amount payable or deliverable under this Plan of Arrangement or the Arrangement Agreement, the Purchaser shall use commercially reasonable efforts to provide notice thereof in writing to the Corporation and the Depositary reasonably promptly after the Purchaser becomes aware of such expectation, and the Purchaser and the Corporation any shall reasonably cooperate in good faith to minimize the amount of such withholding or deduction to the extent permitted by applicable Laws. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Person in respect of which such deduction or withholding was made, provided that such amounts are actually remitted to the appropriate Governmental Entity in accordance with applicable Laws.

Section 4.4 Calculations

All aggregate amounts of cash consideration to be received under this Plan of Arrangement will be calculated to the nearest cent ($0.01). All calculations and determinations made in good faith by the Corporation, the Purchaser or the Depositary,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

as applicable, for the purposes of this Plan of Arrangement shall be conclusive, final and binding.

Section 4.5 No Liens

Any exchange or transfer of securities, deemed or otherwise, in accordance with this Plan of Arrangement shall be free and clear of any Liens or other claims of third parties of any kind.

Section 4.6 Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Shares, Warrants and Incentive Securities issued or outstanding prior to the Effective Time, (b) the rights and obligations of the Securityholders, the Corporation, the Purchaser, the Depositary, and any registrar or transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Shares, Warrants or Incentive Securities shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

ARTICLE 5

AMENDMENTS

Section 5.1 Amendments

(1)

The Corporation and the Purchaser may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must (a) be set out in writing, (b) be approved by the Corporation and the Purchaser, each acting reasonably, (c) be filed with the Court and, if made following the Meeting, approved by the Court, and (d) be communicated to the Securityholders if, when and in the manner required by the Court (if so required).

(2)

Notwithstanding Section 5.1(1), the Purchaser may unilaterally amend, modify and/or supplement this Plan of Arrangement at any time and from time to time without the approval of the Court or the Securityholders, provided that each such amendment, modification and/or supplement (a) must concern a matter which, in the reasonable opinion of the Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement, and (b) is not adverse to the economic interests of any Securityholders.

(3)

Subject to Section 5.1(2), any amendment, modification and/or supplement to this Plan of Arrangement may be proposed by the Corporation or the Purchaser at any time prior to or at the Meeting (provided that the other Parties shall have consented thereto in writing) with or without any other prior notice or communication to the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Shareholders, and if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(4)

Subject to Section 5.1(2), the Corporation and the Purchaser may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time after the Meeting and prior to the Effective Time with the approval of the Court, and, if and as required by the Court, after communication to the Shareholders or after it is consented to by the Shareholders in the manner directed by the Court.

Section 5.2 Termination

This Plan of Arrangement may be withdrawn prior to the Effective Time in accordance with the terms of the Arrangement Agreement.

ARTICLE 6

FURTHER ASSURANCES

Section 6.1 Further Assurances

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the Parties shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out in this Plan of Arrangement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE B

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

(1)

The arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act (Alberta) (the “ABCA”) of Aptose Biosciences Inc. (the “Corporation”), pursuant to the arrangement agreement (as it may from time to time be amended, modified or supplemented, the “Arrangement Agreement”) among the Corporation, Hanmi Pharmaceutical Co. Ltd. and HS North America Ltd. dated November 18, 2025, all as more particularly described and set forth in the proxy statement of the Corporation (the “Proxy Statement”) accompanying the notice of meeting and as it may from time to time be amended, modified or supplemented in accordance with the Arrangement Agreement, is hereby authorized, approved and adopted.

(2)

The plan of arrangement (as it has been or may be amended, modified or supplemented in accordance with the Arrangement Agreement and its terms, the “Plan of Arrangement”), the full text of which is set out as an Appendix to the Proxy Statement, is hereby authorized, approved and adopted.

(3)

The (i) Arrangement Agreement and all transactions contemplated therein, (ii) actions of the directors of the Corporation in approving the Arrangement Agreement, and (iii) actions of the directors and officers of the Corporation in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, as well as the Corporation’s application for an interim order from the Court of King’s Bench of Alberta (the “Court”), are hereby ratified and approved.

(4)	The Corporation is hereby authorized to apply for a final order from the Court to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement.

(5)

Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of the Corporation or that the Arrangement has been approved by the Court, the directors of the Corporation are hereby authorized and empowered, at their discretion, without notice to or approval of the shareholders of the Corporation, (i) to amend, modify or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted thereby, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and any related transactions.

(6)

Any director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation, to execute and deliver for filing with the Registrar under the ABCA articles of arrangement and to deliver or file all such other documents and instruments as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement or any such other document or instrument.

Any director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute and deliver or cause to be executed and delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as such person determines may be necessary or desirable to give full force and effect to the foregoing resolutions and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such other document or instrument or the doing of any other such act or thing.

B-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE C

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

(1)	Organization and Qualification.

The Corporation and each of its Subsidiaries is a corporation or other entity duly incorporated or continued, as applicable, organized, validly existing, and in good standing under the laws of the jurisdiction of its governing jurisdiction. The Corporation, and each of its Subsidiaries, has all requisite corporate power and authority, and, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, is duly qualified, licensed or registered and holds all material Authorizations required by Law to carry on its business as now conducted and to own, lease and operate its assets and business.

(2)	Corporate Authorization.

The Corporation has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by the Corporation of its obligations under this Agreement and the consummation of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Corporation and no other corporate proceedings on the part of the Corporation are necessary to authorize this Agreement, the consummation of the Arrangement and the other transactions contemplated hereby, other than the approval by the Board of the Circular, Required Shareholder Approval, the Interim Order and the Final Order.

(3)	Execution and Binding Obligation.

This Agreement has been duly executed and delivered by the Corporation, and constitutes a legal, valid and binding agreement of the Corporation, enforceable against it in accordance with its terms subject only to (a) any limitation on enforcement under Laws relating to bankruptcy, winding-up, insolvency, reorganization, arrangement or other Law affecting the enforcement of creditors’ rights generally, and (b) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(4)	Governmental Authorization.

The execution and delivery of this Agreement by the Corporation, and the performance of its obligations hereunder and the consummation of the Arrangement and the other transactions contemplated hereby, do not require any Authorization or other action by or in respect of, or filing with or notification to, any Governmental Entity by the Corporation or any of its Material Subsidiaries other than (a) the Regulatory Approvals, (b) the Interim Order and the Final Order, (c) filings with the Registrar under the ABCA, (d) the filing of the Articles of Arrangement, the filing of the Circular on SEDAR+ and with the SEC and customary filings with the Securities Authorities and the TSX.

(5)	No Conflict/ Non-Contravention.

The execution and delivery of this Agreement by the Corporation, and performance of its obligations hereunder and the consummation by the Corporation of the Arrangement and the other transactions contemplated hereby do not and will not (or would not, with the giving of notice, the lapse of time or the happening of any other event or condition (or combination thereof)):

(a)	contravene, conflict with, or result in any violation or breach of the Constating Documents of the Corporation or any of its Subsidiaries;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)

assuming satisfaction of, or compliance with, the matters referred to in Paragraph (4) above, and receipt of the Authorizations referred to therein, conflict with or result in a violation or breach of Law applicable to the Corporation or any of its Subsidiaries in any material respect;

(c)

allow any Person to exercise any rights, require any consent or notice to or other action by any Person, or constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Corporation or any of its Subsidiaries is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under any Material Contract or any material Authorization to which the Corporation or any of its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound; or

(d)	result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Corporation Assets;

with such exceptions, in the case of clauses (c) and (d) as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(6)	Capitalization.

(a)

The authorized share capital of the Corporation consists of an unlimited number of Shares of which 2,552,429 Shares are issued and outstanding as of the date of this Agreement (assuming no issuance of Shares on the date hereof pursuant to Incentive Securities or Warrants). No Person, firm or company has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase from the Corporation or any of its Subsidiaries of any unissued Shares or any shares of its Subsidiaries or any right to convert any obligation into or exchange any Shares or any of its Subsidiaries, or for the purchase or acquisition of any Shares, material assets or material property of the Corporation or any of its Subsidiaries.

(b)

As of the date hereof, there are 37,370 Options, nil RSUs and 1,267,585 Warrants issued and outstanding. Section (6)(b) of the Corporation Disclosure Letter contains a complete and accurate list of all Incentive Securities issued and outstanding as of the date hereof, including, with respect to each such Incentive Security, as applicable, a unique identifier for the holder, the date of grant, the Incentive Compensation Plan or individual grant agreement pursuant to which each such Incentive Security was granted, the number of Shares issuable pursuant to such Incentive Securities, the exercise price, the expiry date, the vesting schedule (including any acceleration provisions) and any applicable performance conditions. There are no accrued or unpaid dividends or dividend equivalent rights with respect to any Incentive Securities. Section (6)(b) of the Corporation Disclosure Letter sets out (i) the holder of each Warrant; (ii) the number of Shares issuable therefor; (iii) the date on which each Warrant was granted and the corresponding grant agreement or certificate; (iv) the purchase price payable per share upon the exercise of each such Warrant; and (v) the date on which each Warrant expires.

(c)

All of the issued and outstanding Shares have been validly issued as fully paid and non-assessable, and all Shares issuable upon the settlement or exercise, as applicable, of Incentive Securities have been duly authorized and, upon issuance, shall be validly issued as fully paid and non-assessable.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d)

All outstanding Shares, Warrants and Incentive Securities have been duly authorized by the Board (or a duly authorized committee thereof) and have been issued in compliance with all applicable Laws (including Securities Laws) and no Shares, Warrants or incentive Securities have been issued in violation of any pre-emptive or similar rights applicable to them.

(e)

Except for the Incentive Securities and Warrants, there are no rights that are linked in any way to the price of any securities of, or to the value of or of any part of, or to any dividends or distributions paid on any securities of, the Corporation or any of its Subsidiaries (other than the rights of shareholders to dividends) and there are no options, convertible securities, warrants, stock appreciation rights or other rights, Contracts, plans (including any shareholder rights plan or poison pill), arrangements or commitments of any character whatsoever (pre-emptive, contingent or otherwise) requiring, or which may require, whether or not subject to conditions, the issuance, sale or transfer by the Corporation or any of its Subsidiaries of any securities of the Corporation or any of its Subsidiaries (including Shares) or any securities convertible into, or exchangeable or exercisable for, or otherwise evidencing a right to subscribe for or acquire, any securities of the Corporation or any of its Subsidiaries.

(f)

There are no outstanding contractual or other obligations of the Corporation or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Corporation’s or any Subsidiary’s securities, or qualify securities for public distributions in Canada, the United States or elsewhere. Other than the Shares, there are no securities, notes, bonds, debentures or other evidences of indebtedness or any other agreements, arrangements, or other instruments or obligations of the Corporation or of any of its Subsidiaries that carry (or which is convertible into, or exchangeable for, securities having) the right to vote generally with the Shareholders on any matter.

(7)	Shareholders’ and Similar Agreements.

Except for the Investor Rights Agreement, none of the Corporation or any of its Subsidiaries is a party to any unanimous shareholders agreement, shareholder agreement, pooling, voting, or other similar arrangement or understanding relating to the ownership or voting of any securities of the Corporation or any of its Subsidiaries or pursuant to which any Person may have any right or claim in connection with any existing or past equity interest in the Corporation or any of its Subsidiaries. To the knowledge of the Corporation, as of the date hereof, other than the Support and Voting Agreements, there are no irrevocable proxies or voting Contracts with respect to any securities issued by the Corporation or any of its Subsidiaries.

(8)	Subsidiaries.

(a)

A true and complete list of all Subsidiaries of the Corporation is set out in Section (8)(a) of the Corporation Disclosure Letter, including: (i) its name and (ii) the number and type of its outstanding equity securities.

(b)

Except for the shares or other equity interests directly or indirectly owned by the Corporation in any of its Subsidiaries, the Corporation does not own any direct or indirect equity or voting interest of any kind in any Person.

(c)

The Corporation directly or indirectly owns all of the issued and outstanding shares and other equity interests (including partnership interests, however divided) of each of its Subsidiaries, free and clear of any Liens (other than Permitted Liens), and all of such issued and outstanding shares or interests directly or indirectly owned by the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Corporation have been duly authorized and validly issued and are fully paid and non-assessable shares or interests.

(d)

There are no Contracts, arrangements or restrictions that do not constitute Permitted Liens that require the Corporation’s Subsidiaries to issue, sell or deliver any shares or other interests, or any securities convertible into or exchangeable for, any shares or other interests.

(e)	NuChem Pharmaceuticals Inc. has not conducted any business in the last three years and, as of the date hereof, has no assets, property or liabilities (vested, contingent or otherwise).

(9)	Securities Law Matters.

(a)

The Corporation is a “reporting issuer” (or the equivalent) under Securities Laws in each of the provinces of Canada. The Shares are registered pursuant to the U.S. Exchange Act. The Shares are listed and posted for trading on the TSX. The Corporation does not have any securities listed or posted for trading on any securities exchange other than the TSX. The Corporation is not in default in any material respects of any requirements of any Securities Laws. The Corporation is not subject to any continuous or periodic or other disclosure requirements under the securities laws of any jurisdiction other than the provinces of Canada and the United States. None of the Subsidiaries of the Corporation is subject to any continuous or periodic, or other disclosure requirements under any securities laws in any jurisdiction.

(b)

The Corporation has not taken any action to cease to be a “reporting issuer” (or the equivalent) in any province of Canada nor has the Corporation received notification from any Securities Authority seeking to revoke the reporting issuer status of the Corporation. No Proceeding or Order for the delisting, suspension of trading or cease trade or other Order or restriction with respect to any securities of the Corporation is in effect or has been threatened or, to the knowledge of the Corporation, is pending or is expected to be implemented or undertaken (other than as contemplated by Section 4.10) and, to the knowledge of the Corporation, the Corporation is not subject to any formal review, inquiry, investigation or other Proceeding relating to any such Order or restriction.

(c)

The Corporation has timely filed or furnished with the Securities Authorities and the TSX and the NASDAQ all forms, reports, schedules, statements and other documents required to be filed or furnished by the Corporation with the Securities Authorities and the TSX and the NASDAQ since January 1, 2023 (including “documents affecting the rights of securityholders” and “material contracts” required to be filed by Part 12 of Regulation 51-102). The documents comprising the Corporation Filings, as of their respective dates, complied as filed in all material respects with applicable Law and did not contain any Misrepresentation. The Corporation has not filed any confidential material change report or other confidential filing with any Securities Authority which at the date of this Agreement remains confidential. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters from any Securities Authority with respect to any of the Corporation Filings, and, to the knowledge of the Corporation, none of the Corporation Filings are subject to ongoing SEC review or investigation. Prior to the date of this Agreement, the Corporation has delivered or made available to Purchaser correct and complete copies of all comment letters from the SEC from December 31, 2022 through the date of this Agreement with

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

respect to any of the Corporation Filings, together with all written responses of the Corporation thereto to the extent such comment letters and correspondence are not available on EDGAR. Neither the Corporation nor any of its Subsidiaries is subject to any ongoing Proceeding by any Securities Authority or the TSX or the NASDAQ and, to the knowledge of the Corporation, no such Proceeding is threatened. As of the date of this Agreement, no amendments or modifications to the Corporation Filings are required to be filed with, or furnished to, the SEC. No Subsidiary of the Corporation is required to file or furnish any form, report or other document with the SEC.

(d)	The Corporation is not a “foreign private issuer” within the meaning of Rule 405 of the U.S. Securities Act.

(e)

Other than the Shares, the Corporation does not have, nor is it required to have, any class of securities registered under Section 12 of the U.S. Exchange Act. The Corporation is in compliance with its reporting obligations under the U.S. Exchange Act and the rules promulgated thereunder.

(f)

The Corporation is in compliance in all material respects with all applicable effective provisions of the United States Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith and was in compliance with, until April 1, 2025, the applicable listing and governance rules and regulations of NASDAQ.

(g)	The Corporation is not registered or required to be registered as an “investment company” as defined in the United States Investment Company Act of 1940, as amended, under such Act.

(h)

Since April 2, 2025, no securities of the Corporation are or have been listed and traded on any “national securities exchange” (registered with the SEC under Section 6 of the U.S. Exchange Act) in the United States.

(10)	Financial Statements.

(a)

The audited consolidated financial statements as at and for the fiscal years ended December 31, 2024 and 2023 and the unaudited consolidated interim financial statements of the Corporation for the nine months ended September 30, 2025 and 2024 (including, in each case, the notes or schedules to and the auditor’s report on such financial statements) (the “Financial Statements”) (i) were prepared in accordance with U.S. GAAP, consistently applied throughout the periods referred to therein (except as expressly set forth in the notes thereto) and applicable Law, (ii) complied as to form in all material respects with applicable accounting requirements under applicable Law, and (iii) fairly present in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of the Corporation and its Subsidiaries, on a consolidated basis, as of their respective dates and for the periods covered by such financial statements (except as may be expressly indicated in the notes to such financial statements) and there have been no changes in accounting methods, policies, or practices of the Corporation or any of its Subsidiaries since December 31, 2024 (except as may be expressly indicated in the notes to such financial statements). To the knowledge of the Corporation, since December 31, 2024, there has been no material complaint, allegation, assertion or claim, regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Corporation or any of its Subsidiaries or their respective internal controls.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(b)

As of the date hereof, the Corporation does not intend to correct or restate, nor is there, to the knowledge of the Corporation, any basis for any material correction or restatement of, any aspect of any of the financial statements referred to in Paragraph (10)(a). Except as disclosed in the Corporation Filings, neither the Corporation nor any Subsidiary is a party to or bound by, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Corporation and any Subsidiary, on the one hand, and any unconsolidated affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the U.S. Securities Act), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Corporation or any Subsidiary in the Corporation Filings (including any audited financial statements and unaudited interim financial statements of the Corporation included therein).

(c)

The financial Books and Records of the Corporation and each of its Subsidiaries: (i) have been maintained, in all material respects, in accordance with U.S. GAAP, (ii) accurately and fairly reflect all the material transactions, acquisitions and dispositions of the Corporation and its Subsidiaries, and (iii) accurately and fairly reflect in all material respects the basis for the Corporation’s financial statements.

(11)	Disclosure Controls and Internal Control over Financial Reporting.

(a)

The Corporation has established and maintains disclosure controls and procedures (as defined in U.S. Exchange Act Rule 13(a)) that are designed to provide reasonable assurance that information required to be disclosed by the Corporation in its annual filings, interim filings or other reports required to be filed or submitted by it under Securities Laws is recorded, processed, summarized and reported within the time periods required by applicable Securities Laws. Such disclosure controls and procedures include controls and procedures designed to ensure that information required to be disclosed by the Corporation in its annual filings, interim filings or other reports required to be filed or submitted under applicable Securities Laws is accumulated and communicated to the Corporation’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure.

(b)

The Corporation has established and maintains a system of internal control over financial reporting (as defined in U.S. Exchange Act Rules 13(a)-15) that is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

(c)

To the knowledge of the Corporation, there is no “material weakness” or significant deficiency (as defined in U.S. Exchange Act Rules 13(a)-15) relating to the design, implementation or maintenance of the Corporation’s internal control over financial reporting or fraud, whether or not material, that involves Representatives, consultants or independent contractors who have a significant role in the internal control over financial reporting of the Corporation. To the knowledge of the Corporation, neither of the Corporation, any of its Subsidiaries, nor any of its or their respective Representatives has received or otherwise obtained knowledge of any Proceeding regarding accounting, internal accounting controls or auditing matters, including any

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Proceeding alleging that the Corporation or any of its Subsidiaries has engaged in questionable accounting or auditing practices, or any expression of concern from its Representatives regarding questionable accounting or auditing matters.

(12)	Minute Books.

The corporate minute books of the Corporation contain the Constating Documents of the Corporation, the minutes of all meetings and resolutions of the Board and each committee of the Board and have been maintained in accordance with applicable Laws, and are complete and accurate, in all material respects, except for minutes of meetings of the Board and committees of the Board relating to the processes surrounding the potential sale of the Corporation that have not yet been finalized and approved.

(13)	Auditors.

KPMG LLP is and was, during the periods covered by its reports included in the Financial Statements, independent of the Corporation in accordance with the rules of professional conduct applicable to auditors in each of the provinces of Canada and the United States. There has not been any reportable event (within the meaning of NI 51-102) with Ernst & Young LLP, KPMG LLP or any other prior auditor of the Corporation.

(14)	No Undisclosed Liabilities.

There are no liabilities or obligations of the Corporation or of any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities or obligations: (a) reflected or reserved against in the Financial Statements; (b) not required to be set forth in the Corporation Filings under U.S. GAAP; (c) incurred in the ordinary course of the normal day-to-day operations of the business of the Corporation or such Subsidiary consistent in nature and in scope with past practices, since December 31, 2024; (d) incurred pursuant to this Agreement; or (e) that have not had and would not reasonably be expected to have, Individually or in the aggregate, a Material Adverse Effect.

(15)	Transactions with Directors, Officers, Employees, etc.

Neither the Corporation nor any of its Subsidiaries is indebted to any of its directors, officers or Employees or any of their respective associates or affiliates (except for amounts due in the Ordinary Course as salaries, bonuses and director’s fees or the reimbursement of Ordinary Course expenses or amounts owing on account of shareholder loans by the Corporation or any of the Corporation’s Subsidiaries to the Corporation, any of the Corporation’s Subsidiaries, or any shareholder of any of the Corporation’s Subsidiaries). Subject to the foregoing, there are no Contracts with, or advances, loans, guarantees, liabilities or other obligations to, on behalf or for the benefit of, any shareholder, director, officer or Employee of the Corporation or any of its Subsidiaries, or any of their respective affiliates or associates.

(16)	Absence of Certain Changes or Events.

Since December 31, 2024, except as disclosed in the Corporation Filings filed prior to the date hereof and other than the transactions contemplated in this Agreement, the business of the Corporation and its Subsidiaries has been conducted in the Ordinary Course and there has not occurred a Material Adverse Effect.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(17)	Long-Term and Derivative Transactions.

Neither the Corporation nor any of its Subsidiaries have any material obligations or liabilities, direct or indirect, vested or contingent in respect of any rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions or currency options or production sales transactions having terms greater than 90 days or any other similar transactions (including any option with respect to any of such transactions) or any combination of such transactions, except in the Ordinary Course.

(18)	Compliance with Laws.

(a)

The Corporation and each of its Subsidiaries are, and since December 31, 2024, have been, in compliance in all material respects with applicable Laws. Neither the Corporation nor any of its Subsidiaries or, to the knowledge of the Corporation, any of their respective directors or officers, in their capacity as director or officer of the Corporation or its Subsidiaries, is under any investigation with respect to, has been convicted, charged or, to the knowledge of the Corporation, threatened to be charged with, or has received notice of, any violation or potential violation of any Law from any Governmental Entity.

(b)

To the knowledge of the Corporation, there is no pending or contemplated introduction of or change in any Law, regulation or position of a Governmental Entity that could reasonably be expected to result in a Material Adverse Effect.

(19)	Whistleblower Reporting.

No Person has reported evidence of a violation of any applicable Securities Laws, breach of fiduciary duty or similar violation by the Corporation or its Subsidiaries or their respective officers, directors, employees, agents or independent contractors to an officer of the Corporation, the audit committee (or other committee designated for that purpose) of the Board or the Board.

(20)	Authorizations and Licenses.

The Corporation and each of its Subsidiaries, lawfully own, possess and have obtained, and are in compliance with, all Authorizations that are required by Law (i) in connection with the operation of their businesses in the Ordinary Course, and (ii) in connection with the current ownership, operation or use of their properties and assets, except, in each case, for those, the non-compliance with which, in the aggregate, would not materially impair the operation of the Corporation’s and its Subsidiaries’ businesses. Each Authorization of the Corporation and its Subsidiaries is valid and in full force and effect in accordance with its terms, and is renewable by its terms or in the Ordinary Course. To the knowledge of the Corporation, no event has occurred which, with the giving of notice, lapse of time or both, would reasonably be expected to constitute a default under, or in respect of, any such Authorization, except as would not materially impair the operation of the Corporation’s and its Subsidiaries’ businesses. No Proceeding is pending, or to the knowledge of the Corporation, threatened, in respect of or regarding any such Authorization and none of the Corporation or any of its Subsidiaries or, to the knowledge of the Corporation, any of their respective directors and officers has received notice, whether written or oral, of revocation, non-renewal or material amendments of any such Authorization, or of the intention of any Person to revoke, refuse to renew or materially amend in any prejudicial manner any such Authorization, except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Corporation, there is no pending compliance review or field audit by any Securities Authority in respect of the Corporation or any of its Subsidiaries.

(21)	Fairness Opinion.

The Board and the Transaction Committee have received the Fairness Opinion (a true and complete copy of which, when executed and delivered in writing, will be provided to the Purchaser), and such Fairness Opinion has not been withdrawn or modified as of the date hereof. The Corporation has been authorized by Locust Walk Securities, LLC to include the Fairness Opinions in the Circular.

(22)	Formal Valuation

The Board and the Transaction Committee have received the Formal Valuation (a true and complete copy of which, when executed and delivered in writing, will be provided to the Purchaser) and such Formal Valuation has not been withdrawn or modified as of the date hereof. The Corporation has been authorized by Locust Walk Securities, LLC to include the Formal Valuation in the Circular.

(23)	Brokers.

Except for the engagement letter between the Corporation and Locust Walk Securities, LLC, and the fees payable under or in connection with such engagement, no investment banker, broker, finder, financial adviser or other intermediary has been retained by or is authorized to act on behalf of the Corporation or any of its Subsidiaries, or any of their respective Representatives, or is entitled to any fee, commission or other payment from the Corporation or any of its Subsidiaries, or any of their respective Representatives, in connection with this Agreement or any other transaction contemplated by this Agreement. The aggregate fees payable by the Corporation to Locust Walk Securities, LLC in relation to the transactions contemplated by this Agreement have been disclosed in Section (23) of the Corporation Disclosure Letter.

(24)	Board and Transaction Committee Approval.

(a)

The Transaction Committee, after consultation with and receiving advice from its financial adviser and outside legal counsel, has unanimously recommended that the Board approve the Arrangement and that the Shareholders (other than holders of the Excluded Shares) vote in favour of the Arrangement Resolution.

(b)

The Board, acting on the unanimous recommendation in favour of the Arrangement by the Transaction Committee, has unanimously and, after receiving advice from its financial adviser and outside legal counsel in evaluating the Arrangement, has unanimously: (i) determined that the Arrangement is fair to Shareholders (other than the holders of the Excluded Shares) and that the Arrangement is in the best interests of the Corporation, (ii) resolved to unanimously recommend that the Shareholders (other than the holders of the Excluded Shares) vote in favour of the Arrangement Resolution, and (iii) authorized the entering into of this Agreement and the performance by the Corporation of its obligations under this Agreement, and no action has been taken to amend or supersede such determinations, resolutions, or authorizations.

(c)

Each of the directors and officers of the Corporation who owns Shares has advised the Corporation of their intention to, and the Corporation to its knowledge reasonably believes that they intend to, vote or cause to be voted all Shares beneficially held by them in favour of the Arrangement Resolution and the Corporation shall make a statement to that effect in the Circular.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(25)	Material Contracts.

(a)

Section (25)(a) of the Corporation Disclosure Letter sets out a complete and accurate list of all Material Contracts as of the date hereof and true, correct and complete copies thereof, including all material amendments, assignments and supplements thereto, have been provided in the Data Room.

(b)

Each Material Contract is legal, valid, binding and in full force and effect and is enforceable by the Corporation or one or more of its Subsidiaries, as applicable, and to the knowledge of the Corporation, each other party thereto, in accordance with its terms, subject to any limitation on enforcement under Law relating to (i) bankruptcy, winding-up, insolvency, arrangement, reorganization or other Law of general application affecting the enforcement of creditors’ rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

The Corporation and each of its Subsidiaries has performed in all material respects all respective obligations required to be performed by it to date under the Material Contracts and neither the Corporation nor any of its Subsidiaries is in material breach or material default under any Material Contract, nor does the Corporation have knowledge of any condition that with the passage of time or the giving of notice or both would result in such material breach or material default. None of the Corporation and its Subsidiaries has repudiated any Material Contract.

(d)

None of the Corporation or any of its Subsidiaries knows of, or has received any notice (whether written or oral) of, any material breach or material default under nor, to the knowledge of the Corporation, does there exist any condition which with the passage of time or the giving of notice or both would result in such a material breach or material default which is continuing under any such Material Contract by any other party to a Material Contract.

(e)

None of the Corporation or any of its Subsidiaries has received any notice (whether written or oral), that any party to a Material Contract intends to cancel, terminate or otherwise modify in a materially prejudicial manner or not renew its relationship with the Corporation or any of its Subsidiaries, and, to the knowledge of the Corporation, no such action is pending or has been threatened.

(26)	No Guarantees.

Except for guarantees provided pursuant to the Facility Agreements, neither the Corporation nor any of its Subsidiaries is a party to or bound by any Contract of guarantee, indemnification (other than standard indemnity agreements in favour of the directors and officers of the Corporation and its Subsidiaries and indemnification provisions contained in Material Contracts or other Contracts entered into in the Ordinary Course) or any similar commitment in respect of any material obligations, liabilities (contingent or otherwise) or indebtedness of any other Person (other than Subsidiaries of the Corporation).

(27)	Real Property.

(a)	None of the Corporation or its Subsidiaries own any real or immovable property.

(b)	Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Corporation and its Subsidiaries is in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

peaceable possession of its respective Leased Real Property, (ii) each Real Property Lease in respect thereof is in full force and effect and, to the knowledge of the Corporation, is a legal, valid, binding obligation of, and is enforceable against, each other party thereto in accordance with its terms, subject to any limitation on enforcement under Law relating to (A) bankruptcy, winding-up, insolvency, arrangement, reorganization or other Law of general application affecting the enforcement of creditors’ rights, and (B) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction, and (iii) neither the Corporation nor any of its Subsidiaries is in default or breach of any Real Property Lease, and neither the Corporation nor any of its Subsidiaries has received any written notice or other written communication from the owner or manager of any Leased Real Properties that the Corporation or its subsidiaries is not in compliance with any Real Property Lease, and no such notice or other communication is to the knowledge of the Corporation pending or has been threatened.

(c)

Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no Person has any (i) option to purchase or lease, (ii) right of first opportunity, refusal or offer, (iii) other purchase or repurchase right, or (iv) any right or option to occupy, any material Leased Real Property or the Corporation’s and its Subsidiaries’ interests therein, and neither the Corporation nor its Subsidiaries has granted any right or privilege (whether by Law or Contract) capable of becoming a Contract, arrangement or understanding with any Person for the purchase, lease, sublease, license, assignment or other disposition of any of the material Leased Real Properties or any right or interest therein.

(d)

The Leased Real Properties and all buildings, structures and improvements, fixtures and buildings systems thereon (limited, in the case of the Leased Real Properties, to the premises occupied by the business of the Corporation and its Subsidiaries), are (i) in good condition and repair having regard to their use and age, (ii) sufficient for the operation of the business of the Corporation and its Subsidiaries, as applicable, as presently conducted, and (iii) not currently undergoing any material repair, replacement or renovation (except in the Ordinary Course) and are adequate and suitable for the uses to which they are currently being put, in each case, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(28)	Title and Sufficiency of Corporation Assets.

(a)

The Corporation and its Subsidiaries own or lease or license all of the material Corporation Assets necessary for the conduct of their business as it is currently being conducted and, there is no agreement, option, right of first refusal, undertaking or commitment or any other right or privilege capable of becoming such that does not constitute a Permitted Lien outstanding in favour of any Person for the purchase from the Corporation or any of its Subsidiaries of any of such material Corporation Assets.

(b)

No Person has any right of first refusal, undertaking or commitment, or any right or privilege capable of becoming a right of first refusal, undertaking or commitment, which does not constitute a Permitted Lien, to purchase or otherwise acquire any interest in any Corporation Asset.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(29)	Restrictions on Conduct of Business.

Neither the Corporation nor any of its Subsidiaries is a party to or bound by any non-competition agreement, any non-solicitation agreement, or any other agreement, obligation, judgment, injunction, order or decree which purports to: (i) limit in any respect the manner or the localities in which all or any portion of the business of the Corporation or its Subsidiaries are conducted; (ii) limit any business practice of the Corporation or of any of its Subsidiaries in any respect; or (iii) restrict any acquisition or disposition of any property by the Corporation or by any of its Subsidiaries in any material respect.

(30)	Government Incentives.

All filings made by the Corporation and its Subsidiaries under which such entity has received or is entitled to government incentives have been made in material compliance with all Laws and contain no misrepresentations which could cause any material amount previously paid to the Corporation or its Subsidiaries or previously accrued on the accounts thereof to be recovered or disallowed.

(31)	Intellectual Property.

(a)

Section (31)(a) of the Corporation Disclosure Letter contains a complete and accurate list of: (i) all Registered Intellectual Property constituting of Owned Intellectual Property that is currently pending or in force (including, as applicable, the name of the registered owner (and, in the case of domain names, the registrant, and in the case of social media accounts, the account holder), the jurisdiction of filing, the filing date, date of issuance, application number, and registration number) (collectively, the “Owned Registered Intellectual Property”), (ii) all material unregistered Owned Intellectual Property, including all trademarks and trade names used and owned by the Corporation or its Subsidiaries that have not been registered or applied for (indicating for each trade-mark or trade name the relevant jurisdiction in which it is used, products, services and activities), a brief description of proprietary know-how and trade secrets and all works and subject matter used by the Corporation or a Subsidiary in which copyright subsists (including software, databases and works of authorship), and (iii) all Licensed Intellectual Property and associated Contracts (collectively “IP Licenses”), excluding any software subject to a nonexclusive license agreement for “off-the-shelf” software, or software licensed pursuant to “click through” or similar stock agreements, in each case, that is generally commercially available for a license fee. Except as set out in Section (31)(a) of the Corporation Disclosure Letter, the Corporation or one of its Subsidiaries is the sole owner and possesses all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens (other than Permitted Liens), adverse claims, any requirement of any past (if outstanding), present or future royalty payments. Except as set forth in Section (31)(a) of the Corporation Disclosure Letter, the Corporation and Subsidiaries have a right to use the Licensed Intellectual Property pursuant to a valid and enforceable Contract. To the knowledge of the Corporation and its Subsidiaries the Owned Intellectual Property and the Licensed Intellectual Property constitute all material Intellectual Property necessary to operate the business of the Corporation and its Subsidiaries as currently conducted. The transaction contemplated by this Agreement and the continued operation of the business of the Corporation and the Subsidiaries will not violate or breach the terms of any Contract with respect to Licensed Intellectual Property or entitle any other party to any such Contract for Licensed Intellectual Property license to terminate or modify it, or otherwise adversely affect the Corporation’s and/or Subsidiaries’ rights under it. Following Closing, the Corporation and Subsidiaries will be entitled to continue to use, practice and exercise rights in all of the material Corporation Intellectual Property to the same extent and in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

the same manner as used, practiced and exercised by the Corporation and Subsidiaries prior to Closing without any financial obligation to any Person. Complete and accurate copies of all the Owned Registered Intellectual Property and IP Licenses have been delivered to the Purchaser.

(b)

Each item of Owned Registered Intellectual Property (i) includes the Corporation or a Subsidiary as an owner of record, (ii) except as disclosed in Section (31)(a) of the Corporation Disclosure Letter is subsisting and in full force and effect, is not subject to cancellation for failure to use or unauthorized use by third parties, (iii) was diligently prosecuted and registered or issued or, in the case of an application, was applied for, in compliance with applicable Law, (iv) has been maintained, renewed or extended to the full extent required and permitted by applicable Law, (v) has no filings, payments or similar actions that must be taken by the Corporation or any Subsidiary within one hundred twenty (120) days of the Closing for the purposes of obtaining, maintaining, perfecting or renewing such Owned Registered Intellectual Property; (vi) has not been and is not involved in any opposition, cancellation, interference, inter partes review, reissue, reexamination or other similar post-grant proceeding, and (vii) to the Knowledge of the Corporation and its Subsidiaries, and except as disclosed in Section 31(a) of the Corporation Disclosure Letter, will be valid, subsisting and in full force and effect on identical terms immediately following Closing. Nothing has been done or omitted to have been done as a result of which any Owned Intellectual Property has ceased or might cease to be valid, subsisting and in full force and effect in the Ordinary Course.

(c)

There are no written claims of, and to the Knowledge of the Corporation and its Subsidiaries, there is no basis for any claims of, adverse ownership, invalidity, absence of a right to register or apply for or other opposition to or conflict with any of the Owned Intellectual Property.

(d)

To the Knowledge of the Corporation and its Subsidiaries, no third party (i) infringes, nor has infringed, any Owned Intellectual Property or (ii) is committing, nor has committed, any misappropriation, passing off or actionable illegal acts in connection with the Owned Intellectual Property.

(e)

To the Knowledge of the Corporation and its Subsidiaries, the operation of the business of the Corporation and Subsidiaries, their products and services (including software), including the using, exploiting and practicing of the Corporation Intellectual Property, is not infringing, misappropriating or otherwise violating any third party Intellectual Property and has not infringed, misappropriated or otherwise violated any third party Intellectual Property. The Corporation and Subsidiaries have not received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with respect to the operation of the business of the Corporation and Subsidiaries, products, services and/or Corporation Intellectual Property (including any claim that the Corporation or a Subsidiary must license, pay any royalty or fee or refrain from using any Intellectual Property of a third party), nor does the Corporation know of any valid grounds for any bona fide claims, except as disclosed in Section (31)(e) of the Corporation Disclosure Letter.

(f)

Except as indicated in Section (31)(f) of the Corporation Disclosure Letter, (i) no other Person has the right to use any Owned Intellectual Property, save non-exclusive license agreements granted in the Ordinary Course, and (ii) neither the Corporation nor any of its Subsidiaries has granted any license or other rights to any other Person

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

with respect to the Corporation Intellectual Property. Copies of all material agreements (in paper or electronic form) whereby any rights in any material Corporation Intellectual Property have been granted, licensed or sublicensed by the Corporation or any of its Subsidiaries have been provided to the Purchaser.

(g)

Each of the Corporation and its Subsidiaries has and does properly and diligently protect (including measures to protect secrecy and confidentiality) the Owned Intellectual Property and the rights, titles, interests and benefits therein, including, without limitation, by registering Intellectual Property. All Employees and Representatives of the Corporation or its Subsidiaries and any third parties that have had access to confidential or proprietary information relating to the business of the Corporation and its Subsidiaries, including confidential aspects of the material Owned Intellectual Property, have entered into written confidentiality and non-disclosure agreements that include legal obligations of confidentiality to the Corporation or its Subsidiaries with respect to such information. To the Knowledge of the Corporation and its Subsidiaries, there has been no unauthorized disclosure of or unauthorized access, use or modification of any material Owned Intellectual Property made in a manner that would prevent the Corporation or its Subsidiaries or a successor in interest from obtaining a right in respect of any such Intellectual Property that it would otherwise be susceptible to obtain.

(h)

All of the Owned Intellectual Property developed by the Corporation or its Subsidiaries or on their behalf has been developed by Employees or independent contractors of the Corporation or its Subsidiaries during the time they were employed or engaged by the Corporation or its Subsidiaries, in each case without violation or contravention of any rights of any former employer or customer. Each current and former Employee and independent contractor of the Corporation and its Subsidiaries who has participated in creating, authoring, handling, developing, inventing, adapting, modifying and/or improving any Intellectual Property of or on behalf of the Corporation or any of its Subsidiaries has, with respect to the Owned Intellectual Property or the Pharmaceutical Products, irrevocably and validly assigned in writing to the Corporation or its Subsidiaries all rights, title and interest in and to the applicable Owned Intellectual Property. The Corporation or any of its Subsidiaries, as the case may be, has obtained waivers of all non-assignable rights (including all moral rights) with respect to all Owned Intellectual Property. Subject to and in compliance with applicable Laws, no current or former officer, Employee or independent contractor of the Corporation or any of its Subsidiaries has claimed an interest in, any of the Owned Intellectual Property of the Corporation any of its Subsidiaries, nor has any right to a royalty or other consideration as a result of its marketing, licensing or assignment.

(i)

No Governmental Entity has provided funding or contributions to the Corporation or its Subsidiaries for the development of Owned Registered Intellectual Property of the Corporation or its Subsidiaries so as to grant such Governmental Entity a license to or a right of ownership or a property interest in such Owned Registered Intellectual Property or a right to control, limit, restrict or require any payment in connection with the exercise and full enjoyment of the Owned Registered Intellectual Property by the Corporation or any of its Subsidiaries or that may restrict, limit or impose conditions upon the assignment of the Owned Registered Intellectual Property.

(j)

All patents and patent applications owned by or licensed to the Corporation or any of its Subsidiaries, or under which any of them has rights have been duly and properly filed and maintained. To the knowledge of the Corporation, the parties prosecuting

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

such applications have complied with their duty of candor and disclosure to the Intellectual Property Authorities in connection with such applications, and to the knowledge of the Corporation, there are no facts required to be disclosed to the Intellectual Property Authorities that were not disclosed to the Intellectual Property Authorities and which would preclude the grant of a patent in connection with any such application or would reasonably be expected to form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications. Assignment documents assigning to the Corporation or any of its Subsidiaries all rights of such employees, contractors and consultants have been duly filed as required at the applicable Intellectual Property Authorities for all patent applications and patents owned in whole or in part by the Corporation or any Subsidiary.

(32)	Business Systems.

(a)

The Business Systems, whether owned, leased or otherwise used or held for use by the Corporation or its Subsidiaries that are material to the performance of the Corporation’s business (i) are sufficient to conduct the business of the Corporation and its Subsidiaries in the Ordinary Course, (ii) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Corporation and its Subsidiaries to conduct their business in the Ordinary Course, and (iii) have not malfunctioned or failed in any material respect within the two (2) -year period immediately preceding the date of this Agreement. In the past two (2) years, no Person has gained unauthorized access to any Business Systems. The Corporation and its Subsidiaries have implemented and maintain reasonable and sufficient backup and disaster recovery technology consistent with industry standards and practices.

(b)

The Corporation and its Subsidiaries have in place cybersecurity measures and policies that are consistent with current standards and practices of a reasonably prudent business operating in a similar industry and such measures and policies reasonably safeguard proper access to and the security of, the Business Systems, including any Personal Information or Corporation Data stored thereon. The Corporation and its Subsidiaries have not received any written complaint relating to an improper access to, or use or disclosure of, any Personal Information or Corporation Data in the past two (2) years. There have been no breaches in the information security, cybersecurity or similar systems in respect of the Corporation or any of its Subsidiaries in the past two (2) years or any loss or theft or, corruption of, unauthorized access to, or unauthorized use, disclosure or deletion of, Personal Information or Corporation Data. There is no deficiency in the Corporation or its Subsidiaries’ cybersecurity measures or policies that could reasonably result in a loss of data or a breach of security of the Corporation or its Subsidiaries in any material respect.

(c)

Except as would not reasonably be expected to cause a violation of any applicable Law, the Corporation and its Subsidiaries’ services and products do not (i) send information of a user to any other Person without the user’s consent or collect Personal Information stored on the user’s computer system or device without the user’s consent; (ii) interfere with the owner’s or an authorized user’s control of the computer system or device; (iii) change or interfere with settings, preferences or commands already installed or stored on the computer system or device without the knowledge of the owner or an authorized user of the computer system or device; (iv) change or interfere with data that is stored, accessed or accessible on any computer system or device in a manner that obstructs, interrupts or interferes with lawful access to or use of that

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

data by the owner or an authorized user of the computer system or device; (v) cause the computer system or device to communicate with another computer system or device without the knowledge or consent of the user; (vi) install a computer program that may be activated by a Person other than the owner or an authorized user of the computer system or device; (vii) record a user’s actions without the user’s knowledge; or (viii) employ a user’s Internet connection without the user’s knowledge to gather or transmit information regarding the user or the user’s behavior.

(33)	Litigation.

(a)

There is no Proceeding in effect or ongoing or, to the knowledge of the Corporation, pending or threatened against or relating to the Corporation or any of its Subsidiaries, the business of the Corporation or any of its Subsidiaries or affecting any of their respective current or former properties or assets, by or before any Governmental Entity that, if determined adverse to the interests of the Corporation or its Subsidiaries, (i) would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) would reasonably likely materially prevent, hinder or delay the consummation of the Arrangement,; nor to the knowledge of the Corporation are there any events or circumstances which would reasonably be expected to give rise to any such Proceeding.

(b)

There is no bankruptcy, liquidation, dissolution, winding-up or other similar Proceeding pending or in progress, or, to the knowledge of the Corporation, threatened against or relating to the Corporation or any of its Subsidiaries before any Governmental Entity.

(c)

Neither the Corporation nor any of its Subsidiaries is subject to any outstanding Order which, individually or in the aggregate, have or are reasonably likely to have, a Material Adverse Effect or which would prevent or delay the consummation of the Arrangement or any other transaction contemplated by this Agreement.

(34)	Healthcare Laws.

(a)

The Corporation is and, since December 31, 2023, has been in material compliance with all Healthcare Laws including, but not limited to, applicable Laws of the Drug Regulatory Agencies and other comparable Governmental Entities applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any Pharmaceutical Product; and (b) has not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from a Drug Regulatory Agency or any Governmental Entity alleging or asserting material non-compliance with any applicable Laws, or any Permits or amendments thereto required by any such applicable Laws, and to the knowledge of the Corporation, no Drug Regulatory Agency or any Governmental Entity are considering such action against the Corporation or any Subsidiary.

(b)

To the knowledge of the Corporation, there are no actual or threatened enforcement actions by a Drug Regulatory Agency or any other Governmental Entity which has jurisdiction over the operations of the Corporation or any Subsidiary against the Corporation or such Subsidiary.

(c)

Since December 31, 2023, to the knowledge of the Corporation, neither the Corporation nor any Subsidiary has received written notice of any pending or threatened claim by a Drug Regulatory Agency or any other Governmental Entity which

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

has jurisdiction over the operations of the Corporation or any Subsidiary against the Corporation or any Subsidiary, and no Governmental Entity is considering such action.

(d)

Since December 31, 2023, all material reports, documents, claims and notices required to be filed, maintained or furnished to a Drug Regulatory Agency or any Governmental Entity relating to any current or proposed Pharmaceutical Product by the Corporation or any Subsidiary have been so filed, maintained or furnished. All such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no material liability exists with respect to the completeness or accuracy of such filing. The Corporation has made available to the Purchaser complete and correct copies of each application or other material filing including all material related supplements, amendments, correspondence and annual reports made with any Governmental Entity made on behalf of the Corporation or any of its Subsidiaries relating to any Pharmaceutical Product.

(e)

Any and all preclinical studies and clinical trials being conducted by or on behalf of the Corporation or Subsidiary, including any activities related to any planned or future studies or trials, have been and are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to applicable Laws, rules and regulations, including the applicable requirements of Good Laboratory Practices, Good Clinical Practices, all applicable requirements relating to protection of human subjects, any conditions, restrictions or limitations imposed on any permit, and all applicable registration and publication requirements of a Drug Regulatory Agency, as applicable. As of the date of this Agreement, no studies or trials that have been conducted or are currently being conducted have or have had results that undermine in any material respect the study results described or referred to in any documents filed with or furnished to any securities commission or securities regulatory authority, when viewed in the context in which such results are described and the state of development. Neither the Corporation nor any Subsidiary has received any notices, correspondence or other communication from a Drug Regulatory Agency, any other Governmental Entity, or an Institutional Review Board requiring the termination, suspension or material modification of any ongoing or planned studies in clinical development conducted by, or on behalf of, the Corporation or any Subsidiary, or in which the Corporation or any Subsidiary has participated and to the knowledge of the Corporation, no Drug Regulatory Agency any other Governmental Entity, nor an Institutional Review Board is considering such action.

(f)

Section (34)(f) of the Corporation Disclosure Letter sets forth a true and complete list of each country in which a clinical trial related to any Pharmaceutical Product is being conducted by or on behalf of the Corporation or any of its Subsidiaries.

(g)

Since December 31, 2023, the development, manufacture, labeling and storage, as applicable, of materials by the Corporation or any Subsidiary (including any Pharmaceutical Product) has been and is being conducted in compliance in all material respects with all applicable Laws including Good Laboratory Practices, Good Manufacturing Practices and Good Clinical Practices.

(h)

Neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, any of its or their respective officers, employees, agents or clinical investigators (i) made an untrue statement of a material fact or fraudulent statement to a Drug Regulatory Agency or any other Governmental Entity, (ii) failed to disclose a material

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

fact required to be disclosed to a Drug Regulatory Agency or any Governmental Entity, or (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or any other Drug Regulatory Agency to invoke a similar policy. Neither the Corporation nor any Subsidiary nor, to the knowledge of the Corporation, any of its or their respective officers, employees or agents have been convicted of any crime or engaged in any conduct that has resulted in or would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar Law or (ii) exclusion under 40 U.S.C. Section 1320a-7 or any similar Laws.

(i)	Neither the Corporation nor any Subsidiary has marketed, advertised, sold or commercialized any product or is currently marketing, selling or otherwise commercializing any product.

(35)	Healthcare Regulatory Compliance.

(a)

The Corporation and each Subsidiary is, and at all times since December 31, 2023 has been, in material compliance with all applicable Healthcare Laws and, as of the date of this Agreement, there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, written notice or demand pending, received by or overtly threatened in writing against the Corporation or any Subsidiary related to such applicable Healthcare Laws.

(b)

Since December 31, 2023, neither the Corporation nor any Subsidiary has engaged in an unlawful or unauthorized practice of medicine or other professionally licensed activities through any web sites sponsored or operated, or formerly sponsored or operated, by the Corporation or any Subsidiary.

(c)	Since December 31, 2023, no person has filed against the Corporation or any Subsidiary an action relating to the Corporation under any whistleblower Law.

(36)	Solvency.

The Corporation, on a consolidated basis with its Subsidiaries, is not insolvent on the basis that it is unable to pay its liabilities as they become due, and, to the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries has incurred or plans to incur any indebtedness beyond its ability to pay such indebtedness as it becomes absolute and matured or becomes due or payable.

(37)	Environmental Matters.

(a)	The Corporation and each of its Subsidiaries are compliant and have complied in the last two (2) years in all material respects with all Environmental Laws.,

(b)

The Corporation and its Subsidiaries have all material permits, Authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements in all material respects.

(c)

To the knowledge of the Corporation, there are no pending administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or any of its Subsidiaries.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(d)

To the knowledge of the Corporation, there are no facts or circumstances which would reasonably be expected to form the basis for any administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, orders, directions, notices of non-compliance or violation, investigation or proceedings relating to any Environmental Law against the Corporation or any of its Subsidiaries.

(38)	Employees.

(a)

All amounts due or accrued for all salary, wages, bonuses, incentive compensation, deferred compensation, commissions, vacation with pay, sick days and benefits under Employee Plans and other similar accruals have either been paid or are accrued and accurately reflected in all material respects in the Books and Records.

(b)

Section (38)(b) of the Corporation Disclosure Letter contains a list of all Employees of the Corporation or one of its Subsidiaries providing for a contractual length of notice or termination or severance payment required to terminate his or her employment. The Corporation has made available a list of the titles and locations of each Employee and independent contractor providing services to the Corporation or any of its Subsidiaries as of the date of this Agreement, and in the case of each such Employee or independent contractor, the following information, as applicable, as of the date hereof: (i) title or position; (ii) date of hire or commencement of services; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether covered by the terms of a collective bargaining or similar agreement or an employment or independent contractor agreement; (vi) whether absent from active employment and if so, the date such absence commenced, the reason for such absence, and the anticipated date of return to active employment; (vii) annual salary, hourly rate or fee arrangement, and, if applicable, bonus target or other incentive compensation, and (viii) accrued but unused vacation or paid time off. Except as disclosed in Section (38)(b) of the Corporation Disclosure Letter or pursuant to the Retention Bonus Program, there are no change of control payments, retention payments or severance payments or Contracts with any Employees or Employee Plans providing for cash or other compensation or benefits (including any increase in amount of compensation or benefit or the acceleration of time of payment or vesting of any compensation or benefit) upon the consummation of, or relating to, the Arrangement or any other transaction contemplated by this Agreement, including a change of control of the Corporation or of any of its Subsidiaries.

(c)

Within the past two (2) years, the Corporation and its Subsidiaries have promptly, thoroughly and impartially investigated all workplace harassment allegations (including psychological or sexual harassment) and workplace violence allegations and claims relating to current and former Employees. With respect to each such allegation or claims, the Corporation and its Subsidiaries have taken prompt corrective action that is reasonably calculated to prevent further workplace harassment (including sexual or psychological harassment) and workplace violence. The Corporation and its Subsidiaries do not expect any material liability with respect to any such allegations.

(d)

The Corporation and its Subsidiaries have been and are in material compliance, with all applicable terms and conditions of employment and with all applicable Laws respecting labour, immigration and employment, including pay equity, employment equity, work classification, work permits/authorizations, wages, hours of work, vacation pay and other paid time off, overtime pay, accessibility, Employment Insurance, discrimination, harassment (including sexual harassment), leave of absence, reprisal,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

equal opportunity, overtime, employment and labour standards, labour relations, privacy, workers compensation, human rights, French language use and occupational health and safety, termination of employment. No Proceedings with respect to any such Law relating to the Corporation or any of its Subsidiaries is in progress or pending or, to the knowledge of the Corporation, threatened and there are no material outstanding claims, complaints, investigations or orders under any such Law and to the knowledge of the Corporation there is no basis for such Proceeding.

(e)

All current Employees, consultants, agents and independent contractors of the Corporation and its Subsidiaries have been correctly classified by the Corporation and its Subsidiaries, as applicable, as a non-employee for all purposes, including wages, employment standards, payroll Taxes and participation and benefit accrual under each Employee Plan, and neither the Corporation nor any of its Subsidiaries has received any notice from any Person disputing such classification. All Employees have been properly classified under the Fair Labor Standards Act and similar Laws.

(f)

There are no investigations currently ongoing or conducted by or on behalf of the Corporation or any of its Subsidiaries with respect to an actual or suspected material violation by an Employee, consultant, agent and independent contractor or former employee or consultant, agent and independent contractor of any policy or code of conduct of the Corporation or of any applicable Laws.

(g)

There are no managerial or key Employee and no group of Employees of the Corporation or any of its Subsidiaries that have any plans to terminate his, her or their employment with the Corporation or any of its Subsidiaries.

(h)

There are no outstanding assessments, penalties, fines, liens, charges, surcharges, or other amounts due or owing pursuant to any workplace safety and insurance legislation and the Corporation or any of its Subsidiaries have not been reassessed in any material respect under such legislation during the past five years and, no audit of the Corporation or any of its Subsidiaries is currently being performed pursuant to any applicable workplace safety and insurance legislation.

(i)

The Corporation and all of its Subsidiaries have complied in all material respects with any orders issued under applicable Canadian or U.S. occupational health and safety legislation (respectively, “OHSA” and “OSHA”) and there are no appeals of any orders under OHSA or OSHA currently outstanding.

(j)

Neither the Corporation nor any of its Subsidiaries are subject to any Proceeding for wrongful dismissal, constructive dismissal or any other claim, complaint or litigation relating to employment, discrimination or termination of employment of any of its current or former Employees or relating to any failure to hire a candidate for employment.

(k)

No Employee is employed pursuant to a work permit issued by a Governmental Entity. A Form I-9 has been completed and retained with respect to each current Employee in the U.S. and, where required by applicable Law, former Employees in the US. Neither the Corporation nor its Subsidiaries have been the subject of any audit or other action, suit, proceeding, claim, demand, assessment or judgment nor, to the knowledge of the Corporation, have the Corporation or its Subsidiaries been the subject of an investigation, inquiry or any other audit or other action, suit, proceeding, claim, demand, assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement (or any predecessor

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding.

(39)	Collective Agreements.

(a)

Neither the Corporation nor any of its Subsidiaries are bound by any other Collective Agreement or agreements with any employee association, labour union, or other similar entity, or made commitments to or conducted negotiations with any labour union or employee association or other similar entity with respect to any future Contracts.

(b)

Neither the Corporation nor any of its Subsidiaries has any material unresolved grievances, arbitrations, notice of default or statement of offence or pending proceedings outstanding under any Collective Agreement, and there are no written or oral agreements or course of conduct which modify the terms of any such Collective Agreement.

(c)

There are no labour strikes, disputes, lock-outs, concerted refusals to work overtime, work slowdowns, stoppages or similar labour activities or, organizing campaign in progress or pending or, to the knowledge of the Corporation, threatened, involving the Corporation or any of its Subsidiaries. None of the Corporation or any of its Subsidiaries has engaged in any unfair labour practice and no unfair labour practice Proceeding is pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries. No facts exist which could result in an unfair labour practice Proceeding.

(40)	Employee Plans.

(a)

Section (40)(a) of the Corporation Disclosure Letter lists all Employee Plans. The Corporation has disclosed in the Data Room true, correct and complete copies of all such Employee Plans as amended (or if the plan is not written, a written description thereof), together with all related documentation including, where applicable, for each Employee Plan: (i) the most recent insurance or annuity Contract, trust agreement, service and fee Contract, third-party administrative services Contract, record-keeping, consulting, funding and investment management Contracts, as well as the most recent investment policies (ii) employee/member booklets and summary plan descriptions and summaries of material modifications, (iii) the most recent actuarial reports, financial statements and asset statements, (iv) all material opinions and memoranda (whether externally or internally prepared), (v) all material correspondence with Governmental Entities or other relevant Persons during the most recent six (6) years, (vi) nondiscrimination testing for the most recent three (3) years, (vii) the most recent determination or opinion letter received from the Internal Revenue Service or similar local body, authority or expert, and (viii) the three (3) most recent annual reports (Form 5500-series, with all applicable schedules and attachments). No set of facts exist and no changes have occurred which would materially affect the information contained in the actuarial reports, financial statements or asset statements required to be provided to the Purchaser. No commitments to improve or otherwise amend any material Employee Plan have been made.

(b)

Each Employee Plan (and each related trust, insurance Contract or fund) has been established, maintained, administered, communicated, and, where applicable, registered, invested and funded in all material respects in accordance with its terms (and the terms of any applicable collective bargaining agreement, if applicable) and in

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

all material respects in compliance with all applicable requirements of ERISA, the Code and other applicable Laws, including the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, as amended, and any guidance issued thereunder (“PPACA”) and the requirements of Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code, and any similar state Laws (“COBRA”), and no event has occurred that would reasonably be expected to cause any such to fail to comply in any material respect with such applicable requirements and no notice has been issued by any Governmental Entity in the most recent six (6) years questioning or challenging such compliance. Neither the Corporation nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any material tax, penalty or other liability under PPACA (including with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable) or under Section 4980B, 4980D or 4980H of the Code, or any other Laws. All required reports and descriptions (including Form 5500 annual reports, Forms 1094-C and 1095-C, summaries of benefits and coverage, summary annual reports, and summary plan descriptions) have been timely filed and distributed in all material respects in accordance with the applicable requirements of ERISA, PPACA and the Code or any other applicable Laws with respect to each Employee Plan.

(c)

Neither the Corporation nor any of its Subsidiaries has breached any fiduciary obligation with respect to the administration or investment of any Employee Plan. With respect to each Employee Plan, the Corporations and its Subsidiaries represent and warrant that: (i) there have been no non-exempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code), (ii) no “fiduciary” (as defined under ERISA) has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Employee Plan, and (iii) no claim or audit (other than routine claims for benefits) is pending or, to the knowledge of the Corporation, threatened, and there are no facts that would give rise to or could reasonably be expected to give rise to any such claim or audit.

(d)

All obligations regarding the Employee Plans have been satisfied in all material respects; there are no outstanding breaches, defaults or violations by any party to any Employee Plan; and no Taxes, penalties, payments or levies under applicable Laws are owing or due and payable under or in respect of any of the Employee Plans.

(e)

Each Employee Plan that is intended to be “qualified” under Section 401(a) of the Code either has received a current favorable determination from the Internal Revenue Service or may rely upon a current favorable opinion letter from the Internal Revenue Service that such Employee Plan is so qualified, and nothing has occurred that would reasonably be expected to adversely affect the qualification of such Employee Plan or its continued reliance on the opinion letter, if applicable. None of the assets of any Employee Plan are invested in employer securities or employer real property.

(f)

All contributions, distributions, reimbursements and premiums required to be collected and remitted, made or paid by the Corporation or any of its Subsidiaries under the terms of each Employee Plan or by applicable Laws have been timely collected and remitted, made or paid in accordance with the terms of such Employee Plan and such applicable Laws. Neither the Corporation nor any of its Subsidiaries has any liability (other than liabilities accruing after the date hereof) with respect to any Employee Plan.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(g)

Except to the extent required by applicable Law, none of the of the Employee Plans provide post-termination or retiree health and welfare benefits, and neither the Corporation nor any of its Subsidiaries has any liability or obligation to provide post-termination or retiree health and welfare benefits (including pursuant to individual Contracts of employment or severance) to any current or former Employee, director, officer, consultant, service provider or independent contractor of the Corporation or any of its Subsidiaries, or has ever represented, promised or contracted in favour of any individual that such individual would be provided with post-termination or retiree health and welfare benefits.

(h)

Other than routine claims for benefits, there is no material Proceeding in progress or pending or, to the knowledge of the Corporation, threatened, relating to any Employee Plan and there exists no state of facts which could reasonably be expected to give rise to any such Proceedings.

(i)

No Employee Plan is, has ever been, or is intended to be a “retirement compensation plan”, a “registered pension plan”, an “employee life and health trust”, an “employee trust” or an “employees profit sharing plan”, as each such term is defined in subsection 248(1) of the Tax Act. No Employee Plan is intended to be or has ever been found or alleged by a Governmental Entity to be a “salary deferral arrangement” as such term is defined in subsection 248(1) of the Tax Act.

(j)

Only current or former Employees, officers and directors of the Corporation and its Subsidiaries (or any of their respective spouses, dependents, survivors or beneficiaries) are entitled to participate in the Employee Plans (and only to the extent permitted under the Employee Plan terms and applicable Laws) and no entity other than the Corporation or any of its Subsidiaries is a participating employer under any Employee Plan.

(k)

                                      each Employee Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409(A)(d)(1) of the Code) has been operated and administered in material compliance with, and is in documentary compliance with, Section 409A of the Code and the related Treasury Regulations and other official guidance promulgated thereunder in all material respects. [References redacted for confidentality reasons]

(l)

Except as set forth in Section 40(l) of the Corporation Disclosure Letter or pursuant to the Retention Bonus Program, no Employee Plan, arrangement or agreement exists that could require, as a result of the transactions contemplated by this Agreement, alone or in combination with any other event, (i) the payment to any Person of any money, severance, change in control, transaction, retention or other benefit or property; (ii) accelerated or increased funding, timing of payment or vesting of benefits under any Employee Plan; (iii) the acceleration or provision of any other increased rights or benefits to any Person or (iv) alone, or in combination with any other event, payment of any “excess parachute payment” under Section 280G of the Code (without regard to section (b)(4) thereof) or could be subject to an excise tax under Section 4999 of the Code. Neither the Corporation nor any of its Subsidiaries or ERISA Affiliates has any indemnity or gross-up obligation on or after the Closing for any taxes imposed under Section 4999, Section 457A or Section 409A of the Code (or any similar provision of U.S. state, local, or non-U.S. Tax Law).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(m)

None of the Corporation nor any of its Subsidiaries maintains, sponsors, contributes to, has any obligation to contribute to, or has in the last six (6) years had any current or potential liability under or with respect to (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA) or any other plan that is or was subject to the funding requirements of Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, (ii) any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA), (iii) any multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA), or (iv) any multiple employer plan (as described in Section 413(c) of the Code). Neither the Corporation nor any Subsidiary has any liability (whether current or contingent) as a result of at any time being treated as a single employer under Section 414 of the Code with any other Person other than the Corporation or any Subsidiary.

(41)	Insurance.

(a)

Each of the Corporation and its Subsidiaries is insured by reputable third party insurers with reasonable and prudent policies appropriate for the size and nature of the business of the Corporation and its Subsidiaries and their respective assets, taken as a whole, consistent with industry practice.

(b)

Each material insurance policy held by the Corporation or any of its Subsidiaries is in full force and effect in accordance with its terms, and neither the Corporation nor any of its Subsidiaries is in default in any material respect under the terms of any such material policy. To the knowledge of the Corporation, there have not been any proposed or threatened termination of, or material premium increase with respect to, any such material policies. Neither the Corporation nor any of its Subsidiaries have received notice that any material claim pending under any insurance policy of the Corporation or its Subsidiaries has been denied, rejected, questioned or disputed by any insurer, or as to which any insurer has made any reservation of rights or refused to cover all or any material portion of such claims. To the knowledge of the Corporation, all material Proceedings covered by any insurance policy of the Corporation or any of its Subsidiaries have been properly reported to and accepted by the applicable insurer.

(42)	Tax Matters.

Except as disclosed in Section (42) of the Corporation Disclosure Letter,

(a)

Each of the Corporation and its Subsidiaries have correctly computed all Taxes owing by it, correctly prepared and duly and timely filed all material Tax Returns required to be filed by it, paid all material Taxes which were due and payable by it (other than those which are being contested in good faith through appropriate proceedings and in respect of which adequate reserves have been provided in the most recent Financial Statements) on or before the date hereof within the time required by applicable Laws and made adequate provision for any material Taxes in the Books and Records and in the Financial Statements. The Corporation and its Subsidiaries have made adequate and timely installments of Taxes required to be made.

(b)

There are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax Return or the payment of any Tax by the Corporation and its Subsidiaries.

(c)

There are no material proceedings, investigations or audits pending or, to the knowledge of the Corporation, threatened against the Corporation and its Subsidiaries in respect of any Taxes. There are no material matters under discussion, audit or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

appeal with any Governmental Entity relating to Taxes of the Corporation or any of its Subsidiaries.

(d)

Each of the Corporation and its Subsidiaries have withheld from each payment made to any of its past and present shareholders, directors, officers, Employees, suppliers and contractors and other payees any material amount of Taxes and other deductions required to be withheld and has paid such amounts when due, in the form required under applicable Laws, or made adequate provision for the payment of such amounts to the appropriate Governmental Entities.

(e)

Each of the Corporation and its Subsidiaries have collected from any of the past and present customers any material amount of Taxes required to be collected and has paid and remitted such Taxes when due, in the form required under applicable Laws or, if not yet due, has made adequate provision in the Books and Records for the remittance of such amounts to the appropriate Governmental Entities.

(f)

All material amounts of input tax credits, refunds, rebates and similar adjustments of Taxes claimed by the Corporation and its Subsidiaries have been validly claimed and correctly calculated as required by applicable Laws, and the Corporation and its Subsidiaries have retained all documentation prescribed by applicable law to support such claims.

(g)

The Corporation and its Subsidiaries have not, and have never been deemed to have acquired or had the use of property for proceeds greater than the fair market value thereof from, or disposed of property for proceeds less than the fair market value thereof to, or received or performed services for consideration other than consideration that is equal or approximately equal to the fair market value thereof from or to, or paid or received interest or any other amount other than at a fair market value rate to or from, any Person with whom it does not deal at Arm’s Length. For all transactions between the Corporation or its Subsidiaries, on the one hand, and any non-resident Person with whom the Corporation or any such Subsidiary was not dealing at Arm’s Length on the other hand, during a taxation year commencing after 1998 and ending on or before the Effective Date, the Corporation and its Subsidiaries have made or obtained records or documents that satisfy the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

(h)

At no time before the Effective Date has any “foreign affiliate” (as such term is defined in the Tax Act) of the Corporation earned any income that would constitute “foreign accrual property income” (as such term is defined in the Tax Act) of such foreign affiliate.

(i)

The Corporation has not made an “excessive eligible dividend election” as defined in subsection 89(1) of the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid on any class of shares of its capital.

(j)

The Corporation has not made a capital dividend election under subsection 83(2) of the Tax Act in an amount which exceeded the amount in the Corporation’s capital dividend account at the time the relevant dividend was paid or deemed to be paid.

(k)

None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provisions of any applicable provincial or territorial Tax Laws, have applied or will apply to the Corporation at any time up to and including the Effective Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(l)

Neither the Corporation nor any of its Subsidiaries has participated or engaged in any “reportable transaction” within the meaning of Section 237.3 of the Tax Act, “notifiable transaction” within the meaning of Section 237.4 of the Tax Act, or the similar provisions of any other applicable Laws (including a “reportable transaction” within the meaning of U.S. Treasury Regulation Section 1.6011-4(b)).

(m)

Neither the Corporation nor any of its Subsidiaries is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the U.S. Internal Revenue Code or is treated as a U.S. corporation under Section 7874(b) of the U.S. Internal Revenue Code.

(n)

Neither the Corporation nor any of its Subsidiaries is a party to any agreement, understanding or arrangement relating to the allocation or sharing of Taxes (excluding customary commercial agreements entered into in the ordinary course of business, the primary subject of which is not Taxes).

(o)

Neither the Corporation nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Date as a result of any (i) “closing agreement”, as described in Section 7121 of the U.S. Internal Revenue Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), entered into prior to the Closing; (ii) intercompany item under U.S. Treasury Regulation Section 1.1502-13 or an excess loss account under U.S. Treasury Regulation Section 1.1502-19; (iii) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Effective Date and made prior to the Closing or use of an improper method of accounting during any taxable period (or portion thereof) ending on or prior to the Closing; (iv) installment sale or open transaction disposition made prior to the Closing; or (v) prepaid amount or deferred revenue received outside the ordinary course of business prior to the Closing.

(p)

Within the past three (3) years, neither the Corporation nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the U.S. Internal Revenue Code.

(q)	The Corporation has not made an election to be treated as a “domestic corporation” pursuant to Section 897(i) of the U.S. Internal Revenue Code.

(r)

Notwithstanding anything to the contrary in this Agreement, (i) no representation or warranty is made in respect of any Taxes in respect of any period (or portion thereof) that commences on or after the date of this Agreement or the amount, availability or use of any Tax attributes (including, without limiting the generality of the foregoing, losses, resource and other pools, capital cost and undepreciated capital cost, paid-up capital, balances and investment tax and other credits); and (ii) the representations and warranties set forth in this paragraph (42) are the Corporation’s sole and exclusive representations and warranties regarding Tax matters.

(43)	Non-Arm’s Length Transactions.

Except as set forth in Section (43) of the Corporation Disclosure Letter and except for Contracts made solely among the Corporation and its Subsidiaries, there are no Material Contracts between the Corporation or its Subsidiaries and any Person with whom the Corporation or its Subsidiaries is not dealing, as of the date of this Agreement, at Arm’s Length.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(44)	Anti-Terrorism Laws.

Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any of their respective Representatives (i) is, or is controlled by or is acting on behalf of, any Person that is currently the subject of any sanctions administered or enforced by the United States (including any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce, and including, without limitation, the designation as a “specially designated national” or “blocked person”), Canada (including sanctions administered or enforced by Global Affairs Canada and the Royal Canadian Mounted Police or other relevant sanctions authority), the European Union, His Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”) or (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory, including, without limitation, Crimea, Cuba, Sudan, Syria, Iran, Russia and North Korea, and the Corporation and each of its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. Neither the Corporation nor any of its Subsidiaries has received any notice alleging that the Corporation, any of its Subsidiaries or any of their respective Representatives has violated any Sanctions, and, to the knowledge of the Corporation, no condition or circumstances exist (including any ongoing Proceedings) that would reasonably form the basis of any such allegations.

(45)	Corrupt Practices Legislation.

Neither the Corporation nor any of its Subsidiaries nor, to the knowledge of the Corporation, any director, officer, agent, Employee, affiliate or other Person acting on behalf of the Corporation or any of its Subsidiaries has taken any action, directly or indirectly, that could result in a sanction for violation by such Persons of the Special Economic Measures Act (Canada), the United Nations Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act, the Criminal Code (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), the Foreign Extraterritorial Measures Act (Canada), the Export and Import Permits Act (Canada), the Defence Production Act (Canada), the Justice for Victims of Corrupt Foreign Officials Act and the Customs Act (Canada), as well as any sanctions or export controls administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce, and Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, the USA PATRIOT Act of 2001, the Trading with the Enemy Act (12 U.S.C. §95), the International Emergency Economic Powers Act (50 U.S.C. §§1701-1707), and all other applicable U.S. economic sanctions, antiterrorism, customs and export and technology transfer control Laws, including any regulations or orders issued under the foregoing, and similar applicable economic sanctions, anti-terrorism, customs and export and technology transfer control Laws of other jurisdictions, each as may be amended, any similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Corporation has instituted and maintains policies and procedures designed to ensure compliance therewith.

(46)	CFIUS.

The Corporation and its Subsidiaries do not produce, design, test, manufacture, fabricate, or develop any “critical technologies”, as defined at 31 C.F.R. § 800.215.

(47)	Money Laundering.

The operations of the Corporation and each of its Subsidiaries are and have been conducted at all times in compliance with the anti-money laundering laws of all applicable jurisdictions, the rules and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity to which they are subject (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any Governmental Entity or arbitrator involving the Corporation or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the knowledge of the Corporation, threatened.

(48)	Data Protection Laws.

(a)	Each of the Corporation and its Subsidiaries has complied in all material respects with the requirements of all applicable Data Security and Privacy Requirements for the past three (3) years.

(b)

To the knowledge of the Corporation, neither the Corporation nor any of its Subsidiaries is the subject of a complaint, audit, review, investigation or inquiry or similar Proceeding by a Governmental Entity, or a complaint or inquiry by an individual, made under any Data Security and Privacy Requirement.

(c)

Neither the Corporation nor any of its Subsidiaries has been charged with or convicted of an offence for non-compliance with or breach of any Data Security and Privacy Requirements nor has the Corporation or any of its Subsidiaries been fined or otherwise sentenced for non-compliance with or breach of any Data Security and Privacy Requirements nor has the Corporation or any of its Subsidiaries settled any prosecution short of conviction for non-compliance with or breach of any Data Security and Privacy Requirements.

(d)

To the knowledge of the Corporation, there are no facts or circumstances that would be reasonably likely to give rise to breach or alleged breach of, or non-compliance with, any Data Security and Privacy Requirements.

(e)

The Corporation and its Subsidiaries have established and implemented policies, programs and procedures that are in compliance with applicable Data Security and Privacy Requirements, including administrative, technical and physical safeguards, to protect the confidentiality, integrity and security of Personal Information in their possession, custody or control against Data Breaches.

(f)	Except as described in Section (32)(b) and Section (48)(f) of the Corporation Disclosure Letter, neither the Corporation nor any of its Subsidiaries has experienced any Data Breach.

(g)	The Corporation and its Subsidiaries have valid transfer mechanisms for cross-border transfers of Personal Information where required by applicable Law.

(49)	Anti-Spam.

Each of the Corporation and its Subsidiaries: (i) is in compliance with applicable Anti-Spam Laws, (ii) has obtained valid express consent, that complies with the consent requirements under applicable Anti-Spam Laws, to install or cause to be installed any computer program on another person’s computer system (including cookies, pixels, and similar tools), (iii) has obtained express or implied consent that complies with the consent requirements under applicable Anti-Spam Laws, or is otherwise permitted under applicable Anti-Spam Laws, to send Commercial Electronic Messages to each Electronic Address in its marketing and advertising database to which Commercial Electronic Messages are sent, including customers, prior customers, prospective customers and other third party contacts, and (iv) has in place appropriate processes and practices to comply with Anti-Spam Laws.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(50)	Funds Available.

The Corporation has sufficient funds available to pay the Corporation Expense Fee.

(51)	Confidentiality Agreements.

All agreements entered into by the Corporation or any of its Subsidiaries with Persons other than the Parent regarding the confidentiality of information provided to such Person or reviewed by such Persons with respect to any transaction in the nature described in the definition of Acquisition Proposal contain customary provisions, including standstill provisions, which do not provide for any waiver or release thereof other than with the consent of the Corporation or its Subsidiaries and the Corporation or, if applicable, its Subsidiaries has not waived, released or amended the standstill or other provisions of any such agreements. The Corporation or any of its Subsidiaries have not negotiated or engaged in any discussions with respect to any such proposal with any Person who has not entered into such a confidentiality agreement.

(52)	Disclosure.

No forecast, budget or projection provided by or on behalf of the Corporation to the Purchaser contains any Misrepresentation and such forecasts, budgets and projections were prepared in good faith and at the time they were prepared contained reasonable estimates of the prospects of the business of the Corporation and its Subsidiaries.

(53)	Transaction Costs.

The Corporation has disclosed in writing the Corporation’s bona fide good faith estimate of the aggregate amount and each component of the Transaction Costs and provided that no significant events, challenges or revisions to the transactions contemplated by this Agreement occur, the aggregate Transaction Costs will not exceed the amount reflected therein.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE PURCHASER

(1)	Organization and Qualification.

Each of the Parent and the Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(2)	Corporate Authorization.

Each of the Parent and the Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other documents to be entered into by it hereunder. The execution, delivery and performance by each of the Parent and the Purchaser of its obligations under this Agreement and the consummation of the Arrangement and other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of the Parent and the Purchaser and no other corporate proceedings on the part of each of the Parent and the Purchaser are necessary to authorize this Agreement or the consummation of the Arrangement and other transactions contemplated hereby.

(3)	Execution and Binding Obligation.

This Agreement has been duly executed and delivered by each of the Parent and the Purchaser, and constitutes a legal, valid and binding agreement of each of the Parent and the Purchaser enforceable against it in accordance with its terms subject only to (a) any limitation on enforcement under Laws relating to bankruptcy, winding-up, insolvency, reorganization, arrangement or other Law affecting the enforcement of creditors’ rights generally, and (b) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(4)	Governmental Authorization.

The execution, delivery and performance by each of the Parent and the Purchaser of this Agreement and the consummation by each of the Parent and the Purchaser of the Arrangement and the transactions contemplated hereby do not require any Authorization or other action by or in respect of, or filing with or notification to, any Governmental Entity by the Parent or the Purchaser other than (a) the Regulatory Approvals, (b) the Interim Order and the Final Order, and (c) filings with the Registrar under the ABCA in respect of the Arrangement.

(5)	No Conflict / Non-Contravention.

The execution and delivery of this Agreement by each of the Parent and the Purchaser, and performance of its obligations hereunder and the consummation by each of the Parent and the Purchaser of the Arrangement, and the other transactions contemplated hereby, do not and will not:

(a)	contravene, conflict with, or result in any violation or breach of the Constating Documents of the Parent or the Purchaser, respectively; or

(b)

assuming satisfaction of, or compliance with, the matters referred to in Paragraph (4) above, and receipt of the Authorizations referred to therein, contravene, conflict with or result in a violation or breach of Law, except as would not, individually or in the aggregate, materially impede the ability of the Parent or the Purchaser, respectively, to consummate the Arrangement and the transactions contemplated hereby.

D-1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

(6)

Litigation. There are no material Proceedings in progress or pending or, to the knowledge of the Parent and the Purchaser, threatened, against the Parent or the Purchaser, nor are the Parent or the Purchaser subject to any outstanding Order that is reasonably likely to prevent or materially delay consummation of the Arrangement or the other transactions contemplated by this Agreement.

(7)

Security Ownership. Other than 508,710 Shares beneficially owned by the Parent as of the date hereof, none of the Parent, the Purchaser or their respective affiliates and associates beneficially owns or controls as of the date hereof any Shares or any securities that are convertible into or exchangeable or exercisable for Shares.

(8)

Sufficiency of Funds. The Purchaser will have at the Effective Time sufficient funds available to satisfy the aggregate Consideration payable by the Purchaser pursuant to the Arrangement in accordance with the terms of this Agreement and the Plan of Arrangement, to satisfy all other obligations payable by the Purchaser pursuant to this Agreement and the Plan of Arrangement and to pay all expenses payable by it pursuant to this Agreement and the Plan of Arrangement.

(9)

Brokers. Except for Persons, if any, whose fees and expenses will be paid by the Purchaser, no investment banker, broker, finder, financial advisor or other intermediary has been retained by or is authorized to act on behalf of the Purchaser or any of its affiliates is entitled to any fee, commission or other payment from the Purchaser or any of its affiliates in connection with this Agreement or any other transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or any of its affiliates (provided that, for purposes of this paragraph, the Purchaser’s affiliates shall not include the Corporation and its Subsidiaries).

D-2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [Redacted for confidentiality reasons], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SCHEDULE E

FORM OF SUPPORT AND VOTING AGREEMENT

See attached.

E-1

FORM OF VOTING AND SUPPORT AGREEMENT

______________, 2025

To the Undersigned Securityholder of Aptose Biosciences Inc.

Dear Sirs/Madams:

Re:	Voting and Support Agreement

In connection with an arrangement agreement between HS North America Ltd. (the “Purchaser”), Hanmi Pharmaceutical Co Ltd. and Aptose Biosciences Inc. (the “Corporation”) dated the date hereof (as it may be amended, modified or supplemented from time to time in accordance with its terms, the “Arrangement Agreement”), the Purchaser proposes to acquire all of the issued and outstanding common shares of the Corporation (the “Shares”) (including all of the Shares issued upon the exercise or surrender of the outstanding options to acquire Shares granted under the stock incentive plan and share option plan of the Corporation and upon the vesting of the outstanding restricted stock units under the stock incentive plan of the Corporation and upon the exercise of warrants (collectively, the “Rights”)) not already owned by the Purchaser and its affiliates pursuant to the terms and conditions set forth in the Arrangement Agreement (the “Transaction”). It is contemplated that the Transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) under Section 192 of the Canada Business Corporations Act.

All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Arrangement Agreement.

We understand that you (the “Selling Securityholder”) beneficially own or exercise control or direction over, directly or indirectly, the number of Shares and Rights set forth in Schedule A attached hereto.

This letter agreement sets forth the agreement between Purchaser and the Selling Securityholder that the Selling Securityholder agrees to vote the following Selling Securityholder’s Securities (as defined below) in favour of the Arrangement (and in favour of any actions required in furtherance of the actions contemplated thereby) at any meeting of the securityholders of the Corporation, however called, for the purpose of approving the Arrangement (the “Meeting”): (i) all of the Shares beneficially owned by the Selling Securityholder, or over which the Selling Securityholder exercises direction and control, directly or indirectly, in his or her personal capacity, which are set forth and described in Schedule A attached hereto and forming part hereof; (ii) all of the Shares issued upon the exercise or surrender of the Rights held by the Selling Securityholder, which are set forth and described in Schedule A attached hereto and forming part hereof; and (iii) any and all other Shares hereafter acquired or controlled by the Selling Securityholder in his or her personal capacity either directly or indirectly before the date of the Meeting; ((i), (ii) and (iii) are collectively referred to as the Selling Securityholder’s Securities), and to otherwise support the Arrangement, subject to the terms and conditions of this letter agreement.

The Selling Securityholder acknowledges and agrees that the Arrangement Agreement and the Arrangement may be amended or amended and restated and any such amendment or amendment and restatement shall not in any way affect the obligations of the Selling Securityholder hereunder unless the consideration to be paid to the Selling Securityholder pursuant to the Arrangement is less than the amount that is set forth in this letter agreement or the form of the consideration to be paid to the Selling Securityholder pursuant to the Arrangement as set forth in this letter agreement is changed in which case this letter agreement will terminate in accordance with Section 3.

1.	Covenants of the Selling Securityholder

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof until the termination of this letter agreement in accordance with Section 3, the Selling Securityholder hereby covenants and agrees as follows:

(a)

to vote or to cause to be voted all of the Selling Securityholder’s Securities: (i) in favour of the Transaction and the Arrangement, including each of the Arrangement Resolution and Continuance Resolution, and any other matter that could reasonably be expected to facilitate the Transaction and any proposal to adjourn or postpone the Meeting if such adjournment or postponement is proposed pursuant to and in compliance with the provisions of the Arrangement Agreement; and (ii) against any Acquisition Proposal and any other matter which could reasonably be expected to impede, frustrate, interfere with, postpone, prevent, adversely affect or delay the completion of the Transaction or the other transactions contemplated by the Arrangement Agreement;

(b)	except to the extent permitted hereunder, not take any action of any kind which would cause any of its representations or warranties in this letter agreement to become untrue;

(c)

promptly notify Purchaser upon any of the Selling Securityholder’s representations or warranties in this letter agreement becoming untrue or incorrect in any material respect during the period commencing on the date hereof and expiring at the earlier of the Effective Time and the termination of this letter agreement, and for the purpose of this provision, each representation and warranty shall be deemed to be given at and as of all times during such period (irrespective of any language which suggests that it is only being given as at the date hereof);

(d)

no later than ten (10) Business Days prior to the date of the Meeting, deliver or cause to be delivered to, or deposit or cause to be deposited with, the Corporation or the proximate intermediary, as applicable, in each case, with a copy to the Purchaser concurrently, a duly executed proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, directing the Selling Securityholder’s Securities to be voted in favour of the Transaction, including both the Arrangement Resolution and Continuance Resolution, and any other matter that could reasonably be expected to facilitate the Transaction, and (if applicable) name, in such proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, those individuals as may be designated by the Corporation in the Circular for such purpose;

(e)

not take, or permit any Person to take, any action to withdraw, revoke, amend or invalidate any proxy (or proxies) or voting instruction form (or voting instruction forms), as applicable, delivered to or deposited with the Corporation or the proximate intermediary, as applicable, pursuant to paragraph (d) above, notwithstanding any statutory or other rights or otherwise;

(f)

not to grant or agree to grant any proxy or other right to vote any of the Selling Securityholder’s Securities (other than as permitted under subsections 1(d) hereof), or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to any of the Selling Securityholder’s Securities;

(g)

except as contemplated by the Arrangement Agreement or upon the settlement of awards or other equity incentive securities of the Corporation, not to, directly or indirectly, (i) option, offer, sell, assign, transfer, distribute, exchange, gift, dispose of, pledge, encumber, grant a security interest in, hypothecate, appoint, encumber or otherwise convey or dispose of (“Transfer”) any Selling Securityholder’s Securities prior to the Meeting to any person other than to: (A) the Purchaser or any of its subsidiaries (as such term is defined in the Securities Act (Ontario)); (B) an affiliate or associate (as such terms are defined in the Securities Act (Ontario)) of such Selling Securityholder provided that such affiliate or associate first agrees with the Purchaser to be bound by the terms hereof; (C) a self-directed registered retirement savings account in which the Selling Securityholder is the beneficiary; or (D) any person with the prior written consent of the Purchaser, acting in its sole discretion; (ii) enter into any forward sale, repurchase agreement or other monetization transaction with respect to any of the Selling Securityholder’s Securities, or any right or interest therein (legal or equitable), to any Person or group of Persons; (iii) enter into any contract, option or other arrangement or undertaking with respect to the Transfer of any Selling Securityholder’s Securities; or (iv) agree to do any of the foregoing or take any action that would reasonably be expected to restrict or otherwise adversely affect the undersigned’s legal power, authority and right to comply with and perform its covenants and obligations under this letter agreement;

(h)

not to, directly or indirectly, through any representative or other third party, (i) solicit, assist, initiate, encourage or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, assets, facilities, books or records of the Corporation or any of its Subsidiaries) any inquiry, proposal or offer from any Person that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal; (ii) enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Parent, the Purchaser and their affiliates) regarding any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal; (iii) support, endorse or accept, or publicly propose to support, endorse or accept any Acquisition Proposal; (iv) provide any confidential information relating to the Corporation to any Person or group of Persons in connection with any actual or potential Acquisition Proposal; (v) solicit proxies or become a participant in a solicitation of proxies in opposition to or in competition with the Transaction; (vi) requisition or join in any requisition of any meeting of shareholders or other securityholders; or (vii) otherwise co-operate in any way with any effort or attempt by any other Person or group of Persons to do or seek to do any of the foregoing[, in each case, except as expressly provided in Article 5 of the Arrangement Agreement or in Section 5.1 of the Corporation Disclosure Letter][1]; and

(i)

not exercise any rights of dissent provided under any applicable Law or otherwise, including any Dissent Rights, in connection with the Arrangement Resolution or the Continuance Resolution in respect of the Transaction or any other corporate transaction considered at the Meeting and not to exercise any other securityholder rights or remedies available at common law or pursuant to the Canada Business Corporations Act or applicable securities legislation against the Corporation, the Purchaser or any of their affiliates that may reasonably be expected to adversely affect, delay, hinder, upset or challenge the successful completion of the Arrangement or the purchase of any Shares under the Arrangement.

2.	Representations and Warranties of the Selling Securityholder

The Selling Securityholder represents and warrants to the Purchaser that:

(a)

the Selling Securityholder is duly authorized and has the authority to execute and deliver this letter agreement and carry out the transactions contemplated hereby and this letter agreement is a valid and binding agreement enforceable against the Selling Securityholder in accordance with its terms; and neither the execution of this letter agreement by the Selling Securityholder nor the completion by the Selling Securityholder of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which the Selling Securityholder will be a party or by which it will be bound at the time of such completion;

(b)

(i) the Selling Securityholder is the beneficial owner of or exercises control and direction over the number of Shares and Rights set forth in Schedule A attached hereto; and (ii) the foregoing Shares and Rights are the only securities in the capital of the Corporation

1 NTD: Bracketed exception to be included only in W. Rice’s and F. Payne’s forms.

beneficially owned by the Selling Securityholder or over which he, she or it exercises control or direction;

(c)

the Shares and Rights beneficially owned by the Selling Securityholder or over which the Selling Securityholder exercises control and direction at the date hereof are held by the Selling Securityholder with valid and marketable title thereto, and the transfer to Purchaser or a subsidiary thereof of such Shares and the Shares issuable upon the exercise or surrender of such Rights will pass good and marketable title to such shares, free and clear of all claims, liens, charges, encumbrances and security interests;

(d)

the Shares (including the Shares issuable upon the exercise or surrender of Rights) and the Rights owned or controlled by the Selling Securityholder are not subject to any shareholders’ agreements, voting trust or similar agreements or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting such Shares or Rights or any interest therein or right thereto, including, without limitation, the voting of any such shares, other than pursuant to this letter agreement;

(e)

other than pursuant to this letter agreement, the Selling Securityholder has not previously granted or agreed to grant any proxy or any other right to vote any of the Selling Securityholder’s Securities in respect of any meeting of securityholders of the Corporation that is currently in force, and has not entered into a voting trust, vote pooling or other agreement with respect to his, her or its right to vote, call meetings of securityholders of the Corporation or give consents or approvals of any kind as to the Selling Securityholder’s Securities;

(f)

there are no legal proceedings currently in progress or pending before any governmental entity or, to the Selling Securityholder’s knowledge, threatened against the Selling Securityholder or any of such Selling Securityholder’s affiliates that would adversely affect in any manner the ability of the Selling Securityholder to enter into this letter agreement and to perform its obligations hereunder or the title of the Selling Securityholder to any of the Selling Securityholder’s Securities, and there is no current and enforceable judgment, decree or order against the Selling Securityholder that would adversely affect in any manner the ability of the Selling Securityholder to enter into this letter agreement and to perform its obligations hereunder or the title of the Selling Securityholder to any of the Selling Securityholder’s Securities;

(g)

no authorization, consent or approval from, or filing, registration, declaration or qualification with, or before, or giving notice to, any person is required to be obtained, given or made for the execution and delivery by the Selling Securityholder of this letter agreement, the performance of the terms hereof by the Selling Securityholder or the consummation of the transactions contemplated hereby by the Selling Securityholder, except for those which have been (or will be with respect to consummation) duly and unconditionally obtained and are (or will be with respect to consummation) in full force and effect; and

(h)

the Selling Securityholder has been afforded the opportunity to obtain independent legal advice and confirms by the execution of this letter agreement that the Selling Securityholder has either done so or waived its right to do so in connection with the entering into of this letter agreement, and that any failure on the Selling Securityholder’s part to seek independent legal advice shall not affect (and the Selling Securityholder shall not assert that it affects) the validity, enforceability or effect of this letter agreement or the Arrangement Agreement.

3.	Termination

It is understood and agreed that this letter agreement shall automatically terminate and be of no further force and effect upon the earliest of (a) the Effective Time, (b) the date on which this letter agreement is terminated by the mutual written agreement of the parties hereto; (c) the termination of the Arrangement Agreement in accordance with its terms, (d) the Purchaser publicly announcing by way of news release that it will not be proceeding with the Arrangement, [(e) the date on which the Board makes a Change in Recommendation in accordance with Article 5 of the Arrangement Agreement]2, and (f) the Arrangement Agreement is amended in any manner that would result in a decrease in the amount, or change in the form, of Consideration payable pursuant to the Arrangement.

In the event of the termination of this letter agreement, this letter agreement shall forthwith be of no further force and effect, except for Sections 4, 5, 6, 9, 11 and 15 and this Section 3 which provisions shall survive the termination of this letter agreement and there shall be no liability on the part of either the Selling Securityholder or Purchaser or any of its affiliates or associates, except to the extent that either such party is in default of its obligations herein contained.

4.	Applicable Law

This letter agreement will be governed by and interpreted and enforced in accordance with the Laws of the Province of Ontario and the federal laws of Canada applicable therein.

5.	Attornment

Each party irrevocably attorns and submits to the non-exclusive jurisdiction of the Ontario courts situated in the City of Toronto and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

6.	Public Disclosure

Prior to the first public disclosure of the existence and terms and conditions of this letter agreement by the Purchaser or the Corporation or an affiliate thereof, neither of the Parties shall disclose the existence of this letter agreement or any details hereof or the possibility of the Arrangement being effected to any person other than (i) the Selling Securityholder’s advisors (provided that such advisors shall be required to comply with the foregoing disclosure obligations and the Selling Securityholder agrees to be responsible for any breach of such disclosure obligations by any of its advisors); and (ii) the Corporation and its directors, officers and advisors, without the prior written consent of the other party, except to the extent required by applicable law, stock exchange rules or policies of regulating authorities having jurisdiction. Any disclosure made by any party after the first public disclosure of the existence and terms and conditions of this letter agreement by the Purchaser or the Corporation or an affiliate thereof shall be permitted only to the extent that any such information disclosed has already been publicly disclosed. Notwithstanding anything contained herein or elsewhere, the existence and terms and conditions of this letter agreement may be disclosed by the Corporation and the Purchaser in any press release issued in connection with the execution of the Arrangement Agreement or to the extent required by applicable law.

7.	No Limit On Fiduciary Duty

[Notwithstanding any provision of this letter agreement to the contrary, the Purchaser hereby acknowledges and agrees that the undersigned is executing this letter agreement and is bound hereunder solely in his or her capacity as a holder of securities of the Corporation. Without limiting the provisions of the Arrangement Agreement, nothing contained in this letter agreement shall (a) limit or affect in any way any actions or omissions the undersigned may take in his or her capacity as a director or officer of the Corporation, including in exercising rights under the Arrangement Agreement, or (b) be construed to prohibit, limit or restrict in any way the undersigned from exercising of his or her fiduciary duties as a director or officer of

2 NTD: To be included only in directors’ form.

the Corporation. The undersigned acknowledges that Article 5 of the Arrangement Agreement imposes certain restrictions on the actions of the Corporation and its officers and directors.]3

8.	Amendment

This letter agreement may only be amended, supplemented or otherwise modified by written agreement signed by the parties hereto.

9.	Assignment

Except as expressly set forth herein, no party to this letter agreement may assign any of its rights or obligations under this letter agreement without the prior written consent of the other party except that the Purchaser may assign its rights and obligations under this letter agreement to any of its affiliates, to the extent permitted by the Arrangement Agreement, provided such affiliate executes and delivers a counterpart to this letter agreement pursuant to which it agrees to be bound by the terms of this letter agreement as if it were the company being acquired pursuant to the Arrangement, but no such assignment shall relieve the Purchaser of its obligations hereunder.

10.	Further Assurances

The Selling Securityholder shall from time to time and at all times hereafter at the request of the Purchaser but without further consideration, do and perform all such further acts, matters and things and execute and deliver all such further documents, deeds, assignments, agreements, notices and writings and give such further assurances as shall be reasonably required for the purpose of giving effect to this letter agreement.

11.	Enurement

This letter agreement will be binding upon and enures to the benefit of the Purchaser, the Selling Securityholder and their respective executors, administrators, successors and permitted assigns.

12.	Severability

If any provision of this letter agreement is determined to be void or unenforceable, in whole or in part, it shall be severable from all other provisions hereof and shall be deemed not to affect or impair the validity of any other provision hereof and each such provision is deemed to be separate and distinct.

13.	Entire Agreement

This letter agreement supersedes all prior agreements between the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This letter agreement may not be modified or waived, except expressly by an instrument in writing signed by all the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver be deemed a continuing waiver of any matter by such party.

14.	Counterparts

This letter agreement may be signed in counterparts which together shall be deemed to constitute one valid and binding agreement and delivery of such counterparts may be effected by means of facsimile or e-mail or electronic transmission.

15.	Expenses

[3]	NTD: To be included only in the D&O form.

Each Party hereto shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and execution of this letter agreement.

16.	Language

The parties expressly acknowledge that they have requested that this letter agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente lettre entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

[Remainder of page left intentionally blank. Signature page follows.]

Yours very truly,

HS North America Ltd.

by
Name

Title

Voting and Support Agreement - Signature Page

ACCEPTANCE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Selling Securityholder hereby irrevocably accepts the foregoing as of the    day of ____________, 2025.

SELLING SECURITYHOLDER SIGNATURE

Name of Selling Securityholder (please print)

ADDRESS OF SELLING SECURITYHOLDER:

Facsimile Number:
E-mail:

SCHEDULE A

Class of Securities	Type and Number
Shares

Options

RSUs

Warrants